Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

LKCM TE INVESTORS, LLC,

TESTEQUITY ACQUISITION, LLC,

LAWSON PRODUCTS, INC.

and

TIDE SUB, LLC

Dated as of December 29, 2021

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-ii-

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EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit A	Company Release
Exhibit B	Company Equityholder Release
Exhibit C	Registration Rights Agreement

COMPANY DISCLOSURE SCHEDULE

PARENT DISCLOSURE SCHEDULE

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is made as of December 29, 2021 by and among LKCM TE Investors, LLC, a Delaware limited liability company (the “Company Equityholder”), TestEquity Acquisition, LLC, a Delaware limited liability company and an indirect wholly owned Subsidiary of the Company Equityholder (“Company”), Lawson Products, Inc., a Delaware corporation (“Parent”), and Tide Sub, LLC, a Delaware limited liability company (“Merger Sub”). The Company Equityholder, Company, Parent and Merger Sub are referred to collectively herein as the “Parties” and each individually as a “Party.” Certain capitalized terms used herein are defined in ARTICLE I.

RECITALS

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Parties desire to effect a merger whereby Merger Sub shall be merged with and into Company (the “Merger”), with Company continuing as the surviving company and a wholly-owned Subsidiary of Parent (the “Surviving Company”);

WHEREAS, concurrently with the Parties’ entry into this Agreement, 301 HW Opus Investors, LLC, a Delaware limited liability company (the “Gexpro Stockholder”), 301 HW Opus Holdings, Inc., a Delaware corporation (“Gexpro”), Parent, and Gulf Sub, Inc., a Delaware corporation (“Gexpro Merger Sub”), have entered into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Gexpro Agreement”), pursuant to which Gexpro Merger Sub shall be merged with and into Gexpro (the “Gexpro Merger” and, together with the Merger, the “Mergers”), with Gexpro continuing as the surviving corporation and a wholly-owned Subsidiary of Parent;

WHEREAS, TestEquity Acquisition Holdings, Inc., the sole equityholder and managing member of Company and a direct Subsidiary of the Company Equityholder (“TestEquity Holdings”), has approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement;

WHEREAS, the board of directors of Parent (the “Parent Board”) formed a special committee of independent directors who are independent of the Excluded Company Parties (the “Special Committee”) to evaluate and negotiate the Transactions on behalf of Parent;

WHEREAS, the Special Committee has unanimously (a) determined that the terms of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) are fair to and in the best interests of Parent and its stockholders (other than the Excluded Company Parties), (b) approved the execution, delivery and performance of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) and (c) recommended that the Parent Board approve, and recommend that Parent’s stockholders approve, the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances);

WHEREAS, the Parent Board (acting on the recommendation of the Special Committee) has, by unanimous vote of the Transaction Directors, (a) determined that the terms of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) are fair to and in the best interests of Parent and its stockholders (other than the Excluded Company

Parties), (b) approved the execution, delivery and performance of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances), (c) directed that the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) be submitted to Parent’s stockholders for approval at a duly held meeting of such stockholders for such purpose and (d) resolved to recommend that Parent’s stockholders approve the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) at such meeting;

WHEREAS, Parent, the sole equityholder of Merger Sub, and the board of managers of Merger Sub have approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement;

WHEREAS, as a condition to, and as an inducement and in consideration for, Parent and Merger Sub entering into this Agreement and incurring the obligations set forth herein, concurrently with the execution and delivery of this Agreement, certain Affiliates of Company Equityholder have agreed, subject to certain terms and conditions, to vote all of such Affiliates’ shares of Parent Common Shares in favor of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances); and

WHEREAS, for U.S. federal income tax purposes, the Parties intend that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and this Agreement shall constitute and be adopted as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and that the Parties will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS; INTERPRETATION

1.1    Definitions. The following terms shall have the following meanings for the purposes of this Agreement:

“2022 Average Parent Stock Price” means the volume weighted average price of the Parent Common Shares stock price measured over the 30-day calendar period immediately prior to and including December 31, 2022, as reported on Page VWAP of the Bloomberg Financial Markets Information Service.

“Accretion” means (a) 13.17 minus the Acquisition Multiple, multiplied by (b) the Approved EBITDA.

“Accretion Dispute Notice” is defined in Section 2.8(d)(ii).

“Accretion Statement” is defined in Section 2.8(d)(ii).

“Acquired Business” means the Person or business Company directly or indirectly acquires in the Acquisition, whether by stock purchase, asset purchase, merger or otherwise, that is consummated during the period beginning after the date hereof and ending ninety (90) days after the Closing Date, as described on Section 2.8(d) of the Company Disclosure Schedule.

“Acquired Business EBITDA” means, for the twelve (12) month period ending on the last day of the most recent month prior to the date the acquisition of the Acquired Business is consummated, the EBITDA of the Acquired Business during such period.

“Acquisition” is defined in Section 2.8(d).

“Acquisition Multiple” means the aggregate purchase price paid or potentially payable (which shall include, in the case of any contingent consideration potentially payable in connection with the Acquisition, the maximum amount of such contingent consideration that is potentially payable) with respect to the Acquisition that is consummated during the period beginning after the date hereof and ending ninety (90) days after the Closing Date as contemplated by the definitive agreement relating to the Acquisition (including all cash and other consideration paid or delivered at closing, all deferred consideration paid or potentially payable, all post-closing earn-out consideration paid or potentially payable, all consideration placed into escrow or similar arrangements, and all assumed indebtedness for borrowed money and transaction expenses) divided by the Approved EBITDA.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, audit, proceeding or litigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at Law or in equity, by or before any court or other Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person, through one or more intermediaries or otherwise; provided, however, that such Person shall be deemed an Affiliate for only so long as such control exists; provided, further, that (a) Parent and its Subsidiaries shall not be considered Affiliates of the Company Equityholder, Company and their respective Affiliates (other than Parent and its Subsidiaries) and (b) the Company Equityholder, Company and their respective Affiliates (other than Parent and its Subsidiaries) shall not be considered Affiliates of Parent and its Subsidiaries. For purposes of this definition, the term “control” (including the terms “controlling”, “under common control with” and “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Merger Consideration” means the Merger Consideration, plus the “Merger Consideration” as defined in the Gexpro Agreement.

“Agreement” means this Agreement, including the Disclosure Schedules and all other exhibits and schedules hereto, as it and they may be amended, restated or otherwise modified from time to time.

“Amended Stock Performance Plan” means the Lawson Products, Inc. Amended Stock Performance Plan, as amended or amended and restated from time to time.

“Ancillary Financing Document” means each of the following: (a) customary perfection certificates, Governing Documents and good standing certificates, in each case to the extent required to be delivered to a Debt Financing Source to satisfy a financing condition and (b) all documentation and other information required to be delivered to the Debt Financing Sources in relation to the Companies and the Subsidiaries by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations.

“Anti-Corruption Laws” means all Laws relating to corruption or bribery, including the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010, and any other similar Law relating to the prohibition or prevention of corruption or bribery.

“Anti-Money Laundering Laws” means all Laws relating to terrorism financing or money laundering, including the Bank Secrecy Act, 31 U.S.C. Sections 5311 et seq., as amended by the USA PATRIOT Act.

“Antitrust Law” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Approval Proposal” is defined in Section 7.3.

“Approved EBITDA” means the Acquired Business EBITDA as of the date on which the Acquisition is consummated, as such Approved EBITDA shall be agreed to by the Parties or as finally determined pursuant to Section 2.8(d)(vi).

“Associated Person” means, with respect to a Party, any of such Party’s former, current and future equityholders, controlling Persons, Representatives, managers, general or limited partners or assignees (or any former, current or future equity holder, controlling Person, Representative, manager, general or limited partner or assignee of any of the foregoing).

“Audited Financial Statements” is defined in Section 3.5(a).

“Benefit Plan” is defined in Section 3.15(a).

“Burdensome Condition” means any undertakings, terms, conditions, liabilities, obligations, commitments or sanctions that would have or would reasonably be expected to have, in the aggregate, a material adverse effect on the businesses, financial condition or results of operations of the Company Group, taken as a whole, or the Parent Group, taken as a whole.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of Texas or the State of Illinois are authorized or required by Law or other action of a Governmental Authority to close.

“Certificate of Merger” is defined in Section 2.3.

“Closing” means the closing of the transactions contemplated by this Agreement.

“Closing Date” is defined in Section 2.2.

“Code” means the Internal Revenue Code of 1986.

“Company” is defined in the Preamble.

“Company Disclosure Schedule” means the disclosure schedule delivered by Company and the Company Equityholder to Parent and Merger Sub on the date of this Agreement.

“Company EBITDA” means, with respect to the relevant period, EBITDA of the Company, less any Approved EBITDA (but not subtracting, for the avoidance of doubt, any EBITDA from acquisitions approved by the Special Committee or Parent Board that is not the Acquisition).

“Company EBITDA Delta” means an amount equal to the increase, if any, in Company EBITDA for its 2022 fiscal year (calendar year 2022) over Company EBITDA for its 2021 fiscal year (calendar year 2021).

“Company Equityholder” is defined in the Preamble.

“Company Equityholder Release” means the release, to be dated as of the Closing Date, delivered by the Company Equityholder, in the form of Exhibit B attached hereto.

“Company Financial Statements” is defined in Section 3.5(a).

“Company Group” means Company and its Subsidiaries.

“Company Group Member” is defined in Section 11.16.

“Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned by any of the Company Group.

“Company Latest Balance Sheet” means the most recent balance sheet included in the Company Financial Statements.

“Company Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Company Group, taken as a whole; provided, however, that no Event to the extent arising out of or resulting from any of the following shall, either alone or in combination, constitute or be taken into account in determining whether a Company Material Adverse Effect has occurred: (a) general economic, business, political, industry, trade or credit, financial or capital market conditions (whether in the United States or internationally), including any conditions affecting generally the industries or markets in which the Company Group operates; (b) earthquakes, tornados, hurricanes, floods, acts of God and other force majeure events; (c) any Public Health Event; (d) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (e) any changes or prospective changes in Law, regulations or accounting rules, including the interpretations thereof, or any changes after the date hereof in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, trade or political conditions; (f) the taking of any action required or permitted by any of the Transaction Agreements; (g) the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the Transactions, including (in the case of each of the following clauses (i) through (v), to the extent arising out of or resulting from the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the Transactions) (i) any suit, action or proceeding in connection with the Transactions, (ii) any actions of competitors, (iii) any actions taken by or losses of employees, customers, suppliers or other counterparties of the Company Group, including as a result of the identity of Parent or any communication regarding plans or intentions with respect to the business conducted by the Company Group, (iv) any delays or cancellations of orders for products or services or (v) any actions taken in connection with obtaining regulatory consents; (h) the breach of this Agreement, any Related Agreement, the Gexpro Agreement or the Gexpro Related Agreements by Parent or any of its Affiliates party thereto; (i) the taking of any action at the written request of, or with the written approval from, Parent; (j) the actions or omissions of Parent; (k) the failure by the Company Group to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement (it being understood that the Events underlying the failure described in this clause (k) may be taken into account in determining whether there has been a Company Material Adverse Effect, solely to the extent not otherwise excluded by the definition of “Company Material Adverse Effect”); and (l) the failure of the Acquisition to be consummated at or prior to any time; provided, further, that, in the case of the foregoing clauses (a), (b), (c), (d) or (e), if such matter has a disproportionate impact on the Company Group, taken as a whole, relative to similarly situated companies in the industries in which the Company Group conducts its operations and business, then only the incremental additional disproportionate impact (as compared to such similarly situated companies) shall be taken into account in determining whether there has been a Company Material Adverse Effect.

“Company Material Contract” is defined in Section 3.13(a).

“Company Membership Interests” means the membership interests of Company.

“Company Release” means the release, to be dated as of the Closing Date, delivered by Company, in the form of Exhibit A attached hereto.

“Company Significant Customer” is defined in Section 3.21(a).

“Company Significant Supplier” is defined in Section 3.21(b).

“Company Tax Certificate” is defined in Section 7.10(c).

“Competing Transaction” is defined in Section 6.5.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of May 17, 2021, by and between TestEquity Holdings and Parent relating to the Transactions.

“Contract” means any contract, lease, sublease, license, purchase order, service order, sales order, indenture, note, bond, mortgage or other agreement, instrument, arrangement, program or commitment that is legally binding, in each case whether written or oral, and including all amendments, modifications and options thereunder or relating thereto.

“Covered Affiliate” means Company’s current or former Subsidiaries or Affiliates or any of their respective predecessors.

“D&O Costs” is defined in Section 7.7(c).

“D&O Expenses” is defined in Section 7.7(c).

“D&O Indemnifiable Claim” is defined in Section 7.7(c).

“D&O Indemnifying Party” is defined in Section 7.7(c).

“D&O Indemnitee” means the individuals who, on or prior to the Closing Date, were officers, managers, directors, or employees or agents of Company or its Subsidiaries or served on behalf of Company or its Subsidiaries as an officer, manager, director or employee or agent of any Covered Affiliate and the heirs and executors of such officers, managers, directors or employees or agents.

“Data Protection Laws” means all applicable Laws relating to privacy, data protection, and data security, including with respect to the collection, storage, transmission, transfer, processing, security, safeguarding, loss, disclosure and use of Personal Information (including Personal Information of employees, contractors, customers, and prospective customers).

“Data Room” means the online data room maintained by the Company Equityholder or its Affiliates through SS&C Intralinks Inc. for purposes of the Transactions, including any separate data room or folders marked “clean room.”

“Debt Financing” means the debt financing incurred or intended to be incurred in connection with the Transactions.

“Debt Financing Condition” means any condition precedent to the Debt Financing.

“Debt Financing Document” means any credit agreement, mezzanine note purchase agreement or any related security or other agreement pursuant to which the Debt Financing will be governed.

“Debt Financing Source” means any Person that has committed to provide or arrange and has entered into agreements in connection with the Debt Financing in connection with the transactions contemplated hereby and by the Related Agreements, together with their Affiliates, officers, directors, employees and representatives involved in the Debt Financing and their successors and assigns.

“DGCL” means the Delaware General Corporation Law.

“Disclosure Schedules” means the Company Disclosure Schedule and the Parent Disclosure Schedule.

“Dispute Notice(s)” is defined in Section 2.8(d)(vi).

“DLLCA” means the Delaware Limited Liability Company Act.

“DOJ” is defined in Section 6.7(b).

“Dollars” or “$” means the lawful currency of the United States.

“Earnout Formula” means an amount of Parent Common Shares calculated by multiplying the Trading EBITDA Multiple by the Company EBITDA Delta, less the amount of the purchase price for any acquisition whose EBITDA is included in Company EBITDA, divided by the 2022 Average Parent Stock Price; provided that the Earnout Formula shall not be a number of Parent Common Shares in excess of the total remaining Holdback Shares.

“Earnout Period” means the period commencing on the Closing Date and ending five (5) Business Days after the date on which the amount of the Earnout Shares is finally determined (whether pursuant to Section 2.8(d)(iii) or Section 2.8(d)(vi)).

“Earnout Shares” is defined in Section 2.8(d)(iii).

“Earnout Statement” is defined in Section 2.8(d)(iii).

“EBITDA” means with respect to the relevant period and without duplication, the net income from operations of the applicable business during such period, before the subtraction of any interest expense, taxes based on income and profits, depreciation or amortization, and (i) adding the amount of one-time non-recurring expenses, cost and expense savings and other documented synergies, and one-time operating costs associated with investments approved by the Special Committee or the Parent Board, and (ii) adjusting for the pro-forma effect of acquisitions, in all cases (i) and (ii), as such adjustments are applied with consistent methodologies and treatment between periods.

“Effective Time” is defined in Section 2.3.

“Employee” is defined in Section 7.5(b).

“End Date” is defined in Section 9.1(b).

“Enforceability Exceptions” means principles of equity and bankruptcy, insolvency, reorganization, moratorium, receivership and similar Laws affecting the enforcement of creditors’ rights generally.

“Environmental Law” means any applicable Law pertaining to the environment, protection of natural resources, pollution, or the environmental aspects of the treatment, storage, recycling, transportation, disposal, arrangement for treatment, storage, recycling, transportation, or disposal, handling or Release of or exposure to any Hazardous Substances (and including worker health or safety Laws as they relate to occupational exposure to Hazardous Substances).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any Person that for purposes of Title I or Title IV of ERISA or Section 412 of the Code would be deemed at any relevant time to be a single employer or otherwise aggregated with the Company under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

“Event” means any event, change, development, effect, condition, circumstance, occurrence or state of facts, or any combination of the foregoing.

“Excluded Company Parties” means LKCM Headwater Investments II, L.P., LKCM Headwater II Sidecar Partnership, L.P., Headwater Lawson Investors, LLC, LKCM Investment Partnership, L.P., LKCM Private Discipline Master Fund, SPC, PDLP Lawson, LLC, LKCM Micro-Cap Partnership, L.P. , LKCM Core Discipline, L.P., Luther King Capital Management Corporation, J. Luther King, Jr., J. Bryan King and the Persons in which any of the foregoing Persons have a pecuniary interest or in the name of which the Parent Common Shares of any of the foregoing Persons are registered or beneficially held, whether directly or indirectly.

“Export Control Laws” means all applicable Laws relating to the export or transfer of items, technology or data imposed, administered or enforced from time to time by Governmental Authorities, including the Export Administration Regulations, 15 C.F.R. §§ 730-774 and ITAR, 22 C.F.R. Parts 120-130.

“Foreign Plan” is defined in Section 3.15(j).

“FTC” is defined in Section 6.7(b).

“GAAP” means United States generally accepted accounting principles as in effect; provided that with respect to financial information within the Company Financial Statements or Parent Financial Statements, “GAAP” shall mean United States generally accepted accounting principles as in effect as of the date of such Company Financial Statements or Parent Financial Statements, as applicable.

“Gexpro” is defined in the Recitals.

“Gexpro Agreement” is defined in the Recitals.

“Gexpro Group” means Gexpro and its Subsidiaries.

“Gexpro Merger Sub” is defined in the Recitals.

“Gexpro Related Agreements” means the Registration Rights Agreement, the “Company Release” (as defined in the Gexpro Agreement) and the “Company Stockholder Release” (as defined in the Gexpro Agreement).

“Gexpro Stockholder” is defined in the Recitals.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a corporation are its certificate of incorporation and bylaws, the

“Governing Documents” of a limited partnership are its limited partnership agreement and certificate of limited partnership and the “Governing Documents” of a limited liability company are its operating agreement and certificate of formation.

“Governmental Authority” means any U.S., state, local or foreign governmental, regulatory or administrative body, agency or authority, any court or judicial authority or arbitration tribunal, whether national, Federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable Law.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination, decision, ruling or award, in each case, entered by, with or under the supervision of any Governmental Authority.

“Hazardous Substance” means any material, substance or waste that is defined, listed or regulated as “hazardous” or “toxic” (or words of similar meaning or intent) under any applicable Environmental Law, including petroleum or petroleum fractions or by-products, asbestos, polychlorinated biphenyls, per- and polyfluoroalkyl substances (PFAS), or flammable, explosive or radioactive materials.

“Holdback Release Formula” means such amount of Parent Common Shares calculated by dividing (a) the amount of Accretion (as finally determined pursuant to Section 2.8(d)) by (b) $48.0476; provided that the Holdback Release Formula shall not be a number of Parent Common Shares in excess of the total Holdback Shares.

“Holdback Shares” is defined in Section 2.8(d).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations promulgated thereunder.

“Incidental License” means any (a) license, software-as-a-service agreement or other Contract for “shrink-wrap,” “click-through” or other “off-the-shelf” Software owned by a third party that is generally available on standard commercial terms, where the amount paid or to be paid by or to the Company Group or the Parent Group, as the case may be, is less than $50,000 in the aggregate pursuant to any such license; (b) license for Open Source Software owned by a third party; (c) confidentiality, secrecy or non-disclosure agreement entered into in the ordinary course of business; (d) Contract for the purchase or lease of computer hardware or equipment such as photocopiers or telephones where Software is pre-installed or embedded on such hardware or equipment; (e) trademark license granted by a supplier of products or services to a distributor or other customer thereof solely to enable the distributor or other customer to identify the supplier’s products or services; or (f) license granted by a Person to a contractor to such Person solely to enable the contractor to provide services to such Person.

“Indebtedness” means, as of any particular time with respect to the Company Group, without duplication, (a) the unpaid principal amount of and related accrued interest on all indebtedness for borrowed money (whether evidenced by a note, bond, debenture or other security or similar instrument), including any prepayment penalties or premium, make-whole payments, indemnities, breakage costs (including breakage fees payable on termination of the arrangements), fees and other costs and expenses associated with the repayment of any such indebtedness, (b)

reimbursement obligations under all letters of credit, banker’s acceptances, surety bonds, performance bonds or similar support instruments solely to the extent drawn upon, (c) all obligations of the Company Group under leases required to be capitalized on a balance sheet of the Company Group, (d) obligations for the deferred purchase price of property or services and hold-back amounts in reference to Company Group recourse with respect to indemnification, (e) any derivative, hedging, swap and similar instruments, and (f) all guarantees provided by the Company Group in respect of the indebtedness or obligations referred to in the foregoing clauses (a) through (e) and (g) the Management Fees. Notwithstanding the foregoing, “Indebtedness” shall not include any obligation in respect of (i) letters of credit, banker’s acceptances, surety bonds, performance bonds or similar support instruments to the extent not drawn upon, (ii) accounts payable, (iii) leases that are not required in accordance with GAAP to be capitalized on a balance sheet of the Company Group, (iv) intercompany indebtedness and other balances solely between or among the Company Group, (v) any amounts that constitute Transaction Expenses, (vi) the Debt Financing or any other indebtedness incurred by or on behalf of Parent, and (vii) any pension underfunding (determined on a PBGC plan termination basis) and other deferred compensation, if any, and any related employer portion of Taxes.

“Independent Accounting Firm” means PricewaterhouseCoopers LLP or, if such firm cannot act as the Independent Accounting Firm under this Agreement, such other nationally recognized accounting firm mutually selected by Parent and the Company Equityholder.

“Insurance Policy” is defined in Section 3.9(a).

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including: (a) all patents and patent applications (including all reissues, divisionals, provisionals, continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications and patent disclosures, (b) all trademarks, service marks, trade dress, logos, trade names, corporate names, domain names and social media “handles” and other identifiers, and all applications, registrations and renewals in connection therewith, (c) all copyrights and all applications, registrations and renewals in connection therewith, (d) all Trade Secrets and (e) all Software.

“IT Assets” means any and all computers, Software, hardware, systems, servers, workstations, routers, hubs, switches, data communications lines and other information technology equipment used by a Person, and all associated documentation.

“ITAR” means the International Traffic in Arms Regulations, 22 C.F.R. parts 120–130.

“ITAR Notice” is defined in Section 6.8.

“Knowledge of Company” means the actual knowledge, without independent investigation, of Steve Newland and Nicholas Hawtrey.

“Knowledge of Parent” means the actual knowledge, without independent investigation, of Michael DeCata, Neil Jenkins and Ron Knutson.

“Knowledge of the Company Equityholder” means the actual knowledge, without independent investigation, of Andrew Zacharias, Rick Settle and Davis Miller.

“Law” means any laws (including common law), statutes, orders, rules, regulations and ordinances of Governmental Authorities, and judgments, decisions, orders or decrees entered by any Governmental Authority.

“Leased Real Property” is defined in Section 3.10(a).

“Liability” means any liabilities or obligations of any nature whatsoever (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

“Lien” means all liens (statutory or other), encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, title defects, easements, rights of way, covenants, community property interests, encroachments, options and rights of first refusal.

“Management Fees” means accrued and unpaid management fees incurred by Luther King Capital Management Corporation (or its designee) under that certain TestEquity Management Agreement.

“Marketing Efforts” means (a) participation by the senior management team of the Company in (i) the preparation of the Marketing Material and any reasonable number of due diligence sessions related thereto, all during normal business hours and with reasonable prior notice at reasonable locations and subject to customary confidentiality arrangements for syndicated bank loans; (ii) a customary bank meeting; and (iii) preparation of customary rating agency presentations and meetings with one or more rating agencies and (b) the delivery of customary authorization letters and confirmations in connection with the Marketing Material with respect to presence or absence of material non-public information and material accuracy of the information contained therein; provided, however, that such letters and confirmations shall state that (y) the Company Equityholder, the Company Group and their respective Affiliates shall not have any liability of any kind or nature resulting from the use of information contained in the Marketing Material or otherwise in connection with the Marketing Efforts and (z) the recipient of such letters or authorizations agrees that the Debt Financing Sources shall be entitled to rely only on the representations and warranties contained in any executed Debt Financing Documents.

“Marketing Material” means a customary “public side” bank book, a customary “private side” bank book and a customary lender presentation regarding the business, operations, financial condition, projections and prospects of the Company Group to be used by Parent, Merger Sub and the Debt Financing Sources in connection with a syndication of the Debt Financing.

“Mayer Brown” means Mayer Brown LLP and its associated legal practices that are separate entities, including Mayer Brown International LLP, Mayer Brown (a Hong Kong partnership) and Tauil & Chequer Advogados.

“Merger” is defined in the Recitals.

“Merger Consideration” means four million (4,000,000) validly issued, fully paid and non-assessable Parent Common Shares.

“Merger Sub” is defined in the Preamble.

“Mergers” is defined in the Recitals.

“Nasdaq” means the Nasdaq Stock Market.

“Open Source Software” means any Software that is distributed under a license that requires, as a condition of use, modification or distribution of such Software, that such Software be (a) made available or distributed in a form other than binary, (b) licensed for the purpose of preparing derivative works, (c) licensed under terms that allow any products or services or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (d) distributable at no license fee, including any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation).

“Owned Real Property” is defined in Section 3.10(b).

“Parent” is defined in the Preamble.

“Parent Awards” is defined in Section 5.3(a).

“Parent Board” is defined in the Recitals.

“Parent Capital Shares” is defined in Section 5.3(a).

“Parent Common Share” is defined in Section 5.3(a).

“Parent Disclosure Schedule” means the disclosure schedule delivered by Parent and Merger Sub to Company and the Company Equityholder on the date of this Agreement.

“Parent Financial Advisor” means Cowen and Company, LLC.

“Parent Financial Statements” is defined in Section 5.5(b).

“Parent General Stockholder Approval” is defined in Section 5.2.

“Parent Group” means Parent and its Subsidiaries.

“Parent Group Member” is defined in Section 11.16.

“Parent Intervening Event” means any Event that (a) is material to the Parent Group, taken as a whole, and (b) did not result from any breach of this Agreement and was not known or reasonably foreseeable by the Transaction Directors or the Special Committee as of the date of this Agreement, which Event becomes known (or the unforeseen magnitude or material consequences thereof become known) to or by the Transaction Directors or the Special Committee prior to obtaining any of the Parent Stockholder Approvals; provided, however, that no Event to the extent arising out of or resulting from any of the following shall constitute, or be taken into account in determining the existence of, a Parent Intervening Event: (i) any Event relating to the Company Group that does not materially affect the business, assets or operations of the Company Group, (ii) any Event relating to the Gexpro Group that does not materially affect the business, assets or operations of the Gexpro Group, (iii) any change, in and of itself, in the price or trading volume of shares of Parent Common Shares (it being understood that the facts underlying such change may be taken into account in determining whether there has been a Parent Intervening Event, solely to the extent not otherwise excluded by this definition of “Parent Intervening Event”), (iv) meeting or exceeding internal or analysts’ expectations, projections or results of operations (it being understood that the underlying facts giving rise or contributing to such circumstances may be taken into account in determining whether there has been a Parent Intervening Event, to the extent not otherwise excluded by this definition of “Parent Intervening Event”), (v) the announcement of the Transaction Agreements and the Transactions, or (vi) any actions required to be taken (or required to be refrained from being taken) by any of Parent or any of its Subsidiaries under any Transaction Agreement.

“Parent Latest Balance Sheet” means the most recent balance sheet included in the Parent Financial Statements.

“Parent Material Adverse Effect” means any Event that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, liabilities, business, financial condition or results of operations of the Parent Group, taken as a whole; provided, however, that no Event to the extent arising out of or resulting from any of the following shall, either alone or in combination, constitute or be taken into account in determining whether a Parent Material Adverse Effect has occurred: (a) general economic, business, political, industry, trade or credit, financial or capital market conditions (whether in the United States or internationally), including any conditions affecting generally the industries or markets in which the Parent Group operates; (b) earthquakes, tornados, hurricanes, floods, acts of God and other force majeure events; (c) any Public Health Event; (d) acts of war (whether declared or not declared), sabotage, terrorism, military actions or the escalation thereof; (e) any changes or prospective changes in Law, regulations or accounting rules, including the interpretations thereof, or any changes after the date hereof in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory, trade or political conditions; (f) the taking of any action required or permitted by any of the Transaction Agreements; (g) the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the Transactions, including (in the case of each of the following clauses (i) through (v), to the extent arising out of or resulting from the negotiation, entry into or public announcement of any of the Transaction Agreements or pendency of the Transactions) (i) any suit, action or proceeding in connection with the Transactions, (ii) any actions of competitors, (iii) any actions taken by or losses of employees, customers, suppliers or other counterparties of the Parent Group, including as a result of the identity of the Company Equityholder (or any of its Affiliates), the Company Group or any communication regarding plans or intentions with respect to the business conducted by the Parent Group, (iv) any delays or cancellations of orders for products or services or (v) any actions taken in connection with obtaining regulatory consents; (h) the breach of this Agreement, any Related Agreement, the Gexpro Agreement or the Gexpro Related Agreements by the Company Equityholder, the Company or any of their Affiliates party thereto; (i) the taking of any action at the written request of, or with the written approval from, the Company Equityholder or the

Company; (j) the actions or omissions of the Company Equityholder or the Company; (k) the failure by the Parent Group to meet any projections, estimates or budgets for any period prior to, on or after the date of this Agreement (it being understood that the Events underlying the failure described in this clause (k) may be taken into account in determining whether there has been a Parent Material Adverse Effect, solely to the extent not otherwise excluded by the definition of “Parent Material Adverse Effect”); and (l) the failure of any Proposed Parent Transaction to be consummated at or prior to any time; provided, further, that, in the case of the foregoing clauses (a), (b), (c), (d) or (e), if such matter has a disproportionate impact on the Parent Group, taken as a whole, relative to similarly situated companies in the industries in which the Parent Group conducts its operations and business, then only the incremental additional disproportionate impact (as compared to such similarly situated companies) shall be taken into account in determining whether there has been a Parent Material Adverse Effect.

“Parent Material Contract” is defined in Section 5.9(a).

“Parent Nasdaq Stockholder Approval” is defined in Section 5.2.

“Parent Preferred Share” is defined in Section 5.3(a).

“Parent Recommendation” is defined in Section 5.2.

“Parent SEC Documents” is defined in Section 5.5(a).

“Parent Significant Customer” is defined in Section 5.14(a).

“Parent Significant Supplier” is defined in Section 5.14(b).

“Parent Stock Options” is defined in Section 5.3(a).

“Parent Stock Plan” means the Lawson Products, Inc. 2009 Equity Compensation Plan, as amended or amended and restated from time to time.

“Parent Stockholder Approvals” is defined in Section 5.2.

“Parent Tax Certificate” is defined in Section 7.10(c).

“Parent Tax Counsel” is defined in Section 7.10(c).

“Parent Unaffiliated Stockholder Approval” is defined in Section 5.2.

“Party” is defined in the Preamble.

“Payment Instructions” means (a) an invoice from each Person (other than an Employee) to whom an amount of Transaction Expenses is owed, and payment instructions indicating the aggregate amount of Transaction Expenses owed to such Person and wire transfer instructions for the payment of such amount and (b) payment instructions for each Employee to whom an amount of Transaction Expenses is owed, indicating the aggregate amount of Transaction Expenses owed to such Person and wire transfer instructions for the payment of such amount, if other than payment through the payroll of the Company.

“Payoff Indebtedness” means Indebtedness under the (a) Credit Agreement, dated as of April 28, 2017, among Company, the other loan parties party thereto from time to time, the lenders party thereto from time to time, and NXT Capital, LLC as administrative agent, (b) the Subordinated and Unsecured Promissory Note, dated as of April 28, 2017, payable by TestEquity LLC to TestEquity Holdings, LLC, (c) the Subordinated and Unsecured Promissory Note, dated as of July 30, 2021, payable by TestEquity to Rachel Lupton, and (d) the Subordinated and Unsecured Promissory Note, dated as of July 30, 2021, payable by TestEquity to William Beck, in each of the foregoing clauses (a) through (d), as such Contract may be amended, amended and restated, supplemented or otherwise modified from time to time; provided that Payoff Indebtedness shall not include any Management Fees.

“Payoff Letter” is defined in Section 7.12.

“Permits” means all permits, approvals, consents, licenses, franchises, exemptions and other authorizations, consents and approvals of or from Governmental Authorities.

“Permitted Liens” means (a) Liens for Taxes, assessments and governmental charges or levies not yet due and payable or which are being contested in good faith, and in each case for which adequate reserves have been established on the Company Financial Statements or Parent Financial Statements, as applicable, in accordance with GAAP; (b) Liens imposed by Law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens arising in the ordinary course of business for amounts which are not due and payable or which are being contested in good faith, and in each case for which adequate reserves have been established on the Company Financial Statements or Parent Financial Statements, as applicable, in accordance with GAAP; (c) Liens arising under worker’s compensation, unemployment insurance, social security, retirement or similar legislation or to secure public or statutory obligations; (d) all matters of record, including survey exceptions, reciprocal easement agreements and other encumbrances on title to real property not in the aggregate detracting materially from the use or value of the assets subject thereto; (e) all applicable zoning, entitlement, conservation restrictions and other land use and environmental regulations imposed by Law; (f) Liens which shall be removed prior to or at the Closing; (g) purchase money Liens and Liens securing rental payments under capital lease arrangements; (h) Liens of lessors and licensors arising under lease agreements or license arrangements; and (i) any restriction on transfer arising under any applicable securities Laws.

“Person” means an individual, corporation, partnership, joint venture, trust, association, estate, joint stock company, limited liability company, Governmental Authority or any other organization of any kind.

“Personal Information” means any information collected, received, managed, manipulated, transmitted, or otherwise processed by a Person or information in the possession or control, or processed at the direction of or on behalf, of such Person about an identified or identifiable individual, other than the name, job title or, business address, business email address or business telephone number of an employee of such Person; provided, however, the foregoing exclusion shall not apply to information relating to an employee in the European Union.

“Prohibited Action” is defined in Section 2.8(d)(viii).

“Proposed Parent Transactions” is defined in Section 6.3(b)(vii).

“Protected Communications” means, at any time, any and all communications in whatever form, whether written, oral, video, electronic or otherwise, that shall have occurred between or among any of the Company Equityholder, the Company Group or any of their respective Associated Persons (including Mayer Brown) relating to or in connection with this Agreement, the events and negotiations leading to this Agreement, any of the transactions contemplated by this Agreement or any other potential sale or transfer of control transaction involving the Company Group.

“Proxy Statement” means the proxy statement filed by Parent in connection with the Parent Stockholder Approvals, together with any amendments thereof or supplements thereto.

“Public Health Event” means any disease outbreak, cluster, epidemic, pandemic or plague, regardless of stage, including the outbreak or escalation of the novel coronavirus disease, COVID-19 virus (SARS-COV-2 and related strains and sequences) or mutation (or antigenic shift) thereof or a public health emergency resulting therefrom.

“Public Health Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order or Action by any Governmental Authority in connection with or in response to a Public Health Event.

“Real Property Lease” is defined in Section 3.10(a).

“Recused Directors” means J. Bryan King and Mark F. Moon.

“Refinancing” means the payoff and refinancing of the Payoff Indebtedness.

“Registration Rights Agreement” means the registration rights agreement, to be dated as of the Closing Date, among the Company Equityholder, the Gexpro Stockholder and Parent, in the form of Exhibit C attached hereto.

“Related Agreement” means the Registration Rights Agreement, the Company Release and the Company Equityholder Release. The Related Agreements executed by a specified Person shall be referred to as “such Person’s Related Agreements,” “its Related Agreements” or another similar expression.

“Related Party Agreement” means, with respect to any of the Company Group, a Contract between such Person, on the one hand, and a Related Person, on the other hand.

“Related Person” means the Company Equityholder or any of its Affiliates (other than the Company Group) or any current or former Representative, member, stockholder or direct or indirect equityholder of the Company Equityholder, any of its Affiliates or the Company Group or a member of the immediate family of any of the foregoing Persons.

“Release” means any actual spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the environment.

“Released Shares” is defined in Section 2.8(d)(ii).

“Remedial Action” is defined in Section 6.7(d).

“Reorganization” is defined in Section 6.10.

“Representatives” means, with respect to any Person, such Person’s Affiliates and its and their respective directors, officers, managers, employees, agents, attorneys, accountants and other advisors.

“Required Financial Information” is defined in Section 7.2(a).

“Sanctioned Jurisdiction” means any country or region that is the subject or target of a comprehensive embargo under applicable Sanctions Laws.

“Sanctioned Person” means any Person that is: (a) listed on any applicable sanctions or export-related restricted party list, including the List of Specially Designated Nationals and Blocked Persons administered by the Office of Foreign Assets Control and the Entity List administered by U.S. Department of Commerce; (b) any Person that is sanctioned by virtue of ownership, in the aggregate, directly or indirectly, of fifty percent (50%) or greater of sanctioned entities; or (c) any Person organized, resident, or located in any Sanctioned Jurisdiction.

“Sanctions Laws” means any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by applicable Governmental Authorities, including the United States Office of Foreign Assets Control.

“Securities Act” means the Securities Act of 1933.

“Share Issuances” means the issuance by Parent of Parent Common Shares in connection with the Mergers.

“Software” means (a) all computer programs, whether in source doe, object code, firmware or other form, including application programming interfaces; (b) design, development and testing elements and tools, including architecture, schematics, emulation and simulation reports, test vectors and hardware development tools; (c) databases and other compilations of data or information, including data files, test data and training data, whether machine readable or otherwise; and (d) documentation, including user manuals, maintenance manuals and training materials, related to any of the foregoing.

“Special Committee” is defined in the Recitals.

“Stock Performance Rights” is defined in Section 5.3(a).

“Stockholders Meeting” is defined in Section 5.2.

“Subsidiary” means, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“Surviving Company” is defined in the Recitals.

“Tax” (and, with correlative meaning, “Taxes,” “Taxable” and “Taxing”) means any United States federal, state or local or non-United States net income, capital gains, gross income, gross receipts, sales, use, transfer, real property, personal property, escheat or unclaimed property, ad valorem, franchise, profits, license, capital stock, withholding, payroll, surtax, estimated, employment, disability, excise, goods and services, severance, stamp, occupation, premium, property, social security, national health insurance, customs duty, environmental (including Code section 59A), alternative or add-on, value added, registration, windfall profits or other taxes, duties, charges, fees, levies or other assessments imposed by any Governmental Authority, however denominated, including any interest, penalties or additions thereto incurred under Law with respect to taxes.

“Tax Returns” means any report, return (including any information return), declaration or other filing required to be supplied to any Governmental Authority, or other Person or jurisdiction with respect to Taxes, including any amendments or attachments to such reports, returns, declarations or other filings.

“Termination Fee” is defined in Section 9.2(a).

“TestEquity Holdings” is defined in the Recitals.

“TestEquity Management Agreement” means that certain management agreement, made as of April 28, 2017, by and between TestEquity LLC, a Delaware limited liability company, and Luther King Capital Management Corporation, a Delaware corporation.

“Trade Secrets” means all know-how, trade secrets and confidential or proprietary information, including business and marketing plans and proposals, concepts, methods, practices, processes, standard operating procedures, designs, specifications, customer lists, supplier lists, Contract terms and pricing, Software source code and design information, research and development, technical information, inventions and discoveries, in each case, in any form or medium.

“Trading EBITDA Multiple” means a number equal to (a) (i) Parent’s issued and outstanding Parent Common Shares as of December 31, 2022, multiplied by the 2022 Average Parent Stock Price, plus (ii) Parent’s indebtedness for borrowed money as of December 31, 2022, minus (iii) Parent’s cash balance as of December 31, 2022, divided by (b) Parent’s EBITDA for the fiscal year ended December 31, 2022.

“Transaction Agreements” means, collectively, this Agreement, the Related Agreements, the Gexpro Agreement and the Gexpro Related Agreements.

“Transaction Directors” means the members of Parent Board other than the Recused Directors.

“Transaction Event” is defined in Section 2.8(d)(ix).

“Transaction Expenses” means, in each case expressed in Dollars, (a) all transaction fees and expenses incurred or payable by or on behalf of the Company Group in respect of this Agreement and the transactions contemplated by this Agreement, including those of all attorneys, accountants, actuaries, consultants, experts, investment bankers or other professionals, if any, engaged by or on behalf of the Company Group in respect of this Agreement and the transactions contemplated by this Agreement and (b) all accrued or payable and unpaid bonuses, commissions, retention payments, change-of-control payments (including any equity-based payments), termination or severance payments, or other similar compensatory payments or benefits made or to be made to any current or former employee, director, officer, manager, consultant or independent contractor of the Company Group in connection with this Agreement and the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein, “Transaction Expenses” shall exclude any costs, fees and expenses (i) related to or incurred in connection with (A) directors’ and officers’ liability or otherwise in connection with Section 7.7 or (B) the Debt Financing by or on behalf of Parent or Merger Sub, (ii) to the extent incurred by or at the direction of Parent or its Representatives for the transactions contemplated by this Agreement, or (iii) incurred or payable by the Company Equityholder or any of its Affiliates (other than any member of the Company Group), and not by any member of the Company Group.

“Transactions” means, collectively, the transactions contemplated by the Transaction Agreements.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

“Waived 280G Benefits” is defined in Section 7.5(g).

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988.

1.2    Interpretation.

(a) The table of contents and the headings of the Articles, Sections and subsections included in this Agreement and the various headings of the Disclosure Schedules are for convenience only and shall not be deemed part of this Agreement or the Disclosure Schedules or be given any effect in interpreting this Agreement, the Disclosure Schedules or any Exhibits hereto. Unless the context otherwise requires, references in this Agreement to: (i) Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement; (ii) “paragraphs” or “clauses” shall be deemed references to separate paragraphs or clauses of the Section or Subsection in which the reference occurs; (iii) any Contract (including this Agreement) or Law shall be deemed references to such Contract or Law as amended, supplemented or modified from time to time in accordance with its terms and the terms hereof, as applicable, and in effect at any given time (and, in the case of any Law, to any successor provisions); (iv) any Person shall be deemed references to such Person’s successors and permitted assigns, and in the case of any Governmental Authority, to any Person(s) succeeding to its functions and capacities; and (v) any statute or other Law of the United States or other jurisdiction (whether federal, state or local) shall be deemed references to all rules and regulations promulgated thereunder. Underscored references to Articles, Sections, Exhibits or Schedules shall refer to those portions of this Agreement.

(b)    The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. Unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” that are used in this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(c)    Where this Agreement states that a Party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that such Party is legally obligated to do so in accordance with this Agreement.

(d)    Any Contract, document, list or other item shall be deemed to have been “provided” or “made available” to Parent for all purposes of this Agreement if such Contract, document, list or other item was posted in the Data Room, in each case not later than the relevant time of determination.

(e)    The Parties acknowledge and agree that, to the extent the terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of any other agreement, document or instrument contemplated hereby, this Agreement shall govern and control.

ARTICLE II

THE MERGER

2.1    Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DLLCA, at the Effective Time, Merger Sub shall be merged with and into Company. As a result of the Merger, Company shall continue as the Surviving Company and the separate corporate existence of Merger Sub shall cease.

2.2 Closing. The Closing shall take place at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, Illinois 60606, at 10:00 A.M. Central Time on (a) the date which is two (2) Business Days after the satisfaction or waiver (to the extent permitted by applicable Law or the terms of this Agreement) of the conditions precedent set forth in ARTICLE VIII (excluding the conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver (to the extent permitted by applicable Law or the terms of this Agreement) of such conditions at the Closing) or (b) such other date, time and place as may be agreed in writing by Parent and Company. The date on which the Closing occurs in accordance with the preceding sentence is referred to in this Agreement as the “Closing Date.”

2.3    Effective Time. As soon as practicable on the Closing Date, Company shall file a certificate of merger with respect to the Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in such form as is required by, and executed and acknowledged in accordance with, the provisions of the DLLCA. The Merger shall become effective at the time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DLLCA, or at such later time which the parties hereto shall have agreed upon in writing and is specified in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the “Effective Time”.

2.4 Effects of the Merger. The Merger shall have the effects provided herein and set forth in the applicable provisions of the DLLCA. Without limiting the generality of the foregoing and subject thereto, from and after the Effective Time, all the property, rights, privileges, immunities, powers and franchises of Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations and duties of Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company.

2.5    Organizational Documents.

(a) At the Effective Time, the certificate of formation of Company shall be the certificate of formation of the Surviving Company until thereafter changed or amended (subject to Section 7.7) as provided therein or by applicable Law.

(b)    Company shall take all necessary action so that, as of the Effective Time, the operating agreement of Company shall be amended and restated in its entirety to read the same as the operating agreement of Merger Sub as in effect immediately prior to the Effective Time, and as so amended and restated shall be the operating agreement of the Surviving Company (except that references to the name of Merger Sub shall be replaced by references to the name of the Surviving Company) until thereafter changed or amended (subject to Section 7.7) as provided therein or by applicable Law and the applicable provisions of the certificate of formation of the Surviving Company.

2.6    Managers and Officers. Until duly removed or until successors are duly elected or appointed and qualified, the managers of Merger Sub immediately prior to the Effective Time shall become the managers of the Surviving Company as of the Effective Time and the officers of Company immediately prior to the Effective Time shall be the officers of the Surviving Company as of the Effective Time (except to the extent such officers have resigned as may be required herein).

2.7 Effect on Limited Liability Company Interests. At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of any limited liability company interests of such Party:

(a)    the limited liability company interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into and exchanged for all of the limited liability company interests of the Surviving Company; and

(b)    all of the Company Membership Interests issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and the holder of the Company Membership Interests shall cease to have any rights with respect thereto and shall not be entitled to receive any consideration therefor, except that the Company Equityholder (and only the Company Equityholder), after giving effect to the Reorganization, will have the right to receive the Merger Consideration (provided that the Company Equityholder’s right to receive a portion of the Merger Consideration equal to the number of Holdback Shares shall be subject to the terms and conditions of Section 2.8(d)).

2.8    Closing and Post-Closing Issuances and Payments.

(a) Payment Instructions. No later than the second (2nd) Business Day preceding the Closing Date, Company shall provide to Parent a written statement, signed by a financial officer of Company, setting forth its good faith determination of the Payment Instructions, including by category those that have been paid or are to be paid prior to the Closing, those that are to be paid as part of the Closing and those that are expected to otherwise remain unpaid as of the Closing and satisfied thereafter in accordance with their terms.

(b)    Closing. At the Closing, Parent shall:

(i)    issue and deliver to the Company Equityholder the Merger Consideration, less the Holdback Shares which may be released to the Company Equityholder in accordance with Section 2.8(d), free and clear of all Liens (other than Liens arising from applicable securities Laws) in book-entry form, together with an executed certificate of the transfer agent of Parent certifying as to the book-entry issuance thereof;

(ii)    on behalf of Company, pay the applicable Persons identified in the Payoff Letters the respective amounts of the Payoff Indebtedness due to such Persons as set forth in the Payoff Letters, by wire transfer of immediately available funds to the applicable accounts designated in the Payoff Letters; and

(iii)    on behalf of Company, pay the applicable Persons identified in the Payment Instructions as receiving amounts at the Closing the respective amounts of Transaction Expenses due to such Persons as set forth in the Payment Instructions, by wire transfer of immediately available funds to the applicable accounts designated in the Payment Instructions.

(c)    Post-Closing. Following the Effective Time, Parent shall cause the Surviving Company to pay to each Employee to whom an amount of the Transaction Expenses is owed but not paid at the Closing, the amount set forth in the Payment Instructions delivered with respect to such Employee, in each case, via payroll, less applicable withholding Taxes, on or prior to the next regularly scheduled payroll date of Surviving Company following the Closing.

(d)    Holdback Shares. The Parties acknowledge and agree that as of the date of this Agreement, (x) the Company anticipates consummating the acquisition described in Section 2.8(d) of the Company Disclosure Schedule (the “Acquisition”) and (y) in connection with such Acquisition, Parent shall hold back at the Closing 700,000 Parent Common Shares (the “Holdback Shares”), which Holdback Shares shall be held by Parent until released to the Company Equityholder or forfeited in accordance with the terms of this Section 2.8(d).

(i)    In the event that Company Equityholder or any of its Affiliates proposes to enter into any definitive agreements with respect to the Acquisition (or any amendment or waiver with respect thereto), (A) Company Equityholder shall give Parent reasonably advance written notice thereof, together with copies of all such definitive agreements (or amendments or waivers with respect thereto); and (B) the Parties acknowledge and agree that entry into such definitive agreements shall be subject to approval thereof by the Special Committee; provided, however, that the Special Committee’s determination of whether or not to approve the entry into such definitive agreements must be made no later than 11:59 p.m. Central time on the second Business Day after the date on which Company Equityholder provides the written notice contemplated by the foregoing clause (A). Nothing in this Section 2.8(d) shall obligate the Special Committee, Parent or any of its Affiliates (including the Surviving Corporation) to approve of the Acquisition if such Acquisition is not on terms and conditions that are substantially similar in all material respects to the terms and conditions set forth in Section 2.8(d) of the Company Disclosure Schedule, or if the board of directors or other governing body (or any committee thereof, including the Special Committee) of Parent or any of its Affiliates (including the Surviving Corporation) determines that such Acquisition is not in the best interests of such party or its stockholders, or would reasonably be expected to be inconsistent with such directors’ or managers’ fiduciary duties. The Parties acknowledge and agree that after the date of this Agreement, with respect to Company’s pursuit of new acquisitions (other than the Acquisition), all such new acquisitions shall be subject to the terms and conditions of Section 6.2.

(ii)    The amount (if any) of Holdback Shares to be issued and delivered to the Company Equityholder in respect of Accretion (the “Released Shares”) shall be equal to the Holdback Release Formula, as finally determined in accordance with this Section 2.8(d). For all purposes of this Agreement, the calculation of Accretion and the components used in calculating Accretion, as well as the calculation of the Released Shares to be issued and delivered to the Company Equityholder calculated using the Holdback Release Formula, shall be based solely upon the Acquisition if consummated during the period beginning after the date hereof and ending ninety (90) days after the Closing, on the terms and subject to the conditions set forth herein. No later than five (5) Business Days following the date that is ninety (90) days following the Closing, the Company Equityholder shall deliver a statement (an “Accretion Statement”) to Parent setting forth its good faith calculation of Accretion and the components used in calculating Accretion, in each case in reasonable detail, as well as its calculation of the amount of Released Shares to be issued and delivered to the Company Equityholder calculated using the Holdback Release Formula. Parent shall have forty-five (45) days following receipt of the Accretion Statement to review the Accretion Statement and to notify the Company Equityholder in writing of any dispute regarding any calculations set forth therein (an “Accretion Dispute Notice”), specifying the reasons for its dispute in reasonable detail. If no Accretion Dispute Notice is delivered by Parent within such forty-five (45) day period or if Parent delivers a written acceptance of the calculations set forth in the Accretion Statement within such forty-five (45) day period, then the calculations set forth in the Accretion Statement shall become final and binding on the Parties.

(iii)    If, following the final determination of Accretion and Released Shares in accordance with this Section 2.8(d), there remain any Holdback Shares, then the amount of any such remaining Holdback Shares to be issued and delivered to the Company Equityholder shall be determined using the Earnout Formula and in accordance with this Section 2.8(d)(iii). No later than March 15, 2023, Parent shall deliver a statement (an “Earnout Statement”) to the Company

Equityholder setting forth its good faith calculation of the amount of remaining Holdback Shares (the “Earnout Shares”) to be issued and delivered to the Company Equityholder using the Earnout Formula. The Earnout Statement shall also set forth in reasonable detail Parent’s calculation of the components of the Earnout Formula. The Company Equityholder shall have forty-five (45) days following receipt of the Earnout Statement to review the Earnout Statement and to notify Parent in writing of any dispute regarding the calculations set forth therein (an “Earnout Dispute Notice”), specifying the reasons for its dispute in reasonable detail. If no Earnout Dispute Notice is delivered by the Company Equityholder within such forty-five (45) day period or if the Company Equityholder delivers a written acceptance of the calculations set forth in the Earnout Statement within such forty-five (45) day period, then the calculations set forth in the Earnout Statement shall become final and binding on the Parties.

(iv)    In connection with Parent’s review of the Accretion Statement, the Company Equityholder shall provide Parent and its Representatives reasonable access, during normal business hours and upon reasonable notice, to all relevant personnel, books and records of the Company Equityholder, work papers, schedules, memoranda and other documents used or prepared by the Company Equityholder in connection with its preparation of the Accretion Statement, and other relevant items reasonably requested by Parent, and the Company Equityholder shall cooperate reasonably with Parent and its Representatives in connection therewith.

(v)    In connection with the Company Equityholder’s review of the Earnout Statement, Parent shall provide the Company Equityholder and its Representatives reasonable access, during normal business hours and upon reasonable notice, to all relevant personnel, books and records of Parent and the Surviving Corporation, work papers, schedules, memoranda and other documents used or prepared by Parent or the Surviving Corporation in connection with its preparation of the Earnout Statement, and other relevant items reasonably requested by the Company Equityholder, and Parent and the Surviving Corporation shall cooperate reasonably with the Company Equityholder and its Representatives in connection therewith.

(vi)    In the event that Parent delivers an Accretion Dispute Notice or the Company Equityholder delivers an Earnout Dispute Notice (each, a “Dispute Notice,” and together, the “Dispute Notices”) in accordance with this Section 2.8(d), Parent and the Company Equityholder shall cooperate in good faith to resolve each dispute set forth in any such Dispute Notice as promptly as practicable, and, upon any such resolution, any adjustments to the Accretion Statement and/or Earnout Statement, as applicable, shall be made as agreed upon by Parent and the Company Equityholder in writing. If Parent and the Company Equityholder are unable to resolve any dispute within thirty (30) days (or such longer period as Parent and the Company Equityholder shall mutually agree in writing) of the delivery of the relevant Dispute Notice, such dispute shall be resolved by the Independent Accounting Firm, acting as an expert and not an arbitrator, and such determination by the Independent Accounting Firm shall be final and binding on the Parties, except that (x) the Independent Accounting Firm may consider only those items and amounts (and related items and amounts) as to which Parent and the Company Equityholder have disagreed within the time periods and on the terms specified above and (y) the Independent Accounting Firm’s determination of the amount of Accretion, Released Shares and/or Earnout Shares, as applicable, may not be less than the lower, or more than the higher, of Parent’s and the Company Equityholder’s respective calculations of the applicable amount. Each of Parent and the

Company Equityholder shall bear fifty percent (50%) of any expenses relating to the engagement of the Independent Accounting Firm. The Independent Accounting Firm shall be instructed to use reasonable best efforts to make its final determination within thirty (30) days of submission by the Parties of the dispute to it and, in any case, as promptly as practicable after such submission. Each of Parent and the Company Equityholder shall furnish the Independent Accounting Firm such work papers and other documents and information relating to the disputed issues as the Independent Accounting Firm shall reasonably request.

(vii)

A.    Upon the final and binding determination of the amount of the Released Shares (whether pursuant to Section 2.8(d)(ii) or Section 2.8(d)(vi)), Parent shall issue and deliver such amount of Released Shares to the Company Equityholder within five (5) Business Days after such final and binding determination, free and clear of all Liens (other than Liens arising from applicable securities Laws) in book-entry form, together with a statement of the transfer agent of Parent certifying as to the book-entry issuance thereof.

B.    Upon the final and binding determination of the amount of the Earnout Shares (whether pursuant to Section 2.8(d)(iii) or Section 2.8(d)(vi)), Parent shall issue and deliver such amount of Earnout Shares to the Company Equityholder within five (5) Business Days after such final and binding determination, free and clear of all Liens (other than Liens arising from applicable securities Laws) in book-entry form, together with a statement of the transfer agent of Parent certifying as to the book-entry issuance thereof.

C.    For the avoidance of doubt, in no event shall the aggregate of the Released Shares and Earnout Shares exceed the amount of Holdback Shares.

(viii)    From and after the Closing and until such time as the final determination of the Released Shares and the Earnout Shares, if any, that are to be issued and delivered to the Company Equityholder pursuant to this Section 2.8(d), Parent shall not, and shall cause each of its Affiliates, including the Surviving Corporation, to not, without the written consent of the Company Equityholder (such consent not to be unreasonably withheld, conditioned or delayed) (any of the following, the “Prohibited Actions”):

A.    take any action the sole intention and purpose of which is reducing the amount of Released Shares or Earnout Shares to be delivered to the Company Equityholder; or

B.    voluntarily liquidate, dissolve or wind-up the affairs of the Surviving Corporation;

provided, that any action or omission taken by or with the unanimous consent or approval of the Parent Board shall not be deemed to be a Prohibited Action, or taken into account for purposes of determining whether an action or omission constitutes a Prohibited Action.

(ix)    In the event that, following the Closing and prior to the end of the Earnout Period, (A) there occurs a sale or other disposition of all or substantially all of the assets of Parent, or a merger, consolidation, recapitalization or other transaction in which any Person and its Affiliates (other than the Company Equityholder, the Excluded Company Parties or any of their respective Affiliates), together with any Persons (other than the Company Equityholder, the Excluded Company Parties or any of their respective Affiliates) that “roll over” interests in Parent in connection with and as an integrated step of such transaction, becomes the beneficial owner, directly or indirectly, of one hundred percent (100%) of the combined voting power of all interests in Parent or any successor of Parent that beneficially owns the Company Group (this clause (A), a “Transaction Event”) or (B) (1) Parent makes a general assignment for the benefit of creditors, (2) Parent institutes any proceeding seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization or (3) any proceeding shall be instituted by any third party against Parent seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization, and an order for relief against Parent shall have been entered into by a court of competent jurisdiction in such proceeding that remains unstayed and in effect for 60 days, Parent shall issue and deliver to the Company Equityholder (and, in the case of a Transaction Event, such issuance and delivery shall take place immediately prior to the consummation of such Transaction Event) all of the remaining Holdback Shares, free and clear of all Liens (other than Liens arising from applicable securities Laws) in book-entry form, together with an executed certificate of the transfer agent of Parent certifying as to the book-entry issuance thereof. Upon issuance and delivery of remaining Holdback Shares pursuant to this Section 2.8(d)(ix), the obligations of Parent under this Section 2.8(d) shall be deemed fully satisfied and be of no further force or effect.

(x)    Notwithstanding anything in this Agreement to the contrary, in the event of any change to the Parent Common Shares (or securities convertible thereto or exchangeable or exercisable therefor) issued and outstanding following the Closing as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, exchange or readjustment of shares, issuer tender or exchange offer, or other similar transaction, the Holdback Shares shall be equitably adjusted, without duplication, to provide the Company Equityholder the same economic effect contemplated by this Agreement prior to such change.

(xi)    Until such time as the Holdback Shares are issued and delivered pursuant to this Section 2.8(d), the Company Equityholder shall have no rights as a record or beneficial owner of such Holdback Shares, including as to any dividends, distributions and other earnings thereon or the right to vote such Holdback Shares.

(xii)    The Parties acknowledge and agree that all calculations with respect to the release of Holdback Shares, including Company EBITDA and Company EBITDA Delta, shall exclude the effects of any “reverse acquisition accounting” or similar accounting adjustments resulting from any Person other than Parent (including the Company) being the “accounting acquiror” of Parent for purposes of GAAP as a result of the consummation of the Transactions.

(xiii)    For purposes of this Section 2.8(d) only, the term “Special Committee” shall mean any committee of the Parent Board (as it may be constituted from time to time) comprised solely of independent directors who are independent of the Excluded Company Parties.

2.9    Reorganization Treatment. It is intended that for U.S. federal income tax purposes, the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, and this Agreement is hereby adopted as a “plan of reorganization” for purposes of Sections 354, 361 and 368 of the Code and Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

Company hereby represents and warrants to Parent and Merger Sub as follows, it being understood that the representations and warranties contained in this ARTICLE III are subject to the exceptions and disclosures set forth in the Company Disclosure Schedule:

3.1    Organization. Each of the Company Group is duly organized or incorporated (as the case may be), validly existing and in good standing (to the extent such concept is applicable) under the Laws of the jurisdiction of its incorporation or organization. Each of the Company Group has all corporate or other entity power and authority and all Permits necessary to own, lease and operate its respective assets and properties and to carry on its business as they are now being owned, operated or conducted, except where the failure to hold such Permits does not constitute Company Material Adverse Effect. Each of the Company Group is duly qualified, licensed or registered to do business as a foreign corporation or other business entity (to the extent such concept is applicable) and is in good standing (to the extent such concept is applicable) in all of the jurisdictions in which the ownership or lease of property or assets or the conduct or nature of such Person’s business makes such qualification, license or registration necessary, except where the failure to be so duly qualified, licensed or registered or in good standing (or the equivalent thereof) does not constitute Company Material Adverse Effect. Company has made available to Parent true and complete copies of the Governing Documents of each member of the Company Group.

3.2 Authority and Enforceability. Company has full corporate power and authority to enter into, deliver and perform this Agreement and its Related Agreements and, subject to the Company Equityholder’s adoption of this Agreement, to consummate the transactions contemplated hereby and thereby. TestEquity Holdings, as the sole equityholder and managing member of Company, has approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement. Other than any approvals necessary in connection with the consummation of the Reorganization, no other corporate proceedings on the part of Company are necessary to authorize, adopt or approve, as applicable, this Agreement or Company’s Related Agreements or to consummate the transactions contemplated hereby or thereby (except for the filing of the Certificate of Merger pursuant to the DLLCA). Company has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes, and Company’s Related Agreements upon execution and delivery by Company (assuming due power and authority of, and due execution and delivery by, the other Parties or parties thereto) will constitute, legal, valid and binding obligations of Company, enforceable against Company in accordance with their terms, in each case except as such enforceability may be limited by the Enforceability Exceptions.

3.3    Capitalization.

(a) Section 3.3(a) of the Company Disclosure Schedule sets forth a correct and complete description of the following: (i) all of the authorized, issued and outstanding equity interests in each of the Company Group; and (ii) the record and beneficial owners of each of the outstanding equity interests in each of the Company Group. Except as set forth in Section 3.3(a) of the Company Disclosure Schedule, there are no other outstanding equity interests of any of the Company Group.

(b)    All of the issued and outstanding equity interests in each of the Company Group have been duly authorized and validly issued in accordance with the Governing Documents of such Person and are fully paid (to the extent required under the Governing Documents of such Person or applicable Law) and nonassessable and have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. Company owns, directly or indirectly, all of the outstanding equity interests in the Company Group free and clear of all Liens other than transfer restrictions imposed by federal and state securities Laws.

(c)    There are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate any of the Company Group to issue or sell any equity interests or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in any of the Company Group, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(d)    None of the Company Group has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in any of the Company Group on any matter.

(e)    There are no voting trusts or other agreements or understandings to which any of the Company Group is a party with respect to the voting or registration of the equity interests of any of the Company Group.

(f)    Except as set forth in Section 3.3(a) of the Company Disclosure Schedule, none of the Company Group owns, directly or indirectly, any equity interest of any kind in or long-term debt securities of any Person. No Subsidiary of Company owns any equity interests of Company.

3.4 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement and Company’s Related Agreements by Company do not, and the consummation of the transactions contemplated by hereby and thereby, and compliance with the provisions of this Agreement and Company’s Related Agreements will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any material right or obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Company Group under, or result in any loss, suspension, limitation or impairment of any right of Company Group to own or use any assets for the conduct of their respective businesses under, any provision of (a) the Governing Documents of each member of the Company Group or (b) (i) any Company Material Contract or (ii) subject to the filings and other matters referred to in the immediately following sentence, any Law or Governmental Order, in each case applicable to Company Group or any of Company Group’s properties or assets, other than, in the case of the foregoing clause (b), any such conflicts, violations, breaches, defaults, rights, losses, Liens, suspensions, limitations or impairments that have not had a Company Material Adverse Effect. No consent, approval, order, permit, license, waiver or authorization of, action or nonaction by, registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Company Group in connection with the execution and delivery by Company of this Agreement and its Related Agreements or the consummation by Company of the transactions contemplated by hereby and thereby, except for (A) the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, (B) the filing of the Certificate of Merger pursuant to the DLLCA, (C) any filings or notices as may be required under applicable state securities or “blue sky” Laws in connection with the Share Issuances or as may be required by Nasdaq, (D) compliance with and filings under the HSR Act or any other Antitrust Law, (E) submission of the ITAR Notice to the Directorate of Defense Trade Controls of the U.S. State Department and (F) such other consents, approvals, orders, permits, licenses, waivers, authorizations, actions, nonactions, registrations, declarations, filings and notices the failure of which to be obtained or made does not constitute Company Material Adverse Effect and would not reasonably be expected to prevent, materially impair or materially delay the Company’s ability to consummate the transactions contemplated by this Agreement and its Related Agreements.

3.5    Company Financial Statements; Undisclosed Liabilities.

(a) Set forth on Section 3.5(a) of the Company Disclosure Schedule are correct and complete copies of: (i) the unaudited consolidated balance sheet of the Company Group as of September 30, 2021 and the related income statement, statement of shareholders’ equity and statement of cash flows of the Company Group for the period beginning January 1, 2021 and ending September 30, 2021, (ii) the audited consolidated balance sheet of the Company Group as of December 31, 2020 and the related income statement, statement of shareholders’ equity and statement of cash flows of the Company Group for the period beginning January 1, 2020 and ending December 31, 2020, and (iii) the audited consolidated balance sheet of the Company Group as of December 31, 2019 and the related income statement, statement of shareholders’ equity and statement of cash flows of the Company Group for the period beginning January 1, 2019 and ending December 31, 2019 (the financial statements described in the foregoing clauses (ii) and (iii), collectively, the “Audited Financial Statements”, and together with the financial statements described in clause (i), collectively, the “Company Financial Statements”). The Company Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material and to any other adjustments described therein, including the notes thereto). The Company Financial Statements are based on the books and records of the Company Group, and fairly present in all material respects the financial condition of the Company Group as of the respective dates thereof and the results of the operations of the Company Group for the periods indicated, all in accordance with GAAP.

(b)    There are no material Liabilities of any nature with respect to the Company Group as of the date hereof that would be required under GAAP to be reflected on the Company Latest Balance Sheet, except for (i) Liabilities reflected on or reserved against in the Company Financial Statements; (ii) Liabilities that have been incurred in the ordinary course of business consistent with past practice subsequent to the date of the Company Latest Balance Sheet; (iii) Transaction Expenses; and (iv) Liabilities as set forth on Section 3.5(a) of the Company Disclosure Schedule; provided, however, that no Liability identified in the foregoing clauses (i) through (iv) constitutes a Liability arising from any breach of Contract, breach of warranty, tort, infringement, misappropriation or violation of Law. This Section 3.5(b) shall not be deemed breached as a result of changes in GAAP or in Law after the date hereof.

(c)    All accounts and notes receivable of the Company Group have arisen from bona fide transactions in the ordinary course of business.

(d)    The Company Group maintains a system of accounting established and administered in accordance with GAAP. The Company Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) all assets, liabilities and transactions are accurately and fairly recorded in all material respects as necessary to permit preparation of audited financial statements and to maintain accountability for the assets and (ii) transactions are executed and access to records is permitted only in accordance with management’s authorization, in each case with respect to such matters as would have a material effect on the financial statements of the Company Group.

(e)    Section 3.5(e) of the Company Disclosure Schedule sets forth the outstanding Indebtedness of the Company Group, together with the outstanding amount thereof, as of the date of this Agreement.

3.6    Absence of Changes. Except as expressly contemplated by this Agreement, from date of the Company Latest Balance Sheet through the date hereof, (a) the Company Group has operated their businesses in all material respects in the ordinary course of business and consistent with past practice, (b) none of the Company Group has taken or agreed to take any action that, if taken during the period from the date hereof to the Closing without the consent of Parent, would constitute a breach of Section 6.2 and (c) there has not been any Event which has had a Company Material Adverse Effect.

3.7 Compliance With Laws; Permits.

(a)    Except as set forth on Section 3.7(a) of the Company Disclosure Schedule, the Company Group is and, since January 1, 2018 has been, in compliance with all Laws to which the Company Group or any of their properties or assets are subject, except in each case to the extent that the failure to so comply does not constitute Company Material Adverse Effect.

(b)    Except as set forth on Section 3.7(b) of the Company Disclosure Schedule, (i) the Company Group has all Permits that are necessary to permit the Company Group to carry on their businesses as currently conducted, (ii) such Permits are valid and in full force and effect, and (iii)

all fees and charges with respect to such Permits as of the date hereof have been paid in full, except in each case as does not constitute Company Material Adverse Effect. Since January 1, 2018, there has been no violation, cancellation, revocation or default of any Permit, nor has any event occurred that with or without notice or lapse of time or both, would reasonably be expected to result in any such violation, cancellation, revocation or default, that has had a Company Material Adverse Effect.

3.8    Litigation. Except as set forth on Section 3.8 of the Company Disclosure Schedule, (a) there is no, and since January 1, 2018 there has not been any, Action or (to the Knowledge of the Company) investigation pending or, to the Knowledge of Company, threatened, against the Company Group or affecting any of its properties or assets (or, to the Knowledge of Company, against any of the officers, managers or directors of the Company Group as to which the Company Group has any indemnification obligations) and (b) none of the Company Group is, or since January 1, 2018 has been, a party or subject to any Governmental Order.

3.9 Insurance.

(a)    Section 3.9(a) of the Company Disclosure Schedule sets forth an accurate and complete list as of the date hereof of all policies and programs of or agreements for insurance and interests in insurance pools and programs (in each case including insurance from Affiliates) maintained by or for the benefit of the Company Group that are used for, held for use in, or otherwise related to the respective businesses of the Company Group (other than any Insurance Policy maintained in connection with a Benefit Plan) (each, an “Insurance Policy”).

(b)    Each of the Insurance Policies are valid, outstanding, enforceable and in full force and effect as of the date hereof. All premiums due and payable under such policies have been paid during the twelve (12)-month period prior to the date of this Agreement, and there are no material defaults under any Insurance Policies by any of the Company Group. Since January 1, 2018, none of the Company Group has received any notice of cancellation relating to any Insurance Policies, and there are no claims pending under any Insurance Policies for which coverage has been denied or disputed by the applicable insurance carrier (other than pursuant to a customary reservation of rights notice). Each of the Company Group is and has been in compliance in all material respects with each of the Insurance Policies, and, none of the Company Group is in default of any provision thereof, except for such defaults as would not, individually or in the aggregate, reasonably be expected to be material to the business of the Company Group.

3.10    Real Property; Personal Property.

(a) Section 3.10(a) of the Company Disclosure Schedule contains a true and complete list of (i) all Contracts (each, a “Real Property Lease”) pursuant to which any of the Company Group leases real property as tenant, lessee or sublessee (as applicable) (the “Leased Real Property”), and (ii) all material real property which is leased by any of the Company Group, as lessor, to third parties, or any Leased Real Property which is subleased by any of the Company Group, as sublessor, to third parties, in each case, as of the date of this Agreement. Each Real Property Lease (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) is in full force and effect and is valid, binding and enforceable in accordance with its respective terms, except as enforceability may be limited by the Enforceability

Exceptions. None of the Company Group or, to the Knowledge of Company, any other party to each Real Property Lease is in default under, nor has there occurred an event or condition that with the passage of time or giving of notice (or both) would constitute a default under any Real Property Lease, except as does not constitute Company Material Adverse Effect.

(b)    Section 3.10(b) of the Company Disclosure Schedule contains a true and complete list of all real property owned by any of the Company Group (the “Owned Real Property”). Except as set forth in Section 3.10(b) of the Company Disclosure Schedule and as does not constitute Company Material Adverse Effect, the Company or one of its Subsidiaries, as applicable, has good and marketable fee title to all of the Owned Real Property of such Person, free and clear of any Lien other than Permitted Liens.

(c)    To the Knowledge of Company, the use and operation of the Leased Real Property in the conduct of the businesses of the Company Group do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement.

(d)    Section 3.10(d) of the Company Disclosure Schedule sets forth a list of all leases of tangible assets and other personal property of the Company Group involving annual payments in excess of $50,000.

3.11    Environmental Matters. Except as set forth on Section 3.11 of the Company Disclosure Schedule and for matters that would not be material to the Company Group:

(a) each of the Company Group is and since January 1, 2018 has been in material compliance with applicable Environmental Laws;

(b)    each of the Company Group holds, and since January 1, 2018 has held, all Permits under Environmental Laws required for each of their operations; and since January 1, 2018 has been in material compliance with all applicable terms and conditions of such Permits;

(c)    none of the Company Group has received any written notice asserting Liability arising from or relating to any Hazardous Substances or alleged violation of Environmental Law, which notice remains unresolved;

(d)    there is no Action or (to the Knowledge of the Company) investigation pending or, to the Knowledge of Company, threatened in writing against any of Company Group in connection with any asserted Liability under Environmental Laws;

(e)    there has been no Release of Hazardous Substances by any of the Company Group, or, to the Knowledge of Company, by any other party, at, on or from any real property (including any real property currently or formerly owned, leased or operated by any of the Company Group) that would reasonably be expected to result in Liability being imposed upon any of the Company Group under applicable Environmental Laws;

(f)    none of the Company Group is subject to any outstanding obligations pursuant to a consent decree, order or settlement pursuant to any Environmental Law;

(g)    to the Knowledge of Company, none of the Company Group has exposed any Person or property to any Hazardous Substances in connection with the use, application, malfunction, defect, design, operation, performance or suitability of any product of the Company Group or service of the Company Group in a manner that would reasonably be expected to result in Liability being imposed upon the Company Group under applicable Environmental Laws;

(h)    none of the Company Group has assumed by Contract or operation of Law any Liability under Environmental Law of any third person;

(i)    to the Knowledge of Company, there is no existing Event that would reasonably be expected to result in the Company Group incurring any material expenditure to maintain compliance with Environmental Laws; and

(j)    Company has made available to Parent copies, in its possession or reasonable control, of material environmental reports concerning the current or former operations or properties of the Company Group, the Owned Real Property, or the Leased Real Property.

3.12    Tax Matters. Except as set forth on Section 3.12 of the Company Disclosure Schedule:

(a) all material Tax Returns required to be filed by or with respect to the Company Group have been timely filed (giving effect to any extensions) and all such Tax Returns are correct and complete in all material respects;

(b)    each of the Company Group has timely paid all material Taxes that have become due and payable by it, except, with respect to those Taxes contested in good faith through appropriate proceedings or for which adequate reserves have been established;

(c)    none of the Company Group is currently the subject of an audit or other proceeding relating to any material Tax Return or the payment of or failure to pay material Taxes, and none of the Company Group has received written notice from any Governmental Authority that such an audit or other proceeding will be initiated in the future;

(d)    none of the Company Group has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of material Taxes, agreed to an extension of time for filing any Tax Return other than an extension of time filed in the ordinary course of business, or consented to any extension of time with respect to any Tax assessment or deficiency, in each case that will be in effect after the Effective Time;

(e)    no claim has ever been made by a Governmental Authority in a jurisdiction where any of the Company Group does not file Tax Returns that the Company Group is or may be subject to taxation by that jurisdiction, which claim has not been resolved, and none of the Company Group has a taxable presence or nexus other than in the jurisdictions in which it currently files Tax Returns;

(f)    none of the Company Group (i) has been a member of an affiliated group (or any consolidated, combined or unitary group under state, local or non-U.S. Law) other than one in which the Company is the common parent, (ii) has had any Liability for the Taxes of any Person

other than itself under Section 1.1502-6 of the Treasury Regulations (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, by Contract or otherwise, (iii) is party to or bound by or has any obligations under any Tax allocation, Tax sharing, Tax indemnification or other similar Contract (other than Contracts entered into in the ordinary course of business and the primary purpose of which does not relate to Taxes) and (iv) is party to any Contract or arrangement to pay, indemnify or make any payment with respect to any Tax liabilities of any stockholder, member or Representative of any of the Company Group;

(g)    none of the Company Group has engaged in any “listed transaction” within the meaning of Sections 6111 and 6112 of the Code or any similar provisions of U.S. state or local or non-U.S. Law or any “tax shelter” within the meaning of Section 6662 of the Code or the Treasury Regulations promulgated thereunder (or any similar provision of applicable U.S. state or local or non-U.S. Law);

(h)    none of the Company Group has requested or received a written ruling from any Governmental Authority or signed any binding agreement with any Governmental Authority with respect to Taxes of the Company Group;

(i)    the Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code;

(j)    the Company Group has duly and timely collected all material amounts on account of any sales or transfer taxes, and state, provincial or territorial sales Taxes, required by applicable Laws to be collected by them and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by Law to be remitted by them;

(k)    none of the Company Group will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date, (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date;

(l)    each of the Company Group has complied in all material respects with all local Tax Laws in its country of organization and has provided reasonable documentation or other proof of compliance with any applicable Tax holiday or other similar incentives; and

(m)    none of the Company Group has taken any action and none of them know of any fact that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 3.12, in Section 3.14(f) and Section 3.15(e).

constitute the sole and exclusive representations and warranties of the Company with respect to the Taxes of the Company Group. Nothing in this Section 3.12 or otherwise in this Agreement shall be construed as a representation or warranty with respect to the amount or availability in a Taxable period (or portion thereof) beginning after the Closing Date of any net operating loss, capital loss, Tax credit carryover or other Tax asset generated or arising in or in respect of a Taxable period (or portion thereof) ending on or before the Closing Date.

3.13    Material Contracts.

(a) Section 3.13(a) of the Company Disclosure Schedule sets forth a list of all of the following Contracts to which any of the Company Group is a party or by which any of the Company Group or any of their respective assets is bound (except for purchase orders and sales orders entered into in the ordinary course of business) as of the date hereof (each, a “Company Material Contract”):

(i)    any Contract that limits, in any material respect, the freedom or ability of the Company Group to conduct any line of business, operate any aspect of the business of the Company Group or compete with any Person in any geographical area or solicit or hire employees or that grants any customer or supplier of the Company Group exclusivity or a right to “most favored nation” pricing terms, or obligates the Company Group to purchase requirements or minimum amounts, excluding (i) geographical or field of use restrictions imposed by any Intellectual Property license agreements with respect to the use of the Intellectual Property subject thereto and (ii) reasonable limitations on use in connection with confidentiality, research, consulting, or other agreements entered into in the ordinary course of business consistent with past practice;

(ii)    any Contract for the sale of any of the assets of the Company Group (other than the sale of inventory in the ordinary course of business consistent with past practice) for consideration in excess of $50,000;

(iii)    any Contract with a Company Significant Supplier or a Company Significant Customer;

(iv)    any Contract related to any joint venture, partnership, strategic alliance or similar arrangement with another Person;

(v)    any Contract relating to the acquisition or disposition (by merger, purchase of stock or assets or otherwise) by any of the Company Group of any operating business or material assets or the capital stock of any other Person that contains material ongoing obligations or Liabilities of the Company Group;

(vi)    any Contract relating to (A) the incurrence, assumption or guarantee of any Indebtedness or (B) imposing a Lien (other than a Permitted Lien) on any of the material assets or properties of any of the Company Group, in each case having a principal amount in excess of $50,000;

(vii)    any Contract (other than a Benefit Plan), for the employment of any employee or natural person independent contractor of the Company Group providing services to any of the Company Group with annual base salary in excess of $100,000;

(viii)    any Contract pursuant to which any of the Company Group grants to any Person or is granted by any Person any license, sublicense, right, consent or non-assertion under or with respect to any Intellectual Property, other than (A) Incidental Licenses and (B) non-exclusive licenses to customers granted in the ordinary course of business and consistent with past practices;

(ix)    any other Contract, other than a Benefit Plan, that obligates any of the Company Group to pay, or that entitles any of the Company Group to receive, an amount in cash, goods, services or materials of $1,000,000 or more in any consecutive twelve (12)-month period that is not terminable without penalty upon less than ninety (90) days prior written notice by any of the Company Group;

(x)    any Contract under which the Company Group is obligated to make any capital commitment or expenditure in excess of $100,000 individually or $1,000,000 in the aggregate;

(xi)    any Related Party Agreement;

(xii)    any Real Property Lease;

(xiii)    any collective bargaining agreement or other Contract with a labor union;

(xiv)    any Contract that is a lease of, or permits any third party to hold or operate, any tangible property (other than real property), owned or controlled by the Company Group, except for any Contract under which the aggregate annual rental payments do not exceed $100,000;

(xv)    any Contract related to the agreement to settle or compromise any pending or threatened Action or investigation and under which any of the Company Group has continuing obligations;

(xvi)    any Contract the primary purpose of which is to bind any of the Company Group to indemnify or assume liabilities of any other Person (including any D&O Indemnitee), with such obligation continuing after the date hereof, other than customary indemnification provisions in commercial Contracts entered into in the ordinary course of business consistent with past practice;

(xvii)    any Contract granting to any Person a right of first refusal or right of first offer on the sale of any material part of any of the business, assets or properties of any of the Company Group;

(xviii)    any Contract pursuant to which any of the Company Group has agreed to loan any Person any amount or otherwise make any investment in any other Person;

(xix)    any Contract with any Governmental Authority; and

(xx)    any Contract pursuant to which any of the Company Group may be obligated to pay or incur transaction fees and expenses in respect of this Agreement and the transactions contemplated by this Agreement, including those of all attorneys, accountants, actuaries, consultants, experts, investment bankers or other professionals, if any, engaged by or on behalf of the Company Group in respect of this Agreement and the transactions contemplated by this Agreement.

(b)    Except as set forth on Section 3.13(b) of the Company Disclosure Schedule, (i) since January 1, 2021, none of the Company Group has received or been in possession of any written notice of any intention to terminate, repudiate or disclaim, or of any default or event that (with due notice or lapse of time or both) would constitute a default by any of the Company Group under any Company Material Contract, other than defaults that have been cured or waived in writing or would not reasonably be expected to be material to the business of the Company Group as a whole, (ii) each Company Material Contract is a legal, valid and binding obligation of the Company Group, as applicable, and is in full force and effect (except to the extent subject to, and limited by, the Enforceability Exceptions), (iii) no material breach in or material default under any Company Material Contract by any of the Company Group exists (with or without the lapse of time or the giving of notice, or both), and (iv) to the Knowledge of Company, (A) no other party to any Company Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any Company Material Contract; and (B) no event or circumstance has occurred that (with or without the lapse of time or the giving of notice, or both) would reasonably be expected to constitute a default or breach under any Company Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any material benefit thereunder. Company has made available to Parent true, correct and complete copies of each of the Company Material Contracts, together with all amendments, modifications or supplements thereto, to the extent such amendments, modifications or supplements are in Company’s possession.

3.14    Labor Matters. Except as set forth on Section 3.14 of the Company Disclosure Schedule, as of the date hereof:

(a) none of the Company Group is a party to any collective bargaining agreement or other Contract with a labor union or labor organization, and no Employee is represented by any labor organization with respect to such Employee’s employment with the Company Group;

(b)    there is no strike or work stoppage involving any of the Company Group pending or, to the Knowledge of Company, formally threatened in writing;

(c)    no Action brought by or on behalf of any Employee, former employee, labor organization or other Representative of the Employees of any of the Company Group is pending or, to the Knowledge of Company, formally threatened in writing against any of the Company Group (other than ordinary workers’ compensation claims);

(d)    there is no ongoing or threatened Action or (to the Knowledge of the Company) investigation against any of the Company Group with respect to any employment matter;

(e)    to the Knowledge of Company, no union organization campaign is in progress with respect to any Employee or group of Employees;

(f)    each of the Company Group has been and is in compliance in all material respects with (i) all applicable Laws respecting employment and employment practices, terms and conditions of employment, collective bargaining, disability, immigration, health and safety, wages, hours and benefits, harassment, non-discrimination in employment, workers’ compensation, unemployment compensation and the collection and payment of withholding or payroll Taxes and similar Taxes and (ii) all obligations of such Person under any employment agreement, consulting agreement, severance agreement, collective bargaining agreement or any similar employment or labor-related agreement or understanding;

(g)    all independent contractors and consultants providing personal services to the Company Group have been properly classified as independent contractors for purposes of all Laws, including Laws with respect to employee benefits, and all Employees have been properly classified under the Fair Labor Standards Act and similar state Laws;

(h)    none of the Company Group has not been debarred, suspended or otherwise made ineligible from doing business with the United States government or any government contractor;

(i)    a Form I-9 has been completed and retained with respect to each Employee and, where required by Law, former employees of the Company Group, (ii) none of the Company Group has been the subject of any Action assessment or judgement nor, to the Knowledge of Company, has any of the Company Group been the subject of an investigation, inquiry or other any Action assessment or judgments from the U.S. Department of Homeland Security, including the Immigration and Customs Enforcement, (or any predecessor thereto, including the U.S. Customs Service or the Immigration and Naturalization Service) or any other immigration-related enforcement proceeding;

(j)    there is not currently pending, and to the Knowledge of Company, in the last three (3) years, there have not been any allegations of sexual harassment or other sexual misconduct made against any officer or executive of the Company Group, and in the past three (3) years, none of the Company Group has entered into a settlement agreement to resolve any allegations of sexual harassment or other sexual misconduct by any of its officers or executives, and to the Knowledge of Company, there are no circumstances or conduct by any officer or executive of the Company Group that would lead to material Liability related to allegations of sexual harassment or other sexual misconduct;

(k)    attached as Section 3.14(k) of the Company Disclosure Schedule is a true, correct and complete list of each Employee of, and separately, a list of each natural person independent contractor or leased employee providing services in excess of $100,000 per calendar year to, the Company Group and in the case of each such Employee and contractor or leased employee, setting forth the following information, if applicable, as of the date hereof: (i) title or position; (ii) date of hire or commencement of service; (iii) work location; (iv) whether full-time or part-time and whether exempt or non-exempt; (v) whether covered by the terms of a collective bargaining or similar agreement or an employment or consulting agreement; (vi) whether absent from active employment or service and if so, the date such absence commenced, and the anticipated date of return to active employment or active service; (vii) annual salary or annual consulting payments, as the case may be, and, if applicable, target bonus and other incentive compensation, such salary and other compensation data to include current information and such information for the prior twelve (12)-month period; (viii) the Company Group provided vehicles or vehicle allowances; and (ix) to the extent applicable, accrued unused vacation, sick days and other paid days off; and

(l)    there has been no “mass layoff” or “plant closing” (as defined by the WARN Act) with respect to any of the Company Group within the six (6) months prior to the date hereof.

3.15    Employee Benefits.

(a) Section 3.15(a) of the Company Disclosure Schedule sets forth each material (i) “employee benefit plan” (as defined in section 3(3) of ERISA) other than a “multiemployer plan” (as defined in section 3(37) of ERISA), and (ii) retirement or deferred compensation plan, incentive compensation plan, commission plan or arrangement, equity or equity-based plan, retention plan or agreement, unemployment compensation plan, vacation pay, change in control, severance pay, bonus or benefit arrangement, insurance or hospitalization program, flexible benefit plan, cafeteria plan, dependent care plan or any fringe benefit arrangements for any current or former employee, director, consultant, leased employee or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an employee benefit plan (as defined in section 3(3) of ERISA), in each case under or with respect to which is maintained, sponsored or contributed to by any of the Company Group or to which any of the Company Group has any obligation to contribute, or with respect to which a Company Group member has any Liability (each, a “Benefit Plan”).

(b)    With respect to each Benefit Plan, Company has provided to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) each Benefit Plan, any amendment and any related trust agreement or other funding instrument; (ii) the most recent determination or opinion letter, if applicable; (iii) any summary plan description, summaries of material modification, employee handbook and other written communications (or a description of any oral communications) by Company or any Affiliate of Company concerning the extent of the benefits provided under an Benefit Plan; (iv) for the three (3) most recent years (A) the Form 5500 and attached schedules thereto, (B) audited financial statements, and (C) actuarial valuation reports; (v) all collective bargaining agreements; (vi) insurance contracts; (vii) the most recent nondiscrimination and other tests performed under the Code, to the extent applicable; and (viii) any other documents reasonably requested by Parent.

(c)    Except as would not reasonably be expected to result in material Liability to the Company Group, each Benefit Plan has been, in all material respects, established and administered in accordance with its terms and in compliance with applicable Law, and to the Knowledge of Company, no Event has occurred which will or could cause any Benefit Plan to fail to comply with such requirements and no notice has been issued by any Governmental Authority questioning or challenging such compliance (other than with respect to matters that have been resolved). Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code has received an IRS determination letter or is the subject of an IRS opinion or advisory letter and, to the Knowledge of Company, nothing has occurred that would reasonably be expected to result in any such Benefit Plan not being so qualified, and, to the Knowledge of Company, no event has occurred which will or could give rise to disqualification of any such Benefit Plan. All Benefit Plans which are subject to section 409A of the Code comply with section 409A in form and have been administered in accordance with their terms and section 409A of the Code.

(d)    Except as set forth on Section 3.15(d) of the Company Disclosure Schedule, no Benefit Plan is subject to Title IV of ERISA, and none of the Company Group or any of their ERISA Affiliates contributes to, has contributed to, or has any Liability or contingent Liability with respect to a multiemployer plan (as defined in 400l(a)(3) of ERISA).

(e)    None of the assets of any Benefit Plan are invested in employer securities or employer real property. No Event has occurred with respect to any Benefit Plan, that could reasonably be expected to subject Parent, any member of the Company Group or any Benefit Plan to material penalties or excise taxes under Sections 4980D, 4980H, or 4980I of the Code.

(f)    Except as set forth on Section 3.15(f) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the approval or consummation of the transactions contemplated by this Agreement will (i) result in any compensation becoming due to any Employee, (ii) increase any payments or benefits payable to any Employee under any Benefit Plan or (iii) result in the acceleration of the time of payment, funding or vesting of any payments or benefits to any Employee under any Benefit Plan.

(g)    There are no pending Actions or (to the Knowledge of the Company) investigations, nor have there been any in the last two (2) years, that have been asserted or instituted with respect to any Benefit Plan other than routine claims for benefits, no such Actions or investigations have been threatened in writing.

(h)    None of the payments contemplated by the Benefit Plans in connection with the transactions contemplated by this Agreement or for a termination of employment of any Employee would, in the aggregate, constitute “excess parachute payments” (as defined in section 280G of the Code (without regard to subsection (b)(4) thereof)).

(i)    Except as set forth on Section 3.15(i) of the Company Disclosure Schedule, no Employee is entitled to any post-retirement medical or life insurance benefits from any of the Company Group, other than statutory Liability for providing group health plan continuation coverage under Part 6 of Subtitle B of Title I of ERISA and section 4980B of the Code or other applicable Law.

(j)    Each Benefit Plan maintained under the Law or applicable custom or rule of a jurisdiction outside of the United States is listed on Section 3.15(j) of the Company Disclosure Schedule (each, a “Foreign Plan”). With respect to each Foreign Plan, (i) such Foreign Plan is, and has been operated, in material compliance with its terms and the provisions of the Laws of each jurisdiction in which such Foreign Plan is maintained, to the extent those Laws are applicable to such Foreign Plan, (ii) all material contributions to, and material payments from, such Foreign Plan which have been required to be made in accordance with the terms of such Foreign Plan, and, when applicable, the Laws of the jurisdiction in which such Foreign Plan is maintained, have been timely made or shall be made by the Closing Date, (iii) each of the Company Group has materially complied with all applicable reporting and notice requirements, and such Foreign Plan has obtained from the Governmental Authority having jurisdiction with respect to such Foreign Plan required determinations, if any, that such Foreign Plan is in compliance with the Laws of the relevant jurisdiction if such determinations are required in order to give effect to such Foreign Plan, (iv) there are no pending investigations by any Governmental Authority involving such Foreign Plan, and no pending claims (except for claims for benefits payable in the normal operation of such Foreign Plan), suits or proceedings against such Foreign Plan or asserting any rights or claims to benefits under such Foreign Plan, and (v) the consummation of the transactions contemplated by this Agreement will not by themselves create or otherwise result in any Liability with respect to such Foreign Plan.

3.16    Intellectual Property.

(a) Section 3.16(a)(i) of the Company Disclosure Schedule sets forth a list of all Company Intellectual Property of any of the Company Group that has been issued by, or registered with or by, the U.S. Patent and Trademark Office, the U.S. Copyright Office, a U.S. state office, any similar Governmental Authority anywhere in the world or a domain name registrar, and any applications therefor, including, for each item listed, the record owner, jurisdiction and issuance, registration or application number and date, as applicable, of such item. All issued items and registrations set forth on Section 3.16(a)(i) of the Company Disclosure Schedule are in force and to the Knowledge of the Company valid and enforceable, and all applications set forth on Section 3.16(a)(i) of the Company Disclosure Schedule are pending and in good standing. Section 3.16(a)(ii) of the Company Disclosure Schedule sets forth material Software that is Company Intellectual Property. The Company Group exclusively owns (beneficially and of record where applicable) all right, title and interest in and to all Company Intellectual Property, including that listed on Section 3.16(a) of the Company Disclosure Schedule, free and clear of any Liens other than Permitted Liens. The Company Intellectual Property is not subject to or bound by any outstanding Action, Governmental Order or Contract restricting the use, licensing or other exploitation of the same or that otherwise could adversely affect the use, licensing or other exploitation of the same or rights thereto. No third party has been granted any rights to any Company Intellectual Property except pursuant to (i) a Company Material Contract listed on Schedule 3.13(a), (ii) an Incidental License, or (iii) a non-exclusive license to a customer granted in the ordinary course of business and consistent with past practices.

(b)    The Company Group owns or has a valid right by way of license agreement or other permission to use in the manner currently used, all material Intellectual Property used or held for use in or necessary for the conduct of the business of the Company Group as currently conducted. Each material item of Intellectual Property used or held for use in the business of the Company Group will be owned or licensed and available for use by the Company Group on materially similar terms following the consummation of the Transactions as such items were owned by, licensed to and available for use by the Company Group prior to the consummation of the Transactions.

(c)    To the Knowledge of Company, none of the Company Group has infringed upon, misappropriated, or otherwise violated the Intellectual Property of any third party during the past five (5) years. Except as set forth on Section 3.16(c) of the Company Disclosure Schedule, during the past three (3) years, none of the Company Group has received any written (or to the Knowledge of Company, oral) notice from any Person, and the Company Group is not currently in possession of any outstanding written (or to the Knowledge of Company, oral) notice from any Person, and there is no Action or (to the Knowledge of the Company) investigation pending, (i) alleging that any of the Company Group infringes, misappropriates or violates any Intellectual Property of any Person or (ii) challenging the ownership by the Company Group of or the registerability, validity or enforceability of any Company Intellectual Property.

(d)    To the Knowledge of Company, no other Person has infringed any Company Intellectual Property during the past three (3) years. During such period, the Company Group has not made any claims to any other Person alleging that such Person has infringed, misappropriated or violated any Company Intellectual Property.

(e)    Each of the Company Group has used commercially reasonable efforts to protect and maintain the confidentiality of all Trade Secrets included in the Company Intellectual Property. No material Trade Secret included in the Company Intellectual Property has been disclosed to any third party, other than pursuant to a non-disclosure agreement that protects the proprietary interests in and to such Trade Secret, and to the Knowledge of Company, there has been no breach of such an agreement. The Company Group has secured from all former and current officers, employees, consultants and contractors, and any other Person who materially contributed to the creation or development of any Intellectual Property for the Company Group valid written agreements (i) assigning to the Company Group their entire right, title and interest in and to such Intellectual Property, to the extent such contributions are not already owned by the Company Group by operation of Law, and (ii) restricting the disclosure and use by such Persons of Trade Secrets included in the Company Intellectual Property.

(f)    Except as set forth on Section 3.16(f) of the Company Disclosure Schedule, none of the Company Group has licensed or provided to any Person, or allowed any Person to access or use, any source code for any material Software owned by any of the Company Group, other than employees, contractors and consultants of the Company Group that have confidentiality obligations to the Company Group with respect to such source code. No source code for any material Software owned by any of the Company Group is in escrow. The Company Group has taken commercially reasonable steps to ensure that all Software used by the Company Group is free of any disabling codes or instructions, and any virus or other intentionally created, undocumented contaminant, that may, or may be used to, access, modify, delete, damage or disable any internal computer systems of the Company Group, and to the Knowledge of Company, such Software is free of any such codes, instructions, viruses and contaminants.

(g)    Except as set forth on Section 3.16(g) of the Company Disclosure Schedule, to the Knowledge of Company, no Software owned by any of the Company Group uses, incorporates, links to, has been combined or distributed with, is derived from or has embedded in it any Open Source Software in a manner that imposes an obligation on the Company Group to license any such Company Group Software on any particular terms, disclose the source code for any such Company Group Software to any third party, or license any patents. The Company Group is in compliance with each applicable license of Open Source Software.

3.17 Brokers and Finders. Other than Piper Sandler & Co, none of the Company Group nor any of its Affiliates has, directly or indirectly, entered into any agreement with any Person that would obligate any of the Company Group to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions contemplated by this Agreement.

3.18    Bank Accounts; Powers of Attorney. Section 3.18 of the Company Disclosure Schedule sets forth a true, correct and complete list of the names of all banks in which the Company Group has depository bank accounts, safe deposit boxes or trusts, the account numbers of such accounts and the names of Persons authorized to draw thereon or otherwise have access thereto. Except as set forth on Section 3.18 of the Company Disclosure Schedule, no Person holds a power of attorney to act on behalf of any of the Company Group.

3.19 Data Privacy and Information Technology.

(a)    Complete and correct copies of the privacy and data security policies of the Company Group currently in effect have been made available to Parent. The Company Group maintains commercially reasonable privacy and data security policies, and such policies comply with all applicable Data Protection Laws. During the past four (4) years, the Company Group has at all times been in compliance, in all material respects, with all (i) applicable Data Protection Laws, (ii) contractual commitments and obligations of any of the Company Group regarding the collection, storage, transmission, transfer, processing, security, safeguarding, loss, disclosure and use of Personal Information, including, to the extent applicable, the EU standard contractual clauses, (iii) internal privacy policies of the Company Group and (iv) privacy policies contained on any websites maintained by or on behalf of any of the Company Group.

(b)    Company or one of its Subsidiaries, as applicable, has a valid and legal right (whether contractually, by applicable Data Protection Laws or otherwise) to access or use all material Personal Information or information considered “personal information” or “personal data” under applicable Data Protection Laws that is accessed and used by or on behalf of such Person in connection with the sale, use and/or operation of their products, services and businesses. As of the date hereof and as of the Closing, none of the Company Group is prohibited by any applicable Law or their own privacy and data security policies from providing Parent with or transferring to Parent at Closing, all or any portion of the Personal Information collected, processed, stored, acquired, and used by the Company Group.

(c)    The Company Group has taken commercially reasonable steps to prevent the violation by the Company Group of any Person’s rights with respect to Personal Information.

(d)    The Company Group owns, leases or licenses all of its IT Assets that are necessary to conduct the business of the Company Group in all material respects in the manner currently conducted. In the past two (2) years, there has been no failure or other material substandard performance of any of such IT Assets which has caused any material disruption to the Company Group. The Company Group has taken commercially reasonable steps to provide for the backup and recovery of data and information of the Company Group and has commercially reasonable disaster recovery plans, procedures and facilities for the Company Group and has taken commercially reasonable steps to implement such plans and procedures. The Company Group has taken commercially reasonable steps to protect the integrity and security of its IT Assets and Personal Information stored thereon from unauthorized use, access, or modification by third parties. To the Knowledge of Company, the Company Group’s IT Assets (i) operate and perform in all material respects in accordance with their applicable specifications and documentation and as required for the conduct of the business of the Company Group in the manner currently conducted, (ii) are free from material defects, viruses, worms, Trojan horses or similar flaws or harmful programs, (iii) have not been subjected to any material “denial of service” or other such attack and (iv) have not been the subject of any actual or attempted material intrusion or unauthorized access.

(e)    The Company Group’s IT Assets are adequate and sufficient to protect the privacy, integrity, security and confidentiality of all Personal Information used, transferred, processed by, or under the custody or control of the Company Group. In the past four (4) years, there has not been any material unauthorized access, intrusion or breach of the security of (i) any IT Assets operated or controlled by the Company Group or, to the Knowledge of Company, any third party contractors and partners or (ii) any Personal Information under the custody or control of the Company Group, nor has any Person (including any Governmental Authority) made any claim or commenced any Action or (to the Knowledge of the Company) investigation against the Company Group with respect to collection, storage, transfer, loss, damage or unauthorized access, disclosure, use, modification or other misuse of Personal Information, and to the Knowledge of Company, no such claim or Action is anticipated.

3.20    Sanctions; Export Control; Anti-Corruption; Anti-Money Laundering.

(a) The Company Group and their respective Affiliates and Representatives (with respect to Representatives, acting in their capacities as such on behalf of the Company Group) are and have been in compliance in the last five (5) years with (i) all applicable Export Control Laws and Sanctions Laws, including obtaining any licenses, registrations, or other authorizations necessary for compliance with the Export Control Laws and Sanctions Laws, and (ii) all applicable Anti-Corruption Laws and Anti-Money Laundering Laws.

(b)    None of the Company Group or any of their respective Affiliates or Representatives: (i) is or has been a Sanctioned Person, or (ii) is or has been in the last five (5) years directly or indirectly operating in, conducting business with, or otherwise engaging in any dealings with any Sanctioned Person or in any Sanctioned Jurisdiction, to the extent such activities violate applicable Sanctions Laws and Export Control Laws.

(c)    None of the Company Group or any of their respective Affiliates or Representatives (with respect to Representatives, acting in their capacities as such on behalf of the Company Group), is or has been the subject of any Action or (to the Knowledge of the Company) investigation involving any Sanctions Laws, Export Control Laws, Anti-Corruption Laws, or Anti-Money Laundering Laws.

(d)    The Company Group maintains an effective export compliance program, which includes adequate controls over physical, visual, and electronic access to export controlled information and technology to ensure that access by foreign Persons, wherever located, is restricted as required by applicable Export Control Laws.

(e)    None of the Company Group or any of their respective Affiliates or Representatives, has (i) made an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any Person, including any “foreign person” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977), to obtain or retain business, to direct business to any of the Company Group or to any other Person or to secure any improper advantage, in each case in violation of any applicable Anti-Corruption Law or (ii) acted in any other manner that would constitute or give rise to a violation of any applicable Anti-Corruption Law. The Company Group has instituted, maintained and enforced policies and procedures reasonably designed to promote and ensure compliance with applicable Anti-Corruption Laws.

3.21    Customers and Suppliers.

(a) Section 3.21(a) of the Company Disclosure Schedule contains a true, complete and accurate list, by percentage of total sales by the Company Group for each of the fiscal year ended on December 31, 2020 and the period beginning January 1, 2021 and ending September 25, 2021, of the twenty (20) largest customers of the Company Group measured by revenue received (each a “Company Significant Customer”). Since January 1, 2021, except as set forth in Section 3.21(a) of the Company Disclosure Schedule, there has not been any termination, cancellation or material change in the business relationship, and there has been no material dispute between any of the Company Group or any of their respective Affiliates, on the one hand, and any Company Significant Customer, on the other hand, and the Company Group has not received any written, or to the Knowledge of Company, oral notice that any Company Significant Customer intends to adversely change its terms, cease or materially alter its business relationship with the Company Group or reduce its rate or amount of purchases from the Company Group.

(b)    Section 3.21(b) of the Company Disclosure Schedule contains a complete and accurate list, by percentage of total purchases by the Company Group for each of the fiscal year ended December 31, 2020 and the period beginning January 1, 2021 and ending September 25, 2021, of the twenty (20) largest suppliers to the Company Group (each a “Company Significant Supplier”) measured by aggregate expenditures. Since January 1, 2021, except as set forth in Section 3.21(b) of the Company Disclosure Schedule, there has not been any termination, cancellation or material change in the business relationship, and there has been no material dispute between any of the Company Group or any of their respective Affiliates, on the one hand, and any Company Significant Supplier, on the other hand, and the Company Group has not received any written, or to the Knowledge of Company, oral notice that any Company Significant Supplier intends to adversely change its terms, cease or materially alter its business relationship with the Company Group or reduce its rate or amount of sales to the Company Group.

(c)    All materials and products that are currently being, or have been, distributed or sold by the Company Group, in each case, have been and are being, as applicable, distributed or sold in conformity in all material respects with all applicable contractual commitments, all relevant product specifications and standards, all express and implied warranties and all applicable Laws, and, since January 1, 2021, none of Company Group have received any written or, to the Knowledge of Company oral, notice of any allegation that any such material or product is defective or not in conformity in all material respects with applicable contractual commitments, applicable material or product specifications and standards, applicable express or implied warranties or applicable Law, except for notices received from customers in the ordinary course of business.

3.22    Related Party Transactions.

(a)    Section 3.22 of the Company Disclosure Schedule sets forth a list of all intercompany accounts of the Company Group.

(b)    Other than the Related Party Agreements identified in subsection (xi) of Section 3.13(a) of the Company Disclosure Schedule, none of the Company Equityholder or its Affiliates (other than the Company Group): (i) is a supplier or customer of the Company Group or (ii) has any cause of action or other claim against the Company Group.

3.23    Title to Assets. The Company Group has good and valid title to, or a valid leasehold interest in, all material tangible property and other material tangible assets used in or necessary for use in the businesses of the Company Group as currently conducted. All such properties and assets (including leasehold interests) are free and clear of Liens except for Permitted Liens.

3.24 Proxy Statement. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the Proxy Statement thereto will, at the date of mailing to stockholders and at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY EQUITYHOLDER

The Company Equityholder hereby represents and warrants to Parent and Merger Sub as follows:

4.1    Due Incorporation. The Company Equityholder is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware.

4.2 Due Authorization. The Company Equityholder has full limited liability company power and authority to enter into, deliver and perform this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company Equityholder of this Agreement and its Related Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action by the Company Equityholder. The Company Equityholder has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes, and the Company Equityholder’s Related Agreements upon execution and delivery by the Company Equityholder (assuming due power and authority of, and due execution and delivery by, the other Parties or parties thereto) will constitute, legal, valid and binding obligations of the Company Equityholder, enforceable against the Company Equityholder in accordance with its terms, in each case except as such enforceability may be limited by the Enforceability Exceptions.

4.3 Ownership of Company. As of the date hereof, TestEquity Holdings owns one hundred percent (100%) of the issued and outstanding Company Membership Interests and the Company Equityholder owns 100% of the issued and outstanding equity securities of TestEquity Holdings, free and clear of all Liens other than Liens imposed by federal and state securities Laws.

Following the consummation of the Reorganization, the Company Equityholder shall own one hundred percent (100%) of the issued and outstanding Company Membership Interests, free and clear of all Liens other than Liens imposed by federal and state securities Laws

4.4    Non-Contravention; Consents and Approvals. The execution and delivery of this Agreement and the Company Equityholder’s Related Agreements by the Company Equityholder do not, and the consummation of the transactions contemplated by hereby and thereby, and compliance with the provisions of this Agreement and the Company Equityholder’s Related Agreements will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any material right or obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company Equityholder under, or result in any loss, suspension, limitation or impairment of any right of the Company Equityholder to own or use any assets for the conduct of their its businesses under, any provision of (a) the Governing Documents of the Company Equityholder or (b) (i) any material Contract of the Company Equityholder or (ii) subject to the filings and other matters referred to in the immediately following sentence, any Law or Governmental Order, in each case applicable to the Company Equityholder or any of the Company Equityholder’s properties or assets, other than, in the case of the foregoing clause (b), any such conflicts, violations, breaches, defaults, rights, losses, Liens, suspensions, limitations or impairments that have not and would not reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the Company Equityholder’s ability to consummate the transactions contemplated by this Agreement and its Related Agreements. No consent, approval, order, permit, license, waiver or authorization of, action or nonaction by, registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to the Company Equityholder in connection with the execution and delivery by the Company Equityholder of this Agreement and its Related Agreements or the consummation by the Company Equityholder of the transactions contemplated by hereby and thereby, except for (A) the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, (B) the filing of the Certificate of Merger pursuant to the DLLCA, (C) any filings or notices as may be required under applicable state securities or “blue sky” Laws in connection with the Share Issuances or as may be required by Nasdaq, (D) compliance with and filings under the HSR Act or any other Antitrust Law, (E) submission of the ITAR Notice to the Directorate of Defense Trade Controls of the U.S. State Department and (F) such other consents, approvals, orders, permits, licenses, waivers, authorizations, actions, nonactions, registrations, declarations, filings and notices the failure of which to be obtained or made have not and would not reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the Company Equityholder’s ability to consummate the transactions contemplated by this Agreement and its Related Agreements.

4.5 Litigation. As of the date hereof, (a) there is no, and since January 1, 2018 there has not been any, Action or (to the Knowledge of the Company Equityholder) investigation pending or, to the Knowledge of the Company Equityholder, threatened, against the Company Equityholder and (b) the Company Equityholder is not, and since January 1, 2018 has not been, a party or subject to any Governmental Order, which in the case of either clause (a) or (b), would adversely affect or delay the Company Equityholder’s performance under this Agreement or the consummation of the transactions contemplated by, or the Company Equityholder’s ability to discharge its obligations under, this Agreement and its Related Agreements.

4.6    Compliance with Laws. The Company Equityholder is and, since January 1, 2018 has been, in compliance with all Laws to which the Company Equityholder or any of their properties or assets are subject, except for such violations of Law which have not and would not reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the Company Equityholder’s ability to consummate the transactions contemplated by this Agreement and its Related Agreements.

4.7 Acquisition for Investment. The Company Equityholder is aware that the Parent Common Shares being acquired by the Company Equityholder pursuant to the transactions contemplated by this Agreement have not been registered under the Securities Act or under any state securities laws. The Company Equityholder qualifies as an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and the Company Equityholder is purchasing the Parent Common Shares solely for investment and not with a view toward, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling any of the Parent Common Shares. The Company Equityholder and its Affiliates will not sell or otherwise dispose of the Parent Common Shares except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable Law.

4.8    Brokers and Finders. Other than Piper Sandler & Co., the Company Equityholder has not, directly or indirectly, entered into any agreement with any Person that would obligate the Company Equityholder to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions contemplated by this Agreement.

4.9 Proxy Statement. None of the information supplied or to be supplied by the Company Equityholder for inclusion or incorporation by reference in the Proxy Statement thereto will, at the date of mailing to stockholders and at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub jointly and severally represent and warrant to Company and the Company Equityholder as follows, it being understood that the representations and warranties contained in this ARTICLE V are subject to (x) the exceptions and qualifications set forth in the Parent Disclosure Schedule; and (y) any information set forth in any filed or furnished and publicly available registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated therein) with the SEC by Parent since January 1, 2018 (but excluding any disclosure contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other information, statement or other disclosure that is similarly predictive or forward-looking and not a statement of historical or current fact):

5.1    Due Incorporation; No Prior Activities. Each of the Parent Group is duly organized or incorporated (as the case may be), validly existing and in good standing (to the extent such concept is applicable) under the Laws of the jurisdiction of its incorporation or organization. Each of the Parent Group has all corporate or other entity power and authority and all Permits necessary to own, lease and operate its respective assets and properties and to carry on its business as they are now being owned, operated or conducted. Each of the Parent Group is duly qualified, licensed or registered to do business as a foreign corporation or other business entity (to the extent such concept is applicable) and is in good standing (to the extent such concept is applicable) in all of the jurisdictions in which the ownership or lease of property or assets or the conduct or nature of such Person’s business makes such qualification, license or registration necessary, except where the failure to be so duly qualified, licensed or registered or in good standing (or the equivalent thereof) does not constitute Parent Material Adverse Effect. All of the issued and outstanding limited liability company interests of Merger Sub are owned directly by Parent free and clear of Liens other than transfer restrictions imposed by federal and state securities Laws. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Except for obligations or liabilities incurred in connection with its formation and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

5.2 Due Authorization. Each of Parent and Merger Sub has full corporate or limited liability company power and authority to enter into, deliver and perform this Agreement and its Related Agreements and, subject to receipt of the Parent Stockholder Approvals and to the adoption of this Agreement by Parent as the sole equityholder of Merger Sub, to consummate the transactions contemplated hereby and thereby. The Special Committee has unanimously (a) determined that the terms of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) are fair to and in the best interests of Parent and its stockholders (other than the Excluded Company Parties), (b) approved the execution, delivery and performance of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) and (c) recommended that the Parent Board approve, and recommend that Parent’s stockholders approve, the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances). The Parent Board (acting on the recommendation of the Special Committee) has, by unanimous vote of the Transaction Directors, (i) determined that the terms of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) are fair to and in the best interests of Parent and its stockholders (other than the Excluded Company Parties), (ii) approved the execution, delivery and performance of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances), (iii) directed that the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) be submitted to Parent’s stockholders for approval at a duly held meeting of such stockholders for such purpose (the “Stockholders Meeting”) and (iv) resolved to recommend that Parent’s stockholders approve the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) at the Stockholders Meeting (the foregoing clause (c) and this clause (iv), collectively, the “Parent Recommendation”). Parent, as the sole equityholder of Merger Sub, and the board of managers of Merger Sub, have approved and declared advisable the execution, delivery and performance of this Agreement and the transactions contemplated by this Agreement. Except for (x) (1) the approval of the Share Issuances by the affirmative vote of the holders of a majority of the total votes of Parent Common Shares cast on such matter in person or by proxy at the Stockholders Meeting (or any adjournment thereof), as required by Rule 5635(a) of the Nasdaq Listing Rules (the “Parent Nasdaq Stockholder Approval”), (2) the approval of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) by the affirmative vote of the holders of a majority of the total voting power of Parent Common Shares present in person or by proxy at the Stockholders Meeting (or any adjournment thereof) (the “Parent General Stockholder Approval”) and (3) the approval of the Transaction Agreements and the Transactions (including the Mergers and the Share Issuances) by the affirmative vote of the holders of a majority of the total voting power of Parent Common Shares not owned, directly or indirectly, by the Excluded Company Parties present in person or by proxy at the Stockholders Meeting (or any adjournment thereof), where a majority of the outstanding Parent Common Shares not owned, directly or indirectly, by the Excluded Company Parties are present in person or by proxy at the Stockholders Meeting (or any adjournment thereof) (the “Parent Unaffiliated Stockholder Approval” and, together with the Parent Nasdaq Stockholder Approval and the Parent General Stockholder Approval, the “Parent Stockholder Approvals”), and (y) the adoption of this Agreement by Parent as the sole equityholder of Merger Sub, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize, adopt or approve, as applicable, this Agreement or Parent’s Related Agreements or to consummate the transactions contemplated hereby or thereby (except for the filing of the Certificate of Merger pursuant to the DLLCA). Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and has duly and validly executed and delivered (or prior to or at the Closing will duly and validly execute and deliver) its Related Agreements. This Agreement constitutes, and Parent’s Related Agreements upon execution and delivery by Parent (assuming due power and authority of, and due execution and delivery by, the other Parties or parties thereto) will constitute, legal, valid and binding obligations of Parent and Merger Sub (as applicable), enforceable against Parent and Merger Sub (as applicable) in accordance with their terms, in each case except as such enforceability may be limited by the Enforceability Exceptions.

5.3    Capitalization.

(a) The authorized capital stock of Parent consists of 35,000,000 shares of common stock, par value $1.00 per share (each, a “Parent Common Share”), and 500,000 shares of preferred stock, par value $1.00 per share, (each, a “Parent Preferred Share” and, together with the Parent Common Shares, the “Parent Capital Shares”). At the close of business on December 26, 2021, (i) 9,078,347 Parent Common Shares were issued and outstanding, (ii) no Parent Preferred Shares were issued and outstanding, (iii) 80,000 Parent Common Shares were issuable upon the exercise of outstanding options to purchase Parent Common Shares (“Parent Stock Options”) granted under the Parent Stock Plan (whether or not presently exercisable), (iv) 101,878 Parent Common Shares were issuable upon settlement of outstanding equity awards (the “Parent Awards”) granted under the Parent Stock Plan, assuming target performance under performance-based Parent Awards, other than the Parent Stock Options, and (v) 213,632 Parent Common Shares were reserved for issuance pursuant to the Parent Stock Plan, based on target performance under performance-based Parent Awards. As of the close of business on December 26, 2021, 576,637 stock performance rights (the “Stock Performance Rights”) have been issued pursuant to the Amended Stock Performance Plan. Except as set forth in this Section 5.3(a), as of December 26, 2021, no shares of capital stock or voting securities of, or other equity interests in, Parent were issued, reserved for issuance or outstanding, and Parent had no other contractual payment obligation tied to the value of the Parent Common Shares. From December 26, 2021 to the date of this Agreement, there have been no issuances by Parent of shares of capital stock or voting securities of, or other equity interests in, Parent other than the issuance of Parent Common Shares upon the exercise of Parent Stock Options or upon the settlement of Parent Awards, in each case, outstanding as of December 26, 2021 and in accordance with their terms in effect at such time.

(b)    All of the issued and outstanding equity interests in each of the Parent Group have been duly authorized and validly issued in accordance with the Governing Documents of such Person and are fully paid (to the extent required under the Governing Documents of such Person) and nonassessable and have not been issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person. Parent owns, directly or indirectly, all of the outstanding equity interests in Parent’s Subsidiaries free and clear of all Liens other than transfer restrictions imposed by federal and state securities Laws.

(c)    The Parent Common Shares constituting the Merger Consideration will be, when issued, duly authorized and validly issued in accordance with the Governing Documents of the Company and will be fully paid and nonassessable and will not be issued in violation of any preemptive rights, rights of first refusal or other similar rights of any Person.

(d)    Except as set forth in Section 5.3(a), as of the date of this Agreement there are no preemptive rights or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, subscription agreements, commitments or rights of any kind that obligate any of the Parent Group to issue or sell any equity interests or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any equity interests in any of the Parent Group, and no securities or obligations evidencing such rights are authorized, issued or outstanding.

(e)    None of the Parent Group has any outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the holders of equity interests in any of the Parent Group on any matter.

(f)    There are no voting trusts or other agreements or understandings to which any of the Parent Group is a party with respect to the voting or registration of the equity interests of any of the Parent Group.

(g)    Except with respect to the ownership of any direct or indirect Subsidiary of Parent, none of the Parent Group owns, directly or indirectly, any equity interest of any kind in or long-term debt securities of any Person. No Subsidiary of Parent owns any equity interests of Parent.

5.4 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement and Parent’s Related Agreements by Parent and Merger Sub do not, and the consummation of the transactions contemplated by hereby and thereby, and compliance with the provisions of this Agreement and Parent’s Related Agreements will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of any material right or obligation or to the loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent Group under, or result in any loss, suspension, limitation or impairment of any right of Parent Group to own or use any assets for the conduct of its business under, any provision of (a) the Governing Documents of each member of the Parent Group or (b) (i) any Parent Material Contract or (ii) subject to the filings and other matters referred to in the immediately following sentence, any Law or Governmental Order, in each case applicable to Parent Group or any of Parent Group’s properties or assets, other than, in the case of the foregoing clause (b), any such conflicts, violations, breaches, defaults, rights, losses, Liens, suspensions, limitations or impairments that have not had a Parent Material Adverse Effect. No consent, approval, order, permit, license, waiver or authorization of, action or nonaction by, registration, declaration or filing with, or notice to, any Governmental Authority is required to be obtained or made by or with respect to Parent Group in connection with the execution and delivery by Parent and Merger Sub of this Agreement and Parent’s Related Agreements or the consummation by Parent and Merger Sub of the transactions contemplated by hereby and thereby, except for (A) the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement, the Related Agreements and the transactions contemplated hereby and thereby, (B) the filing of the Certificate of Merger pursuant to the DLLCA, (C) any filings or notices as may be required under applicable state securities or “blue sky” Laws in connection with the Share Issuances or as may be required by Nasdaq, (D) compliance with and filings under the HSR Act or any other Antitrust Law, (E) submission of the ITAR Notice to the Directorate of Defense Trade Controls of the U.S. State Department, and (F) such other consents, approvals, orders, permits, licenses, waivers, authorizations, actions, nonactions, registrations, declarations, filings and notices the failure of which to be obtained or made does not constitute Parent Material Adverse Effect and would not and would not reasonably be expected to prevent, materially impair or materially delay Parent’s or Merger Sub’s ability to consummate the transactions contemplated by this Agreement and their respective Related Agreements.

5.5    SEC Documents; Parent Financial Statements; Undisclosed Liabilities.

(a) Parent Group has filed or furnished all required registration statements, prospectuses, reports, schedules, forms, statements, certifications and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 2020 (the “Parent SEC Documents”). As of their respective dates (or, if amended, as of the date of such amendment), the Parent SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the Parent SEC Documents, and none of the Parent SEC Documents when filed (or, if amended, as of the date of such amendment) and at their respective effective times, if applicable, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any of the Parent SEC Documents, and, to the Knowledge of Parent, none of the Parent SEC Documents is the subject of any outstanding SEC comment or outstanding SEC investigation.

(b)    The consolidated financial statements (including all related notes and schedules) of Parent Group included in the Parent SEC Documents (the “Parent Financial Statements”) were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the applicable Law) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent Group as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material and to any other adjustments described therein, including the notes thereto).

(c)    As of the date hereof, Parent does not have any material liabilities, debts, claims and obligations of a type that are required by GAAP to be reflected or reserved against in a consolidated balance sheet of Parent, except in each case (i) as reserved against in the Parent SEC Documents or disclosed in the notes thereto; (ii) for liabilities incurred in the ordinary course of business since the Parent Latest Balance Sheet; and (iii) liabilities and obligations for fees and expenses incurred in connection with this Agreement and the Related Agreements and the transactions contemplated by this Agreement.

(d)    Each of the principal executive officer of Parent and the principal financial officer of Parent (and each former principal executive officer of Parent and each former principal financial officer of Parent, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act or Sections 302 and 906 of the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder with respect to the Parent SEC Documents, and prior to the date of this Agreement, neither Parent nor any of its executive officers has received written notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing such certifications. For purposes of this Section 5.5(c), “principal executive officer” and “principal financial officer” have the meanings given to such terms in the Sarbanes-Oxley Act. None of the Parent Group has outstanding, or has arranged any outstanding, “extensions of credit” to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act.

(e)    Parent has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act. Parent’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by Parent in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Parent’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

(f)    The internal controls over financial reporting of the Parent Group provide reasonable assurance regarding the reliability of the financial reporting of the Parent Group and the preparation of the Parent Financial Statements for external purposes in accordance with GAAP.

(g)    Parent has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s auditors and the audit committee of the board of directors of Parent (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any of the Parent Group. Parent has made available to Company all such disclosures made by management to Parent’s auditors and audit committee of its board of directors.

(h)    Each of the Parent Group is in compliance, in all material respects, with all rules, regulations and requirements of the Sarbanes-Oxley Act and the SEC.

(i)    The Parent Common Shares are registered under Section 12(b) of the Exchange Act and (other than those Parent Common Shares included in the Merger Consideration) are listed on the Nasdaq, and Parent has not received any notice of delisting. Other than Parent Common Shares, none of the Parent Group has any securities of any kind registered under the Exchange Act. None of the Parent Group has taken any action designed to, or which to the Knowledge of Parent is likely to have the effect of, terminating the registration of the Parent Common Shares under the Exchange Act. Parent is in compliance, in all material respects, with the applicable criteria for continued listing, maintenance and any other applicable rules and regulations of the Nasdaq applicable to the Parent Common Shares, including all applicable corporate governance rules and regulations thereunder.

5.6    Absence of Changes. Except as expressly contemplated by this Agreement, from date of the Parent Latest Balance Sheet through the date hereof, (a) the Parent Group has operated their businesses in all material respects in the ordinary course of business and consistent with past practice, (b) none of the Parent Group has taken or agreed to take any action that, if taken during the period from the date hereof to the Closing, would constitute a breach of Section 6.3 and (c) there has not been any Event which has had a Parent Material Adverse Effect.

5.7 Environmental Matters. Except as set forth on Section 5.7 of the Parent Disclosure Schedule and for matters that would not be material to the Parent Group:

(a)    each of the Parent Group is and since January 1, 2018 has been in material compliance with applicable Environmental Laws;

(b)    each of the Parent Group holds, and since January 1, 2018 has held, all Permits under Environmental Laws required for each of its operations; and since January 1, 2018 has been in material compliance with all applicable terms and conditions of such Permits;

(c)    none of the Parent Group has received any written notice asserting Liability arising from or relating to any Hazardous Substances or alleged violation of Environmental Law, which notice remains unresolved;

(d)    there is no Action or (to the Knowledge of Parent) investigation pending or, to the Knowledge of Parent, threatened in writing against any of Parent Group in connection with any asserted Liability under Environmental Laws;

(e)    there has been no Release of Hazardous Substances by any of the Parent Group, or, to the Knowledge of Parent, by any other party, at, on or from any real property (including any real property currently or formerly owned, leased or operated by any of the Parent Group) that would reasonably be expected to result in Liability being imposed upon any of the Parent Group under applicable Environmental Laws;

(f)    none of the Parent Group is subject to any outstanding obligations pursuant to a consent decree, order or settlement pursuant to any Environmental Law;

(g)    to the Knowledge of Parent, none of the Parent Group has exposed any Person or property to any Hazardous Substances in connection with the use, application, malfunction, defect, design, operation, performance or suitability of any product of the Parent Group or service of the Parent Group in a manner that would reasonably be expected to result in Liability being imposed upon the Parent Group under applicable Environmental Laws;

(h)    none of the Parent Group has assumed by Contract or operation of Law any Liability under Environmental Law of any third person;

(i)    to the Knowledge of Parent, there is no existing Event that would reasonably be expected to result in the Parent Group incurring any material expenditure to maintain compliance with Environmental Laws; and

(j)    Parent has made available to Company copies, in its possession or reasonable control, of material environmental reports concerning the current or former operations or properties of the Parent Group.

5.8    Taxes. Except as set forth in Section 5.8 of the Parent Disclosure Schedule:

(a) all material Tax Returns required to be filed by or with respect to the Parent Group have been timely filed (giving effect to any extensions) and all such Tax Returns are correct and complete in all material respects;

(b)    each of the Parent Group has timely paid all material Taxes that have become due and payable by it, except, with respect to those Taxes contested in good faith through appropriate proceedings or for which adequate reserves have been established;

(c)    none of the Parent Group has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency, which waiver or extension is currently in effect, other than an extension of any statute of limitations arising by operation of Law as a result of the filing of an extension of time to file any Tax Return with such extension of time filed in the ordinary course of business;

(d)    no audit or other proceeding by any Governmental Authority is pending with respect to any material Taxes due from or with respect to the Parent Group and none of the Parent Group has received written notice from any Governmental Authority that such an audit or examination will be initiated in the future. There are no Liens on any of the assets of any of the Parent Group that arose in connection with any failure (or alleged failure) to pay any Tax other than Permitted Liens;

(e)    none of the Parent Group has entered into an agreement or waiver extending any statute of limitations relating to the payment or collection of material Taxes, currently is the beneficiary of any extension of time within which to file any Tax Return other than an extension of time filed in the ordinary course of business or consented to any extension of time with respect to any Tax assessment or deficiency, in each case that will be in effect after the Effective Time;

(f)    no claim has ever been made by a Governmental Authority in a jurisdiction where any of the Parent Group does not file Tax Returns that the Parent Group is or may be subject to taxation by that jurisdiction, which claim has not been resolved, and none of the Parent Group has a taxable presence or nexus other than in the jurisdictions in which it currently files Tax Returns;

(g)    none of the Parent Group (i) has been a member of an affiliated group (or any consolidated, combined or unitary group under state, local or non-U.S. Law), (ii) has had any Liability for the Taxes of any Person other than itself under Section 1.1502-6 of the Treasury Regulations (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, by Contract or otherwise, (iii) is party to or bound by or has any obligations under any Tax allocation, Tax sharing, Tax indemnification or other similar Contract (other than Contracts entered into in the ordinary course of business and the primary purpose of which does not relate to Taxes) and (iv) is party to any Contract or arrangement to pay, indemnify or make any payment with respect to any Tax liabilities of any stockholder, member or Representative of any of the Parent Group;

(h)    none of the Parent Group has engaged in any “listed transaction” within the meaning of Sections 6111 and 6112 of the Code or any similar provisions of U.S. state or local or non-U.S. Law or any “tax shelter” within the meaning of Section 6662 of the Code or the Treasury Regulations promulgated thereunder (or any similar provision of applicable U.S. state or local or non-U.S. Law);

(i)    none of the Parent Group has requested or received a written ruling from any Governmental Authority or signed any binding agreement with any Governmental Authority with respect to Taxes of the Parent Group;

(j)    the Parent is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code;

(k)    the Parent Group has duly and timely collected all material amounts on account of any sales or transfer taxes, and state, provincial or territorial sales Taxes, required by applicable Laws to be collected by them and has duly and timely remitted to the appropriate Governmental Authority any such amounts required by Law to be remitted by them;

(l)    none of the Parent Group will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law) executed on or prior to the Closing Date, (iii) intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), (iv) installment sale or open transaction disposition made on or prior to the Closing Date, or (v) prepaid amount received on or prior to the Closing Date; and

(m)    each of the Parent Group has complied in all material respects with all local Tax Laws in its country of organization and has provided reasonable documentation or other proof of compliance with any applicable Tax holiday or other similar incentives; and

(n)    each of the Parent Group has not taken any action and does not know of any fact that would reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Notwithstanding the generality of any other representations and warranties in this Agreement, the representations and warranties in this Section 5.8 constitute the sole and exclusive representations and warranties of Parent with respect to the Taxes of the Parent Group. Nothing in this Section 5.8 or otherwise in this Agreement shall be construed as a representation or warranty with respect to the amount or availability in a Taxable period (or portion thereof) beginning after the Closing Date of any net operating loss, capital loss, Tax credit carryover or other Tax asset generated or arising in or in respect of a Taxable period (or portion thereof) ending on or before the Closing Date.

5.9    Material Contracts.

(a) Section 5.9(a) of the Parent Disclosure Schedule sets forth a list of all of the following Contracts to which any of the Parent Group is a party or by which any of the Parent Group or any of their respective assets is bound (except for purchase orders and sales orders entered into in the ordinary course of business) as of the date hereof (each, a “Parent Material Contract”):

(i)    any Contract that limits, in any material respect, the freedom or ability of the Parent Group to conduct any line of business, operate any aspect of the business of the Parent Group or compete with any Person in any geographical area or solicit or hire employees or that grants any customer or supplier of the Parent Group exclusivity or a right to “most favored nation” pricing terms, or obligates the Parent Group to purchase requirements or minimum amounts, excluding (A) geographical or field of use restrictions imposed by any Intellectual Property license agreements with respect to the use of the Intellectual Property subject thereto and (B) reasonable limitations on use in connection with confidentiality, research, consulting, or other agreements entered into in the ordinary course of business consistent with past practice;

(ii)    any Contract for the sale of any of the assets of the Parent Group (other than the sale of inventory in the ordinary course of business consistent with past practice) for consideration in excess of $50,000;

(iii)    any Contract with a Parent Significant Supplier or a Parent Significant Customer;

(iv)    any Contract related to any joint venture, partnership, strategic alliance or similar arrangement with another Person;

(v)    any Contract relating to the acquisition or disposition (by merger, purchase of stock or assets or otherwise) by any of the Parent Group of any operating business or material assets or the capital stock of any other Person that contains material ongoing obligations or Liabilities of the Parent Group for consideration in excess of $50,000;

(vi)    any Contract relating to (A) the incurrence, assumption or guarantee of any indebtedness or (B) imposing a Lien (other than a Permitted Lien) on any of the material assets or properties of any of the Parent Group, in each case having a principal amount in excess of $50,000;

(vii)    any Contract (other than a benefit plan of the Parent Group), for the employment of any employee or natural person independent contractor of the Parent Group providing services to any of the Parent Group with annual base salary in excess of $100,000;

(viii)    any Contract pursuant to which any of the Parent Group grants to any Person or is granted by any Person any license, sublicense, right, consent or non-assertion under or with respect to any Intellectual Property, other than (A) Incidental Licenses and (B) non-exclusive licenses to customers granted in the ordinary course of business and consistent with past practices;

(ix)    any other Contract, other than a benefit plan of the Parent Group, that obligates any of the Parent Group to pay, or that entitles any of the Parent Group to receive, an amount in cash, goods, services or materials of $1,000,000 or more in any consecutive twelve (12)-month period that is not terminable without penalty upon less than ninety (90) days prior written notice by any of the Parent Group;

(x)    any Contract under which the Parent Group is obligated to make any capital commitment or expenditure in excess of $100,000 individually or $1,000,000 in the aggregate;

(xi)    any collective bargaining agreement or other Contract with a labor union;

(xii)    any Contract that is a lease of, or permits any third party to hold or operate, any tangible property (other than real property), owned or controlled by the Parent Group, except for any Contract under which the aggregate annual rental payments do not exceed $100,000;

(xiii)    any Contract related to the agreement to settle or compromise any pending or threatened Action or investigation and under which any of the Parent Group has continuing obligations;

(xiv)    any Contract the primary purpose of which is to bind any of the Parent Group to indemnify or assume liabilities of any other Person, with such obligation continuing after the date hereof, other than customary indemnification provisions in commercial Contracts entered into in the ordinary course of business consistent with past practice;

(xv)    any Contract granting to any Person a right of first refusal or right of first offer on the sale of any material part of any of the business, assets or properties of any of the Parent Group;

(xvi)    any Contract pursuant to which any of the Parent Group has agreed to loan any Person any amount or otherwise make any investment in any other Person, other than employee loans or advances in the ordinary course of business;

(xvii)    any Contract with any Governmental Authority; and

(xviii)    any Contract pursuant to which any of the Parent Group may be obligated to pay or incur transaction fees and expenses in respect of this Agreement and the transactions contemplated by this Agreement, including those of all attorneys, accountants, actuaries, consultants, experts, investment bankers or other professionals, if any, engaged by or on behalf of the Parent Group in respect of this Agreement and the transactions contemplated by this Agreement.

(b)    Except as set forth on Section 5.9(b) of the Parent Disclosure Schedule, (i) since January 1, 2021, none of the Parent Group has received any written notice of any intention to terminate, repudiate or disclaim, or of any default or event that (with due notice or lapse of time or both) would constitute a default by any of the Parent Group under any Parent Material Contract, other than defaults that have been cured or waived in writing or would not reasonably be expected to be material to the business of the Parent Group as a whole, (ii) each Parent Material Contract is a legal, valid and binding obligation of Parent or its Subsidiaries, as applicable, and is in full force and effect (except to the extent subject to, and limited by, the Enforceability Exceptions) and (iii) no material breach in or material default under any Parent Material Contract by any of the Parent Group exists (with or without the lapse of time or the giving of notice, or both), and to the Knowledge of Parent, no other party to any Parent Material Contract is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any Parent Material Contract. Parent has made available to Company true, correct and complete copies of each of the Parent Material Contracts, together with all amendments, modifications or supplements thereto, to the extent such amendments, modifications or supplements are in Parent’s possession.

5.10    Compliance with Laws; Permits.

(a) Except as set forth in Section 5.10(a) of the Parent Disclosure Schedule, the Parent Group is and, since January 1, 2018 has been, in compliance with all Laws to which the Parent Group or any of their properties or assets are subject, except in each case to the extent that the failure to so comply does not constitute Parent Material Adverse Effect.

(b)    Except as set forth in Section 5.10(b) of the Parent Disclosure Schedule, (i) the Parent Group has all Permits that are necessary to permit the Parent Group to carry on their businesses in all material respects as currently conducted, (ii) such Permits are valid and in full force and effect, and (iii) all fees and charges with respect to such Permits as of the date hereof have been paid in full, except in each case as does not constitute Parent Material Adverse Effect. Since January 1, 2018, there has been no violation, cancellation, revocation or default of any Permit, nor has any event occurred that with or without notice or lapse of time or both, would reasonably be expected to result in any such violation, cancellation, revocation or default, that has had a Parent Material Adverse Effect.

(c)    In the past five (5) years, none of the Parent Group, or to the Knowledge of Parent, none of their Representatives acting on behalf of the Parent Group, has (i) violated any provision of any applicable Anti-Corruption Law; (ii) made any bribe, kickback or other unlawful payment to any governmental official to obtain or retain business; (iii) used or attempted to use any corporate funds for any unlawful contribution or other unlawful expenses relating to political activity or a charitable donation; or (iv) made any unlawful offer, unlawful promise to pay, or direct or indirect unlawful payment to or for the use or benefit of any governmental official. The Parent Group has instituted and maintained and enforced policies and procedures reasonably designed to promote and ensure compliance with applicable Anti-Corruption Laws.

5.11    Litigation. Except as set forth on Section 5.11 of the Parent Disclosure Schedule, as of the date hereof, (a) there is no, and since January 1, 2018 there has not been any, Action or (to the Knowledge of Parent) investigation pending or, to the Knowledge of Parent, threatened, against the Parent Group and (b) none of the Parent Group is, or since January 1, 2018 has been, a party or subject to any Governmental Order, which in the case of either clause (a) or (b), would adversely affect or delay Parent’s performance under this Agreement or the consummation of the transactions contemplated by, and to discharge its obligations under, this Agreement and its Related Agreements.

5.12 Brokers and Finders. Other than the Parent Financial Advisor, Parent and Merger Sub have not, directly or indirectly, entered into any agreement with any Person that would obligate either Parent or Merger Sub to pay any commission, brokerage fee or “finder’s fee” in connection with the transactions contemplated by this Agreement.

5.13    Data Privacy and Information Technology.

(a) Complete and correct copies of the privacy and data security policies of the Parent Group currently in effect have been made available to Company. The Parent Group maintains commercially reasonable privacy and data security policies, and such policies comply with all applicable Data Protection Laws. During the four (4)-year period preceding the date hereof, the Parent Group has at all times been in compliance, in all material respects, with all (i) applicable Data Protection Laws, (ii) contractual commitments and obligations of any of the Parent Group regarding the collection, storage, transmission, transfer, processing, security, safeguarding, loss, disclosure and use of Personal Information, including, to the extent applicable, the EU standard contractual clauses, (iii) internal privacy policies of the Parent Group and (iv) privacy policies contained on any websites maintained by or on behalf of any of the Parent Group.

(b)    Parent or one of its Subsidiaries, as applicable, has a valid and legal right (whether contractually, by applicable Data Protection Laws or otherwise) to access or use all material Personal Information or information considered “personal information” or “personal data” under applicable Data Protection Laws that is accessed and used by or on behalf of such Person in connection with the sale, use and/or operation of their products, services and businesses. As of the date hereof and as of the Closing, none of the Parent Group is prohibited by any applicable Law or their own privacy and data security policies from providing Company with or transferring to Company at Closing, all or any portion of the Personal Information collected, processed, stored, acquired, and used by the Parent Group.

(c)    The Parent Group has taken commercially reasonable steps to prevent the violation by the Parent Group of any Person’s rights with respect to Personal Information.

(d)    The Parent Group owns, leases or licenses all of its IT Assets that are necessary to conduct the business of the Parent Group in all material respects in the manner currently conducted. In the two (2) years prior to the date hereof, there has been no failure or other material substandard performance of any of such IT Assets which has caused any material disruption to the Parent Group. The Parent Group has taken commercially reasonable steps to provide for the backup and recovery of data and information of the Parent Group, has commercially reasonable disaster recovery plans, procedures and facilities for the Parent Group and, as applicable, has taken commercially reasonable steps to implement such plans and procedures. The Parent Group has taken commercially reasonable steps to protect the integrity and security of its IT Assets and the Personal Information stored thereon from unauthorized use, access, or modification by third parties. To the Knowledge of Parent, the Parent Group’s IT Assets (i) operate and perform in all material respects in accordance with their applicable specifications and documentation and as required for the conduct of the business of the Parent Group in the manner currently conducted, (ii) are free from material defects, viruses, worms, Trojan horses or similar flaws or harmful programs, (iii) have not been subjected to any material “denial of service” or other such attack and (iv) have not been the subject of any actual or attempted material intrusion or unauthorized access.

(e)    The Parent Group’s IT Assets are adequate and sufficient to protect the privacy, integrity, security and confidentiality of all Personal Information used, transferred, processed by, or under the custody or control of, the Parent Group. In the four (4) years prior to the date hereof, there has not been any material unauthorized access, intrusion or breach of the security of (i) any IT Assets operated or controlled by the Parent Group or, to the Knowledge of Parent, any third party contractors and partners or (ii) any Personal Information under the custody or control of the Parent Group, nor has any Person (including any Governmental Authority) made any claim or commenced any Action or (to the Knowledge of Parent) investigation against the Parent Group with respect to collection, storage, transfer, loss, damage or unauthorized access, disclosure, use, modification or other misuse of Personal Information, and to the Knowledge of Parent, no such claim or Action is anticipated.

5.14    Customers and Suppliers.

(a) Section 5.14(a) of the Parent Disclosure Schedule contains a true, complete and accurate list, by percentage of total sales by the Parent Group for each of the fiscal year ended on December 31, 2020 and the nine (9)-month period ended September 30, 2021, of the twenty (20) largest customers of the Parent Group measured by revenue received (each a “Parent Significant Customer”). Since January 1, 2021, except as set forth in Section 5.14(a) of the Parent Disclosure Schedule, there has not been any termination, cancellation or material change in the business relationship, and there has been no material dispute between any of the Parent Group or any of their respective Affiliates, on the one hand, and any Parent Significant Customer, on the other hand, and the Parent Group has not received any written, or to the Knowledge of Parent, oral notice that any Parent Significant Customer intends to adversely change its terms, cease or materially alter its business relationship with the Parent Group or reduce its rate or amount of purchases from the Parent Group.

(b)    Section 5.14(b) of the Parent Disclosure Schedule contains a complete and accurate list, by percentage of total purchases by the Parent Group for each of the fiscal year ended December 31, 2020 and the nine (9)-month period ended September 30, 2021, of the twenty (20) largest suppliers to the Parent Group (each a “Parent Significant Supplier”) measured by aggregate expenditures. Since January 1, 2021, except as set forth in Section 5.14(b) of the Parent Disclosure Schedule, there has not been any termination, cancellation or material change in the business relationship, and there has been no material dispute between any of the Parent Group or any of their respective Affiliates, on the one hand, and any Parent Significant Supplier, on the other hand, and the Parent Group has not received any written, or to the Knowledge of Parent, oral notice that any Parent Significant Supplier intends to adversely change its terms, cease or materially alter its business relationship with the Parent Group or reduce its rate or amount of sales to the Parent Group.

(c)    All materials and products that are currently being, or have been, distributed or sold by the Parent Group, in each case, have been and are being, as applicable, distributed or sold in conformity in all material respects with all applicable contractual commitments, all relevant product specifications and standards, all express and implied warranties and all applicable Laws, and, since January 1, 2021, none of Parent Group have received any written or, to the Knowledge of Parent, oral notice of any allegation that any such material or product is defective or not in conformity in all material respects with applicable contractual commitments, applicable material or product specifications and standards, applicable express or implied warranties or applicable Law, except for notices received from customers in the ordinary course of business.

5.15    Title to Assets. The Parent Group has good and valid title to, or a valid leasehold interest in, all material tangible property and other material tangible assets used in or necessary for use in the businesses of the Parent Group as currently conducted. All such properties and assets (including leasehold interests) are free and clear of Liens except for Permitted Liens.

5.16 Acquisition for Investment. Parent is aware that the limited liability company interests of the Surviving Company being acquired by Parent pursuant to the Transactions have not been registered under the Securities Act or under any state securities laws. Parent qualifies as an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and Parent is purchasing the limited liability company interests of the Surviving Company solely for investment and not with a view toward, or for sale in connection with, any distribution thereof within the meaning of the Securities Act, nor with any present intention of distributing or selling any of the limited liability company interests of the Surviving Company. Parent and its Subsidiaries and Affiliates will not sell or otherwise dispose of the limited liability company interests of the Surviving Company except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable Law.

5.17 Proxy Statement. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders and at the time of the Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which such statement was made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

5.18    State Anti-Takeover Statutes. The Parent Board, acting through the Transaction Directors, has taken action to approve the transactions contemplated by this Agreement for purposes of Section 203 of the DGCL.

5.19 Opinion of Parent Financial Advisor. The Special Committee has received the opinion of Parent Financial Advisor to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Merger Consideration provided for in the Merger pursuant to this Agreement is fair, from a financial point of view, to Parent.

ARTICLE VI

PRE-CLOSING COVENANTS

6.1    Access to Information and Facilities.

(a)    Subject to Section 6.4, from the date of this Agreement to the earlier of the Closing Date or the date this Agreement is terminated, subject to the Confidentiality Agreement and applicable Law, Company shall and shall cause its Subsidiaries to give Parent and Parent’s Representatives, upon reasonable prior written notice by Parent, reasonable access during normal business hours to the offices, facilities, and books and records of the Company Group that are in the possession or under the control of any of the Company Group, and shall make the officers and employees of the Company Group available to Parent and its Representatives as Parent and its Representatives shall from time to time reasonably request, in each case, to the extent that such access and disclosure would not obligate the Company Equityholder or the Company Group to take any actions that would unreasonably disrupt the normal course of their businesses; provided, however, that (i) the auditors and accountants of the Company Equityholder and the Company Group shall not be obligated to make any work papers available to any Person except in accordance with such auditors’ and accountants’ normal disclosure procedures and then only after such Person has signed a customary agreement relating to such access in form and substance reasonably acceptable to such auditors or accountants; (ii) Parent shall not sample or analyze any soil, groundwater, other environmental media, or building material at any facility of any of the Company Group; (iii) Parent is not authorized to and shall not (and Parent shall cause its Representatives and Associated Persons not to) contact (including through phone, email or social media), any employee (other than, for the avoidance of doubt, any officer of the Company), customer, vendor, supplier, distributor, lender or any material business relation of the Company Equityholder or the Company Group prior to the Closing relating to the transactions contemplated by this Agreement without the prior written consent of Company; and (iv) Parent shall comply, and shall cause its Representatives to comply, with all reasonable safety, health and security rules applicable to any offices or facilities of the Company Group being visited (including rules to comply with Public Health Measures), which rules are provided to Parent a reasonable amount of time in advance of such visit; provided, further, that nothing herein shall require the Company Equityholder or the Company Group to provide access or to disclose any information to Parent if such access or disclosure (A) would, in the reasonable judgment of Company, cause competitive harm to the Company Equityholder or the Company Group if the transactions contemplated by this Agreement are not consummated; (B) would be in violation of any Law (including any Antitrust Laws) applicable to the Company Equityholder or any of the Company Group or the terms of any Contract to which any of the Company Equityholder or any of the Company Group is party; or (C) is subject to an attorney-client or an attorney work-product privilege or would result in the waiver of any applicable attorney-client privilege. From the date of this Agreement to the earlier of the Closing Date or the date this Agreement is terminated, subject to the Confidentiality Agreement, Company shall and shall cause its Subsidiaries to give Parent and Parent’s Representatives monthly financial statements of the Company Group within twenty-five (25) days following each month-end starting with December 31, 2021, in form and substance as historically prepared by the Company Group; provided, however, that, with respect to any members or businesses of the Company Group acquired pursuant to the Acquisition, such financial statements with respect to such members or businesses shall be provided as soon as reasonably practicable.

(b)    Parent and its Representatives shall treat and hold strictly confidential any Evaluation Material (as defined in the Confidentiality Agreement), any books or records and any other information provided pursuant to this Section 6.1 in accordance with the terms of the Confidentiality Agreement.

6.2    Preservation of Company Business. Subject to Section 6.4, except (x) as set forth on Section 6.2 of the Company Disclosure Schedule, (y) as may be approved in writing by Parent (which approval will not be unreasonably withheld, delayed or conditioned) or (z) (1) as is otherwise expressly permitted, contemplated or required by this Agreement (including any actions contemplated by the Reorganization) or (2) as required by applicable Law or Public Health Measures, from the date hereof through the earlier of the Effective Time or the termination of this Agreement (but in all cases subject to the understanding and agreement that nothing contained in this Section 6.2, including the parenthetical in clause (y) above, shall permit the Company Equityholder, the Company or any of their Subsidiaries or other Affiliates to (or require the Special Committee, Parent or any of its Affiliates (including the Surviving Corporation) to) approve, or consent to allow, the Company Equityholder, the Company or any of their Subsidiaries or other Affiliates to) (I) enter into any definitive agreements with respect to the Acquisition (or any amendment or waiver with respect thereto) or (II) take any other action that is restricted by or otherwise subject to Section 2.8(d)(i) hereof, except in accordance with the terms of Section 2.8(d)(i)):

(a) Company shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to (i) carry on the business of the Company Group in all material respects in the ordinary course of business consistent with past practice, (ii) preserve the present assets, properties, business, operations, business organization and goodwill of the Company Group in all material respects and (iii) preserve in all material respects existing relationships with Persons having material business dealings with the Company Group (including employees, independent contractors, directors, vendors, customers, suppliers and Governmental Authorities); and

(b)    Company shall not, and shall cause its Subsidiaries not to, do any of the following with respect to the Company Group:

(i)    change, amend or otherwise modify the Governing Documents of any member of the Company Group;

(ii)    establish a record date for, declare, set aside, make or pay any dividend on, or make any other distribution in respect of equity securities or other voting interests of any member of the Company Group, other than dividends and distributions payable only to members of the Company Group;

(iii)    adjust, split, combine, subdivide, recapitalize or reclassify any of its equity securities or other voting interests;

(iv)    authorize for issuance, issue, sell, or deliver or agree or commit to issue, or purchase, redeem, retire or otherwise acquire any equity securities or other voting interests of any member of the Company Group, including any securities convertible into, exchangeable for, evidencing the right to subscribe for, or options, warrants or rights to purchase or subscribe for, capital stock, equity securities or other voting interests; provided, however, that the Subsidiaries of Company may make any such issuances, sales or deliveries to Company or a direct or indirect wholly owned Subsidiary of Company;

(v)    except as required by applicable Law or pursuant to the terms of any Benefit Plan in existence as of the date hereof and made available to Parent, (A) materially increase the amount of any bonus, salary or other cash compensation under any employment, severance, change in control, termination, retention or similar Contract with any current or former Employee or independent contractor having an annual base salary in excess of $200,000, (B) establish, adopt, enter into, amend or terminate any Benefit Plan or any plan, practice, agreement, arrangement or policy that would be a Benefit Plan if it was in existence on the date of this Agreement (including any employment, severance, separation, change in control, termination, retention or similar Contract with any Employee or independent contractor), other than entering into employment Contracts with new hires in the ordinary course of business consistent with past practice and reasonable in amount, (C) amend or waive any of its rights under, or accelerate the vesting, payment or exercisability under, any provision of any of the Benefit Plans; (D) enter into any trust, annuity or insurance Contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any Benefit Plan; or (E) make any material determination under any Benefit Plan inconsistent with prior determinations and positions;

(vi)    sell, license, abandon, lease, cancel, grant, transfer, convey or otherwise dispose of any material asset or property of the Company Group, other than in the ordinary course of business consistent with the past practice of the Company Group;

(vii)    acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, in a single transaction or a series of related transactions, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, except for (A) the acquisition of assets in the ordinary course of business consistent with the past practice of the Company Group and (B) the continued pursuit of the Acquisition, which shall be subject to approval as set forth in Section 2.8(d)(i);

(viii)    change its present accounting methods or principles in any material respect, except as required by GAAP or applicable Law;

(ix)    make, agree or enter into any commitment for capital expenditures in respect of the Company Group other than in the ordinary course of business consistent with past practice;

(x)    make, change or revoke any Tax election, amend any Tax Return or file any claim for a Tax refund, enter into any closing agreement with respect to Taxes, fail to pay Taxes that are due, settle any material Tax claim or assessment or surrender any right to claim a refund of Taxes, in each case, other than in the ordinary course of business consistent with past practice or as required by the Code or applicable Law;

(xi)    permit the Company Group to (A) pay or discharge any Management Fees other than as contemplated by Section 6.11 or (B) incur Indebtedness or permit, grant or take any other action that will result in the imposition of any Lien granted on any property or assets (whether tangible or intangible) of the Company Group (other than Permitted Liens); provided, however, that the Company Group may incur Indebtedness (x) under existing revolving credit facilities or other existing lines of credit of the Company Group, in each case as of the date of this Agreement and (y) in connection with the Acquisition that is approved pursuant to Section 2.8(d)(i);

(xii)    make capital contributions to or investments in any Person other than (A) in connection with the Acquisition that is approved pursuant to Section 2.8(d)(i) or (B) short term investments (including money market funds, bank deposits, commercial paper and other money market instruments incurred) in the ordinary course of business consistent with past practice;

(xiii)     other than in the ordinary course of business consistent with past practice (A) renew, amend or modify in any material respect (including by accelerating material rights or benefits under) any Company Material Contract, other than any renewal of any Company Material Contract in the ordinary course of business consistent with past practice, (B) terminate any Company Material Contract or (C) adopt or enter into any Contract that would have been a Company Material Contract if it were in effect on the date hereof other than adopting or entering into any such Contract in order to replace any Company Material Contract in existence on the date of this Agreement; provided, however, that such Contract contains terms which are substantially similar to those of the Company Material Contract that it is intended to replace and are not in the aggregate less favorable to the member of the Company Group party thereto relative to the terms of such Company Material Contract;

(xiv)    except as required by applicable Law, or as reasonably necessary to avoid a violation of applicable Law, not terminate, transfer internally (including in response to a request for transfer by an employee), or otherwise materially alter the duties and responsibilities of, any senior members of management of the Company Group in a manner that would affect whether such Person provides or does not provide services primarily in support of the Company Group, other than such actions that are taken in order to fill a vacancy in the ordinary course of business consistent with past practice;

(xv)    negotiate, enter into, amend or extend any Contract with a labor union or recognize or certify any labor union as the bargaining representative of any Employee, except as required by Law;

(xvi)    merge, or adopt a plan of complete or partial liquidation, dissolution or reorganization of, any member of the Company Group;

(xvii)    commence, settle, agree to settle, release, waive or otherwise compromise any pending or threatened Action or investigation (A) involving potential payments by or to the Company Group of more than Two Hundred Fifty Thousand Dollars ($250,000) in any single instance, or One Million Dollars ($1,000,000) in the aggregate, (B) in which any of the Company Group admits wrongdoing or misconduct or in which equitable relief is imposed, (C) involves any admission of a criminal act or (D) as a result of which any of the Company Group would reasonably be expected to be materially impacted or restricted;

(xviii)    enter into any new line of business outside of the businesses of the Company Group as of the date of this Agreement, other than in connection with the Acquisition that is approved pursuant to Section 2.8(d)(i);

(xix)    cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor in the ordinary course of business; or

(xx)    agree or commit to do, or enter into any Contract to take, or resolve, authorize or approve any action to do, any of the foregoing actions.

(c)    Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company Group’s operation of its business prior to the Closing. Prior to the Closing, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the business of Company.

(d)    If Company Equityholder or Company expects to rely on clause (z)(2) of this Section 6.2 to take, or permit any other member of the Company Group to take, any action that would otherwise be prohibited by this Section 6.2, then at least three (3) Business Days before such action is taken, the Company shall deliver a written notice to Parent stating that the Company intends to take or permit the taking of such action and specifying the applicable Law or Public Health Measures requiring the taking of such action.

6.3    Preservation of Parent Business. Subject to Section 6.4, except (x) as set forth on Section 6.3 of the Parent Disclosure Schedule, (y) as may be approved in writing by Company (which approval will not be unreasonably withheld, delayed or conditioned) or (z) as is otherwise expressly permitted, contemplated or required by this Agreement or as required by applicable Law or Public Health Measures, from the date hereof through the earlier of the Effective Time or the termination of this Agreement:

(a) Parent shall, and shall cause its Subsidiaries to, use their commercially reasonable efforts to (i) carry on the business of the Parent Group in all material respects in the ordinary course of business consistent with past practice, (ii) preserve the present assets, properties, business, operations, business organization and goodwill of the Parent Group in all material respects and (iii) preserve existing relationships with Persons having material business dealings with the Parent Group (including employees, independent contractors, directors, vendors, customers, suppliers and Governmental Authorities); and

(b)    Parent shall not, and shall cause its Subsidiaries not to, do any of the following with respect to the Parent Group:

(i)    change, amend or otherwise modify the Governing Documents of any member of the Parent Group;

(ii)    establish a record date for, declare, set aside, make or pay any dividend on, or make any other distribution in respect of, its equity securities or other voting interests of any member of the Parent Group, other than dividends and distributions payable only to members of the Parent Group;

(iii)    adjust, split, combine, subdivide, recapitalize or reclassify any of its equity securities or other voting interests;

(iv)    issue, sell or grant any equity securities of any class or other voting interests of Parent, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any equity securities of any class or other voting interests of any of the Parent Group, or any options, rights, warrants or other commitments or agreements to acquire from any of the Parent Group, or that obligate any of the Parent Group to issue, any share capital of, or other equity or voting interests in, or any securities convertible into or exchangeable for shares of, or other equity or voting interests in, any of the Parent Group; provided, however, that Parent may issue equity securities (A) under the Parent Stock Plans in accordance with the provisions of Section 6.3(b)(iv) of the Parent Disclosure Schedule, or (B) as required pursuant to the vesting, settlement or exercise of Parent Awards or other equity awards (x) outstanding as of the date of this Agreement in accordance with the terms of the applicable Parent Award or other equity award in effect on the date of this Agreement or (y) granted after the date of this Agreement in accordance with this Agreement; provided, further, that the Subsidiaries of Parent may make any such issuances, sales or grants to Parent or a direct or indirect wholly owned Subsidiary of Parent;

(v)    redeem, purchase or otherwise acquire any outstanding equity securities of any class or other voting interests of Parent or any rights, warrants or options to acquire any equity securities of any class or other voting interests of Parent, except (A) as required pursuant to the terms of Parent Awards or other equity awards (x) outstanding on the date of this Agreement in accordance with the terms of the applicable Parent Award or other equity award in effect on the date of this Agreement or (y) granted after the date of this Agreement in accordance with this Agreement, or (B) in connection with the satisfaction of Tax withholding obligations with respect to Parent Awards or other equity awards outstanding as of the date of this Agreement or granted after the date of this Agreement in accordance with this Agreement;

(vi)    sell, license, abandon, lease, cancel, grant, transfer, convey or otherwise dispose of any material asset or property of the Parent Group, other than in the ordinary course of business consistent with the past practice of the Parent Group;

(vii)    acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, in a single transaction or series of related transactions, any material business or any corporation, partnership, association or other business organization or division thereof that would be material or otherwise acquire any material assets (other than inventory), except for (A) the acquisition of assets in the ordinary course of business consistent with the past practice of the Parent Group; and (B) the proposed transactions with the Persons, and subject to the terms and limitations, set forth on Section 6.3(b)(vii) of the Parent Disclosure Schedule (the “Proposed Parent Transactions”);

(viii)    change its present accounting methods or principles in any material respect, except as required by GAAP or applicable Law;

(ix)    make, change or revoke any Tax election, amend any Tax Return or file any claim for a Tax refund, enter into any closing agreement with respect to Taxes, fail to pay Taxes that are due, settle any material Tax claim or assessment or surrender any right to claim a refund of Taxes, in each case, other than in the ordinary course of business consistent past practice or as required by the Code or applicable Law;

(x)    other than in the ordinary course of business consistent with past practice (A) renew, amend or modify in any material respect (including by accelerating material rights or benefits under) any Parent Material Contract, other than any renewal of any Parent Material Contract in the ordinary course of business consistent with past practice, (B) terminate any Parent Material Contract or (C) adopt or enter into any Contract that would have been a Parent Material Contract if it were in effect on the date hereof other than adopting or entering into any such Contract in order to replace any Parent Material Contract in existence on the date of this Agreement; provided, however, that such Contract contains terms which are substantially similar to those of the Parent Material Contract that it is intended to replace and are not in the aggregate less favorable to the member of the Parent Group party thereto relative to the terms of such Parent Material Contract;

(xi)    merge, or adopt a plan of complete or partial liquidation, dissolution or reorganization of, any member of the Parent Group;

(xii)    permit the Parent Group to incur indebtedness for borrowed money; provided, however, that the Parent Group may incur such indebtedness (A) under existing revolving credit facilities or other existing lines of credit of the Parent Group, in each case as of the date of this Agreement, and (B) contemplated by the Debt Financing or in connection with any Proposed Parent Transaction; or

(xiii)    agree or commit to do, or enter into any Contract to take, or resolve, authorize or approve any action to do, any of the foregoing actions.

Nothing contained in this Agreement shall give Company, directly or indirectly, the right to control or direct the Parent Group’s operation of its business prior to the Closing. Prior to the Closing, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its business.

6.4    Emergency Actions. Notwithstanding anything in this Agreement to the contrary, (a) following reasonable advance notice to and reasonable consultation with Parent (whose input Company will consider in good faith), any of the Company Group may take (or not take, as the case may be) any action that would otherwise be prohibited or required under Section 6.1 or Section 6.2, and (b) following reasonable advance notice to and reasonable consultation with Company (whose input Parent will consider in good faith), any of the Parent Group may take (or not take, as the case may be) and action that would otherwise be prohibited or required under Section 6.3, in each case, to the extent reasonably necessary to (i) prevent imminent and material harm to the health and safety of any employees of the Company Group or Parent Group, as applicable; or (ii) ensure compliance with any Public Health Measures enacted or becoming applicable to any of the Company Group or Parent Group, as applicable, after the date hereof. Any action taken or not taken in accordance with this Section 6.4 shall be deemed to occur in the ordinary course of business for purposes of this Agreement.

6.5 Exclusivity. From the date of this Agreement until the earlier of the Closing Date or termination of this Agreement in accordance with its terms, none of the Company Group shall, directly or indirectly, through any officer, manager, director, employee, agent, partner, Affiliate or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person or entity relating, with respect to the Company Group, to any (a) merger or consolidation, (b) acquisition or purchase of all or substantially all of the assets of, or a majority of the equity interests in, any of the Company Group or (c) similar transaction or business combination (a “Competing Transaction”), nor participate in any or continue any ongoing discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, or otherwise cooperate in any way with, or facilitate any effort or attempt by any person or entity to effect a Competing Transaction. Company shall, and shall cause all Persons acting on behalf of it to immediately cease any existing activities, discussions and negotiations with any Persons with respect to any of the foregoing.

6.6 Efforts. Subject to the terms and conditions hereof, each Party shall use its commercially reasonable efforts to (a) consummate the transactions contemplated by this Agreement as promptly as practicable and (b) obtain, or cause to be obtained, all actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents and approvals required to be obtained (including under the HSR Act and the Antitrust Laws of any other jurisdiction) from any Governmental Authorities or third parties in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The “commercially reasonable efforts” of (i) Company shall not require any of the Company Group or its Representatives to expend any money to remedy any breach of any representation or warranty hereunder, to obtain any consent required for consummation of the transactions contemplated by this Agreement, other than de minimis administrative fees or fees for which Parent agrees to be responsible, or to provide financing to Parent for consummation of the transactions contemplated by this Agreement; and (ii) Parent and Merger Sub shall not require any of Parent or Merger Sub, or any of their respective Representatives, to expend any money to remedy any breach of any representation or warranty hereunder or to obtain any consent required for consummation of the transactions contemplated by this Agreement, other than de minimis administrative fees and any fees required to be paid by any member of the Parent Group under applicable Law in order for the consent of the relevant Governmental Authority to be obtained.

6.7    Competition Clearance.

(a) Without limiting Section 6.6, each Party agrees to make, or cause to be made, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement as promptly as practicable and in any event within fifteen (15) Business Days of the date hereof, and (ii) any filing that may be required under any other Antitrust Law, if applicable, within twenty (20) Business Days of the date of mutual determination by the Parties as to applicability of such other Antitrust Law; and use reasonable best efforts to respond as promptly as practicable to any request for additional information and documentary material pursuant to the HSR Act or any other Antitrust Law and use reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other Antitrust Law as soon as practicable.

(b)    Each of Company, on the one hand, and Parent, on the other hand, shall, in connection with the efforts referenced in Section 6.7(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other Party reasonably informed of any communication received by such party from, or given by such Party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated by this Agreement, and (iii) permit the other Party to review any communication given by it to, and to the extent reasonably practicable consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any other Governmental Authority or, in connection with any proceeding by a private party, with any other Person, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority or other Person, give the other Party the opportunity to attend and participate in such meetings and conferences.

(c)    In furtherance and not in limitation of the covenants of the Parties contained in Sections 6.7(a) and (b), if any objections are asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law or if any suit is instituted (or threatened to be instituted) by the FTC, the DOJ or any other applicable Governmental Authority or any private party challenging any of the transactions contemplated by this Agreement as being in violation of any Antitrust Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated by this Agreement, each of Company and Parent shall use reasonable best efforts to take, or cause to be taken, all such reasonable actions as may be necessary to resolve objections or suits so as to permit consummation of the Merger and the other transactions contemplated by this Agreement in a timely manner; provided, however, that Parent shall have the unilateral right to determine whether or not the Parties will litigate with any Governmental Authorities to oppose any enforcement action seeking to impose any Burdensome Condition on Parent or any of its Affiliates; provided further, however, Parent shall consult with the Company and in good faith take the Company’s views into account regarding the overall strategic direction of any such litigation and consult with the Company prior to taking substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning such litigation.

(d)    Notwithstanding any other provision of this Agreement to the contrary, the obligations of Parent under this Section 6.7 shall include Parent: (i) selling, divesting, or otherwise conveying particular assets, categories, portions or parts of assets or businesses of Parent and its Affiliates contemporaneously with or subsequent to the Closing; (ii) agreeing to sell, divest, or otherwise convey any particular asset, category, portion or part of an asset or business of the Company Group contemporaneously with or subsequent to the Closing; (iii) agreeing to permit any of the Company Group to sell, divest, or otherwise convey any of the particular assets, categories, portions or parts of assets or business of any of the Company Group prior to the Closing; and (iv) licensing, holding separate or entering into similar arrangements with respect to its assets or the assets of any of the Company Group or terminating any and all joint venture, strategic partnership and other similar agreements as a condition to obtaining any and all expirations of waiting periods under the HSR Act or consents from any Governmental Authority necessary to consummate the transactions contemplated by this Agreement, in each case, to the extent such action is reasonably necessary to avoid, prevent, eliminate or remove the actual or threatened (x) commencement of any investigation or proceeding in any forum or (y) issuance or enactment of any Governmental Order or applicable Law that would delay, restrain, prevent, enjoin or otherwise prohibit consummation of the Closing and the other transactions contemplated by this Agreement by any Governmental Authority (any such action, a “Remedial Action”); provided, however, that, notwithstanding anything in this Section 6.7(d) to the contrary, Parent shall not be required to, in connection with its obligations under this Section 6.7, offer or accept, or agree, commit to agree or consent to, any Remedial Action that constitutes a Burdensome Condition (it being understood that nothing in this proviso shall limit Parent’s obligations under Section 6.7(e)). No Remedial Action taken pursuant to this Section 6.7(d) shall be considered for purposes of determining whether a Company Material Adverse Effect or Parent Material Adverse Effect has occurred.

(e)    Each Party shall diligently assist and cooperate with the other Party in preparing and filing any and all written communications that are to be submitted to any Governmental Authorities in connection with the transactions contemplated by this Agreement and in obtaining any approvals and authorizations which may be required to be obtained for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, which assistance and cooperation shall include: (i) timely furnishing to the requesting Party all information concerning such Party and/or its respective Affiliates that counsel to the requesting Party reasonably determines is required to be included in such documents or would be helpful in obtaining such approval or authorization; (ii) promptly providing the requesting Party with copies of all written communications to or from any Governmental Authority relating to any Antitrust Law; provided, however, that such copies may be redacted as necessary to address legal privilege or confidentiality concerns or to comply with applicable Law; provided, further, that portions of such copies that are competitively sensitive may be designated as “outside antitrust counsel only”; (iii) keeping the other Party reasonably informed of any material communication received or given in connection with any Action by such Party, in each case regarding the transactions contemplated by this Agreement; and (iv) permitting the other Party to review and incorporate reasonable comments of the other Party in any material communication given by such Party to any Governmental Authority or in connection with any proceeding related to the HSR Act or any

Antitrust Law, in each case regarding the transactions contemplated by this Agreement. Neither Parent or Merger Sub, on one hand, nor the Company Equityholder or Company, on the other hand, shall initiate or participate in any material meeting or discussion with any Governmental Authority with respect to any filings, applications, investigation, or other inquiry regarding the transactions contemplated by this Agreement, including any filings under the HSR Act or any Antitrust Law, without providing the other Party with reasonable prior notice of such meeting or discussion and, to the extent permitted by the relevant Governmental Authority, the opportunity to attend and participate in such meeting or discussion. Parent shall be responsible for all filing fees under the HSR Act and under any other Antitrust Law. No Party shall, and no Party shall permit any of its Affiliates to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if entering into a definitive agreement relating to, or the consummation of, such acquisition, merger, consolidation or other transaction would reasonably be expected to (x) impose any delay in obtaining, or increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Authority necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period, including under the HSR Act or applicable Antitrust Law, (y) increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transactions contemplated by this Agreement or (z) delay the consummation of the transactions contemplated by this Agreement.

(f)    None of the Parent, Merger Sub, Company Group, the Company Equityholder or any of their respective Affiliates shall be required to, in connection with this Section 6.7, offer or accept, or agree, commit to agree or consent to, any Remedial Action unless such Remedial Action is expressly conditioned upon the occurrence of the Effective Time.

(g)    Subject to the other provisions of this Agreement, Parent shall lead all communications, strategy and efforts to obtain all necessary actions or non-actions and consents from Governmental Authorities under Antitrust Laws in connection with the transactions contemplated hereby and any litigation matters with third parties relating to the Antitrust Laws; provided, however, that Parent shall consult with the Company and in good faith take the Company’s views into account regarding the overall strategic direction of any such communications, strategy and efforts to obtain all necessary actions or non-actions and consents and litigation with third parties relating to the Antitrust Laws and consult with the Company prior to taking substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning the matters discussed in this subsection.

6.8    ITAR Matters. As soon as reasonably practicable following the execution of this Agreement and in any event prior to the Closing, Company and Parent shall prepare a notification pursuant to 22 C.F.R. § 122.4(a) of the ITAR Regulations (the “ITAR Notice”).

6.9 Debt Financing.

(a)    From and after the date hereof until the earlier of the Closing Date and the termination of this Agreement pursuant to Section 9.1, the Company Equityholder shall cause the Company Group to use their commercially reasonable efforts to provide such assistance to Parent and Merger Sub, at the sole expense of Parent, as is reasonably requested by Parent in connection with the Debt Financing. Such commercially reasonable efforts to provide such assistance shall include each of the following: (i) participation in, and assistance with, the arrangement of the Debt Financing and the Marketing Efforts related thereto, including furnishing to Parent and its Debt Financing Sources, as promptly as is reasonably practicable following Parent’s request, such pertinent and customary information (including financial statements) as may be reasonably necessary to arrange the Debt Financing and consummate the Marketing Efforts or assemble the Marketing Material, (ii) delivery on or prior to the Closing Date to Parent of the Ancillary Financing Documents and (iii) providing such other customary information as the Parent may reasonably request with respect to the Debt Financing. Company hereby consents to Parent’s and Merger Sub’s the use of the Company Group’s respective logos in connection with the Debt Financing in a form and manner mutually agreed in advance with Company; provided, however, that such logos are used solely in a manner that is not intended to, or reasonably likely not to, harm or disparage any of the Company Group or their reputation or goodwill. Notwithstanding any other provision of this Agreement to the contrary, none of the Company Group or their respective personnel or advisors shall be required to provide any assistance or cooperation contemplated by the foregoing sentences of this Section 6.9(a) which the Company Equityholder reasonably believes would (A) unreasonably interfere with the businesses or ongoing operations of any of the Company Group, (B) require the Company Equityholder or any of the Company Group to pay any commitment or other similar fee or incur any other liability or obligation in connection with the arrangement of the Debt Financing prior to the Closing, (C) result in a breach or violation of any confidentiality arrangement or material agreement or the loss of any legal or other privilege, (D) cause any representation or warranty in this Agreement to be breached or any condition to Closing set forth in ARTICLE VIII to not be satisfied, (E) cause any director, manager, officer, employee or equityholder of the Company Equityholder or any of the Company Group (or any of their respective Associated Persons) to incur any personal liability, (F) require the directors or managers of the Company Equityholder or any of the Company Group, acting in such capacity, to authorize or adopt any resolutions approving any of the Debt Financing Documents prior to the Closing, (G) require the Company Equityholder, any of the Company Group or any of their respective directors, managers, officers or employees to execute, deliver or perform, or amend or modify, any agreement, document or instrument, including any financing agreement, with respect to the Debt Financing that is not contingent upon the Closing or that would be effective prior to the Closing, (H) provide access to or disclose any information that the Company Equityholder or any of the Company Group determines in its good faith opinion would jeopardize any attorney-client privilege of any of them or (I) take any action that would reasonably be expected to conflict with or violate this Agreement, any Governing Documents of the Company Equityholder or any of the Company Group, any applicable Laws or any Contracts to which the Company Equityholder or any of the Company Group is a party or by which any of their respective assets or properties is bound. All such assistance referred to in this Section 6.9 shall be at Parent’s written request with reasonable prior notice and at Parent’s sole cost and expense, and Parent shall promptly reimburse the Company Equityholder and the Company Group for all documented and reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred by them in connection with such assistance. For the avoidance of doubt, such assistance shall not require the Company Equityholder, the Company Group or any of their respective Affiliates to agree to any contractual obligation or otherwise incur any liability relating to the Debt Financing that is not expressly conditioned upon the consummation of the Closing and that does not terminate without liability to the Company Equityholder, the Company Group or any of their respective Affiliates upon the termination of this Agreement. None of the Company Equityholder, the Company Group or any of their respective Affiliates shall be required to make any representation or warranty in connection with the Debt Financing or the Marketing Efforts. Neither the Company Equityholder nor any of its Affiliates shall have any obligations under this Section 6.9 following the Closing. Parent shall indemnify, defend and hold harmless the Company Equityholder, the Company Group and their respective Associated Persons from and against any and all losses suffered or incurred by them in connection with the Debt Financing or any assistance or activities provided in connection therewith, including the performance of their obligations under this Section 6.9, except in the event such liability and losses arose out of or resulted from the willful misconduct or gross negligence of any such Persons and except for liability of the Company Group after the Closing. All non-public or otherwise confidential information regarding the Company Group and their respective businesses obtained by Parent, Merger Sub or the Debt Financing Sources pursuant to this Section 6.9 shall be kept confidential in accordance with the Confidentiality Agreement, except that such information may be disclosed to “private side” lenders (and their counsel) that agree to customary confidentiality obligations in connection with the Marketing Efforts. Notwithstanding any other provision of this Agreement to the contrary, it is understood and agreed by the Parties that the conditions set forth in Section 8.2(b), as applied to the Company Equityholder’s and Company’s obligations under this Section 6.9(a), shall be deemed to be satisfied unless the Debt Financing has not been obtained as a direct result of the Company Equityholder’s and Company’s intentional and material breach of their respective obligations under this Section 6.9(a). Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge and agree that the provisions contained in this Section 6.9(a) represent the sole obligations of the Company Equityholder, the Company Group and their respective personnel and advisors with respect to assistance and cooperation in connection with the arrangement of any financing (including the Debt Financing) to be obtained by Parent or Merger Sub with respect to the transactions contemplated by this Agreement, and no other provision of this Agreement (including the Exhibits and Schedules hereto) shall be deemed to expand or modify such obligations.

(b)    Parent and Merger Sub shall each use its reasonable best efforts to obtain the Debt Financing as promptly as practicable following the date of this Agreement, including (i) obtaining any arrangement or engagement letters from financial institutions with respect to the Debt Financing; (ii) satisfying on a timely basis (or obtaining a waiver of) all Debt Financing Conditions that are within Parent’s, Merger Sub’s or any of their respective Affiliates’ control; (iii) negotiating, executing and delivering Debt Financing Documents reasonably acceptable to Parent and Merger Sub and in accordance with this Agreement; (iv) paying all commitment or other fees and amounts that become due and payable under or with respect to the Debt Financing as they become due and payable; (v) causing the Debt Financing to be drawn upon satisfaction or waiver of the Debt Financing Conditions and the conditions set forth in ARTICLE VIII; and (vi) upon satisfaction of the Debt Financing Conditions, consummating the Debt Financing at or prior to the date that the Closing is required to be effected pursuant to Section 2.2.

(c)    Parent and Merger Sub shall keep the Company Equityholder reasonably informed of the status of its efforts to arrange the Debt Financing and shall provide the Company Equityholder a reasonable opportunity to review and comment on any Debt Financing Documents (including any engagement letter, commitment letter and/or term sheet entered into in connection therewith), and Parent and Merger Sub shall consider such comments in good faith. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company

Equityholder prompt written notice of the occurrence of an event or development that would reasonably be expected to adversely impact the ability of Parent or Merger Sub to obtain all or any portion of the Debt Financing necessary to consummate the Transactions.

6.10    Reorganization. Prior to the Closing, the Company Equityholder will, and will cause its Affiliates to, at the Company Equityholder’s sole cost and expense, effect a reorganization substantially in the manner set forth in Section 6.10 of the Company Disclosure Schedule (the “Reorganization”). Following the consummation of the Reorganization and the Effective Time, each of the Company Equityholder and Parent shall take all filing positions and perform all actions required to give effect to the tax treatment intended by the Pre-Closing Reorganization and specified in Section 6.10 of the Company Disclosure Schedule and shall not take any Tax reporting position inconsistent with such treatment unless required by applicable Law.

6.11    Related Party Agreements. The Company Equityholder shall cause (a) the TestEquity Management Agreement and (b) each other Related Party Agreement (if any) that obligates or could obligate any member of the Company Group to make any payment (contingent or otherwise) at any time to any Excluded Company Party (including, without limitation, the existing Company management agreement and any similar agreements) to be fully transferred and novated to, and fully assumed by, Company Equityholder or its designee (other than any member of the Company Group) prior to or as of the Closing without any further or continuing liability on the part of Parent or any of its Affiliates (including, after the Closing, any member of the Company Group).

ARTICLE VII

ADDITIONAL COVENANTS

7.1    Parent Recommendation Change.

(a) Except as expressly permitted in and in accordance with the terms of Section 7.1(b), neither the Parent Board (acting through the Transaction Directors or otherwise) nor any committee thereof (including the Special Committee) shall (i) fail to include the Parent Recommendation in the Proxy Statement or (ii) amend, withdraw, modify or qualify or propose publicly to amend, withdraw, modify or qualify the Parent Recommendation in any manner (the taking of any action described in this Section 7.1(a) being referred to as a “Parent Recommendation Change”).

(b)    Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Parent Stockholder Approvals, the Parent Board (acting through the Transaction Directors) or the Special Committee may make a Parent Recommendation Change in response to a Parent Intervening Event if, prior to taking such action, the Parent Board (acting through the Transaction Directors) or the Special Committee reasonably determines in good faith, after consultation with its outside legal counsel, that the failure of the Parent Board or the Special Committee to make such Parent Recommendation Change would be inconsistent with the Parent Board’s or the Special Committee’s respective fiduciary duties, as applicable, under applicable Law; provided, however, that prior to effecting such Parent Recommendation Change (i) Parent shall have given Company and the Company Equityholder at least three (3) Business Days’ prior written notice informing Company and the Company Equityholder that the Parent Board or the Special Committee, as applicable, has determined that a Parent Intervening Event has occurred (which notice will reasonably describe such Parent Intervening Event) and the Parent Board or the Special Committee, as applicable, intends to effect a Parent Recommendation Change at the end of the notice period (such notice being referred to herein as a “Parent Recommendation Change Notice”), (ii) during the three (3)-Business Day period starting after the date on which such Parent Recommendation Change Notice is received by Company and the Company Equityholder, if requested by Company or the Company Equityholder, Parent shall, and shall cause its Subsidiaries and Representatives to, negotiate in good faith with Company, the Company Equityholder and their Representatives, to revise the terms and conditions of this Agreement such that a failure of the Parent Board or the Special Committee to effect such a Parent Recommendation Change in response to such Parent Intervening Event would not be inconsistent with the Parent Board’s or the Special Committee’s respective fiduciary duties, as applicable, under applicable Law and (iii) following such three (3)-Business Day period, the Parent Board (acting through the Transaction Directors) or the Special Committee after taking into account in good faith any changes to the terms of this Agreement proposed by Company and the Company Equityholder and, after consultation with its outside legal counsel, shall have reasonably determined in good faith that the failure to effect such a Parent Recommendation Change would be inconsistent with the Parent Board’s or the Special Committee’s respective fiduciary duties, as applicable, under applicable Law. For the avoidance of doubt, nothing in this Section 7.1(b) shall permit the Parent Board or the Special Committee to make a Parent Recommendation Change with respect to a portion or subset of the Transactions.

(c)    Nothing contained in this Section 7.1 shall prohibit Parent or the Parent Board from (i) taking and disclosing to the stockholders of Parent a position contemplated by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act, (ii) making any disclosure to the stockholders of Parent that is required by Law or (iii) making any “stop, look and listen” communication to the stockholders of Parent pursuant to Rule 14d-9(f) under the Exchange Act; provided, however, that this Section 7.1(c) shall not be deemed to permit the Parent Board or the Special Committee to make a Parent Recommendation Change other than in accordance with Section 7.1(b).

7.2    Preparation of Proxy Statement.

(a) As promptly as practicable following the date hereof, Parent shall prepare and file or cause to be filed with the SEC, the Proxy Statement in order to seek the Parent Stockholder Approvals. Company Equityholder and Company shall (x) use its reasonable best efforts to promptly furnish the information required by the SEC or federal securities Laws to be included in the Proxy Statement concerning the Company Equityholder, Company and their Subsidiaries and (y) use its reasonable best efforts to provide such other information and assistance as may be reasonably requested by Parent or Parent’s outside legal counsel in connection with the preparation, filing and distribution of the Proxy Statement. Without limiting the foregoing, the Company Equityholder and Company shall provide to Parent (i) the Audited Financial Statements, and (ii) such other information relating to (A) the Company Equityholder, Company or their Subsidiaries or (B) the Acquisition or the Person(s) or business(es) acquired, or contemplated or in discussions to be acquired, by the Company Group pursuant to the Acquisition as Parent may reasonably request to be included in the Proxy Statement, including in connection with the preparation of pro forma financial statements to be included in the Proxy Statement, with all such information in the foregoing clauses (i) and (ii) to be in such form as shall comply with all applicable SEC requirements with respect to the Proxy Statement (collectively, the “Required Financial Information”). The Company Equityholder and Company shall update the Required Financial Information at such times as may be required by the SEC or applicable Law. Parent shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after filing and to cause the Proxy Statement to be mailed to the holders of Parent Common Shares as promptly as practicable after the Proxy Statement shall have been cleared by the SEC. Each Party shall also take any action required to be taken and make any necessary filings under the Securities Act, the Exchange Act or any applicable state securities Laws in connection with the Transactions, this Agreement, the Gexpro Agreement or the Share Issuances. Parent shall provide the Company a reasonable opportunity to review and comment on all filings to be made by Parent with the SEC in connection with the Transactions and all mailings to the stockholders of Parent in connection with the Transactions before such filings are made or such mailings are sent, which comments Parent shall consider in good faith, acting reasonably.

(b)    If at any time prior to the Closing, any Party discovers any information relating to Parent, Company or the Company Group, or any of their respective Affiliates, managers, directors or officers that should be set forth in an amendment or supplement Proxy Statement so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify the other Parties and Parent shall promptly cause to be filed with the SEC an appropriate amendment or supplement describing such information and, to the extent required by Law, disseminate such information to the stockholders of Parent.

(c)    The Parties shall notify each other promptly of the receipt of any correspondence, communications or comments from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or for additional information and shall supply each other with (i) copies of all correspondence and a description of all material oral discussions between it or any of its respective Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement or the Transactions and (ii) copies of all orders of the SEC relating to the Proxy Statement. Each Party shall provide the other Parties a reasonable opportunity to review and comment on all written responses by such Party to any such correspondence, communications or comments from the SEC or the staff of the SEC, which comments such Party shall consider in good faith, acting reasonably.

7.3 Stockholders Meeting; Parent Recommendation. Parent shall take, in accordance with the DGCL and Parent’s Governing Documents, all actions reasonably necessary to mail the Proxy Statement to Parent’s stockholders and to establish a record date, duly call, give notice of, convene and hold the Stockholders Meeting as soon as reasonably practicable after the definitive Proxy Statement is filed for the purpose of securing the Parent Stockholder Approvals. Unless a Parent Recommendation Change is effected in accordance with Section 7.1(b), the Proxy Statement shall include the Parent Recommendation. Unless a Parent Recommendation Change is effected in accordance with Section 7.1(b), Parent shall use its reasonable best efforts to solicit from its stockholders votes in favor of the Parent Stockholder Approvals. Notwithstanding any Parent Recommendation Change, Parent shall be required to duly call, give notice of, convene and hold the Stockholders Meeting and submit to a vote of Parent’s stockholders one (1) or more proposals to obtain the Parent Stockholder Approvals (the “Approval Proposal”) and nothing contained herein shall be deemed to relieve Parent of any such obligation unless this Agreement has been validly terminated pursuant to the terms hereof. In addition to the foregoing, Parent shall not submit to the vote of its stockholders at the Stockholders Meeting any proposal other than (a) the Approval Proposal and a proposal to adjourn or postpone the Stockholders Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes, or insufficient Parent Common Shares present, to obtain all of the Parent Stockholder Approvals at the Stockholders Meeting, or to ensure that any supplement or amendment to the Proxy Statement is timely provided to Parent’s stockholders; and/or (b) an advisory vote regarding merger-related compensation. Notwithstanding the foregoing provisions of this Section 7.3, if on any date for which the Stockholders Meeting is scheduled or has been adjourned, Parent has not received proxies representing a sufficient number of Parent Common Shares, or there are insufficient Parent Common Shares present, to obtain all of the Parent Stockholder Approvals, or additional time is needed to ensure that any supplement or amendment to the Proxy Statement is timely provided to Parent’s stockholders, whether or not a quorum is present, Parent shall make one or more successive postponements or adjournments of the Stockholders Meeting, with each such postponement or adjournment being to a date no later than the earlier of (a) ten (10) Business Days after the date of the most recently scheduled Stockholders Meeting and (b) the End Date.

7.4    Preservation of Records; Post-Closing Access and Cooperation.

(a) For a period of seven (7) years after the Closing Date or such other period (if longer) required by applicable Law, the Surviving Company and its Subsidiaries shall preserve and retain all corporate, accounting, legal, auditing, human resources, Tax and other books and records of the Surviving Company and its Subsidiaries (including any documents relating to any governmental or non-governmental claims, actions, suits, proceedings or investigations) relating to the conduct of the business and operations of the Surviving Company and its Subsidiaries prior to the Closing Date.

(b)    Parent and the Surviving Company shall, after the Closing Date, afford promptly to the Company Equityholder and its Representatives reasonable access during normal business hours to the offices, facilities, books, records, officers and employees of the Surviving Company and its Subsidiaries to the extent and for a purpose reasonably requested by the Company Equityholder.

7.5    Employees and Benefits.

(a) Parent agrees prior to the Closing Date to cooperate with and to provide information to Company as necessary or appropriate to comply with or satisfy any requirement or custom to consult with or provide information to, with respect to any of the transactions contemplated by this Agreement, any employee or labor organization representing or related to employees of any of the Company Group.

(b)    For a period of no less than one (1) year following the Closing Date, Parent and the Surviving Company shall provide each of the Persons employed by the Company Group as of the Closing Date (each, an “Employee”) with (i) a base salary or wages that are not less than, (ii) variable/incentive/bonus pay opportunities that are substantially similar (excluding any value attributable to equity and equity-based compensation and retention, transaction or similar payments) to, and (iii) other benefit plans and arrangements that are no less favorable in the aggregate to, in each of clauses (i), (ii) and (iii), those provided to such Employees immediately prior to the Closing Date. Notwithstanding the foregoing, this Section 7.5 shall not limit the obligation of Parent, the Surviving Company or their Subsidiaries to comply with applicable Law or to maintain any compensation arrangement or benefit plan that, pursuant to an existing contract, must be maintained for a period longer than one (1) year following the Closing Date. No provision of this Agreement shall be construed as a guarantee of continued employment of any Employee, and this Agreement shall not be construed so as to prohibit Parent and the Surviving Company from having the right to terminate the employment of any Employee; provided, however, that any such termination is effected in accordance with applicable Law.

(c)    Each Employee and former Employee of any of the Company Group shall be credited with his or her years of service with the Company Group (and any predecessor entities thereof, to the extent such predecessor service is credited by Parent and the Surviving Company or any of their Subsidiaries) before the Closing Date under any employee benefit plan of Parent or the Surviving Company or any of their Subsidiaries providing benefits similar to those provided under a Benefit Plan (including under any applicable pension, 401(k), savings, medical, dental, life insurance, vacation, long-service leave or other leave entitlements, post-retirement health and life insurance, termination indemnity, severance or separation pay plans) to the same extent as such employee or former employee was entitled, before the Closing Date, to credit for such service under such Benefit Plan for all purposes, including eligibility to participate, level of benefits, early retirement eligibility and early retirement subsidies, vesting and benefit accrual (other than benefit accruals under a defined benefit pension plan), except to the extent such credit would result in the duplication of benefits for the same period of service. With respect to the calendar year in which Parent or any of its Affiliates ceases to maintain any particular Benefit Plan (or to the extent an Employee ceases to participate in a Benefit Plan in connection with or following the Closing Date), each Employee shall be given credit for amounts paid under such Benefit Plan for the applicable plan year for purposes of applying deductibles, co-payments and out-of-pocket maximums (including any lifetime maximums) as though such amounts had been paid in accordance with the terms and conditions of the parallel plan, program or arrangement of Parent or its Affiliate, as applicable.

(d)    Parent shall waive for each Employee and his or her dependents any waiting period provision, payment requirement to avoid a waiting period, pre-existing condition limitation, actively-at-work requirement and any other restriction that would prevent immediate or full participation under the welfare plans of Parent, the Surviving Company or any of their Affiliates applicable to such Employee to the extent such waiting period, pre-existing condition limitation, actively-at-work requirement or other restriction would not have been applicable to such Employee under the terms of the welfare plans of the Company Group on the date of this Agreement.

(e)    On and after Closing, Parent, the Surviving Company and its Subsidiaries shall be responsible for any and all notices, liabilities, costs, payments and expenses arising from any action by Parent, the Surviving Company or any of its Subsidiaries (including breach of contract, defamation or retaliatory discharge) regarding Employees who are employed by any of the Company Group as of the Closing Date, including any such liability (i) under any applicable Law that relates to employees, employee benefit matters or labor matters, (ii) for dismissal, wrongful termination or constructive dismissal or termination, or severance pay or other termination pay, or (iii) under or with respect to any benefit plan, program, Contract, policy, commitment or arrangement of the Company Group, including with respect to severance or retention plans, or to the extent such severance or retention plans provide payments or benefits with respect to any Employee.

(f)    In any termination or layoff of any Employee by Parent or the Surviving Company on or after the Closing, Parent and the Surviving Company will comply fully, if applicable, with the WARN Act and all other applicable foreign, Federal, state and local laws, including those prohibiting discrimination and requiring notice to employees. Parent shall not, and shall cause the Surviving Company and its Subsidiaries to not, at any time prior to sixty (60) days after the Closing Date, effectuate a “plant closing” or “mass layoff” as those terms are defined in the WARN Act affecting in whole or in part any facility, site of employment, operating unit or employee of the Surviving Company or its Subsidiaries without complying fully with the requirements of the WARN Act or similar state and local laws. Parent and Surviving Company will bear the cost of compliance with (or failure to comply with) any such Laws.

(g)    To the extent that any “disqualified individual” (within the meaning of Section 280G(c) of the Code and the regulations thereunder) has the right to receive any payments or benefits that could be deemed to constitute “parachute payments” (within the meaning of Section 280G(b)(2)(A) of the Code and the regulations thereunder), then, the Company Equityholder will: (a) no later than ten (10) Business Days prior to the Closing Date, solicit and use its commercially reasonable efforts to obtain from each such “disqualified individual” a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that any remaining payments or benefits shall not be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and the regulations thereunder); and (b) no later than five (5) Business Days prior to the Closing Date, with respect to each individual who agrees to the waiver described in clause (a), submit to a vote of holders of the equity interests of the Company Equityholder entitled to vote on such matters, in the manner required under Section 280G(b)(5) of the Code and the regulations promulgated thereunder, along with adequate disclosure intended to satisfy such requirements (including Q&A 7 of Section 1.280G-1 of such regulations), the right of any such “disqualified individual” to receive the Waived 280G Benefits. Prior to, and in no event later than five (5) Business Days prior to soliciting such waivers and approval, the Company Equityholder shall provide drafts of such waivers and approval materials as well as calculations and related documentation to determine whether and to what extent the vote described in this Section 7.5(g) is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code, to Parent for its review and comment, and the Company Equityholder shall consider in good faith any changes reasonably requested by Parent. Prior to the Closing Date, the Company Equityholder shall deliver to Parent evidence that a vote of the shareholders of the Company Equityholder was solicited in accordance with the foregoing and whether the requisite number of votes of the shareholders of the Company Equityholder was obtained with respect to the Waived 280G Benefits or that the vote did not pass and the Waived 280G Benefits will not be paid or retained.

(h)    Nothing in this Section 7.5 or elsewhere in this Agreement shall: (i) be construed to create a right in any employee of the Company Group to employment with Parent, the Surviving Company or any other Subsidiary of Parent; (ii) be deemed to establish, amend, modify or cause to be adopted any Benefit Plan or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Company or any of their respective Affiliates; or (iii) limit the ability of Parent, the Surviving Company or any of their respective Affiliates from establishing, amending, modifying or terminating any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them, in each case, following the Closing.

7.6    Public Announcements. No Party shall, and each Party shall cause its respective Representatives not to, issue any press release or otherwise make any public statements or disclosures with respect to this Agreement, including the terms hereof, and the transactions contemplated by this Agreement, except (a) with the prior written consent of each of Parent and Company; (b) to the extent required by applicable Law or the rules of any securities exchange on which a Party’s or a Party’s Affiliates securities are traded (in which case the Party issuing such press release or making such public statement shall, if practicable in the circumstances, use commercially reasonable efforts to allow the other Parties reasonable time to comment on such release or statement in advance of its issuance and will consider the comments of such other Party or Parties with respect thereto in good faith, acting reasonably); or (c) for announcements by each of the Parties from time to time to their respective employees, customers, suppliers and other business relations and otherwise as they may reasonably determine is necessary (including to comply with applicable Law, this Agreement and the transactions contemplated by this Agreement or any other agreement to which they are party), so long as such statements or announcements are consistent with (and not materially expansive of) information included in any previous press releases or public statements issued in accordance with this Section 7.6. Notwithstanding the foregoing, (i) Parties shall cooperate in good faith to prepare a mutually agreeable joint press release to be issued on or around the date hereof, and (ii) Parent shall not be required to provide for review or comment to Company or the Company Equityholder any statement, release or disclosure in response to or in connection with a Parent Recommendation Change, it being understood, for the avoidance of doubt, that nothing in this clause (ii) shall permit Parent to make any statement or effect a Parent Recommendation Change other than in accordance with Section 7.1(b). Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, the Company Equityholder and its Affiliates may provide (x) the financial results achieved by such Person with respect to their respective beneficial interest in the Company Group or (y) a general description of the Company Group (including their respective financial performance, and such Person’s investment and role therein), in each case to the current or prospective limited partners or other Affiliates of such Person and their respective advisors, or any other information customarily disclosed by private equity sponsors with respect to a sale of their portfolio companies to any such Persons.

7.7 Indemnification of Managers and Officers.

(a)    Parent shall cause the Surviving Company to honor the provisions, to the extent they are enforceable under applicable Law, regarding (i) exculpation of managers, (ii) limitation of liability of managers and officers and (iii) indemnification and advancement of expenses, in each case, contained in the Company’s and its Subsidiaries’ Governing Documents or any employment Contract between the applicable Covered Affiliate and the Company or any of its Subsidiaries, in each case as in effect immediately prior to the Effective Time with respect to any D&O Indemnitees.

(b)    Prior to the Closing, Company shall, in consultation with Parent and at Parent’s expense, obtain and fully pay for “tail” insurance policies (such policies, the “D&O Tail Policy”) with a claims period of at least six (6) years from the Closing Date with respect to directors’ and officers’ liability insurance covering those Persons who are currently covered by Company’s and its Subsidiaries’ directors’ and officers’ liability insurance policy on terms not less favorable than such existing insurance coverage; provided, however, that in the event that any claim is brought under such director’s and officer’s liability insurance policies, Parent shall cause the Surviving Company to maintain the D&O Tail Policy until final disposition thereof; provided, further that Company shall not pay premiums for such D&O Tail Policy in excess of an aggregate amount of 300% of the last annual premiums paid by Company or its Subsidiaries prior to the date of this Agreement for its existing directors’ and officers’ liability insurance policies absent the prior written consent of Parent (which may be withheld in Parent’s sole discretion), and in such a case shall purchase as much coverage as reasonably practicable for such 300% aggregate amount.

(c)    From and after the Closing Date, Parent shall, and shall cause the Surviving Company and its Subsidiaries (each, a “D&O Indemnifying Party”) to, to the fullest extent permitted by applicable Law, (a) indemnify and hold harmless (and release from any liability to Company or its Subsidiaries), the D&O Indemnitees against all D&O Expenses (as defined below), losses, claims, damages, judgments or amounts paid in settlement (“D&O Costs”) in respect of any threatened, pending or completed Action, whether criminal, civil, administrative or investigative, based on or arising out of or relating to the fact that such Person is or was a manager, officer, employee or agent of Company or its Subsidiaries or Covered Affiliates arising out of acts or omissions occurring in such capacities on or prior to the Closing Date (including without limitation, in respect of acts or omissions in connection with this Agreement and the transactions contemplated by this Agreement) (a “D&O Indemnifiable Claim”) and (b) advance to such D&O Indemnitees all D&O Expenses incurred in connection with any D&O Indemnifiable Claim (including in circumstances where the D&O Indemnifying Party has assumed the defense of such claim) promptly after receipt of reasonably detailed statements therefor. Any D&O Indemnifiable Claim shall continue until such D&O Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such D&O Indemnifiable Claim are fully satisfied. For the purposes of this Section 7.7(c), “D&O Expenses” shall include reasonable attorneys’ fees and all other reasonable costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, to be a witness in or participate in any D&O Indemnifiable Claim, but shall exclude losses, judgments and amounts paid in settlement (which items are included in the definition of D&O Costs).

(d)    Notwithstanding any other provision of this Agreement to the contrary, this Section 7.7 shall survive the consummation of the Closing indefinitely. In the event that Parent, Merger Sub, the Surviving Company or its Subsidiaries or any of their respective successors or assigns (i) consolidates with or merges into any other Person (including the Merger), or (ii) transfers all or substantially all of its properties or assets to any Person, then, and in each case, Parent shall cause the successors and assigns of Parent, Merger Sub, the Surviving Company or its Subsidiaries, as the case may be, to expressly assume and be bound by the obligations set forth in this Section 7.7.

(e)    Following the Closing, the obligations of Parent, Merger Sub, the Surviving Company and its Subsidiaries under this Section 7.7 shall not be terminated or modified in such a manner as to adversely affect any D&O Indemnitee to whom this Section 7.7 applies without the written consent of such affected D&O Indemnitee.

7.8    Transfer Taxes. All federal, state, local, non-U.S. transfer, excise, sales, use, value-added, registration, stamp, recording, documentary, filing, conveyance, property and similar Taxes, duties or fees applicable to, imposed upon, or arising out of any Transaction, including any interest, addition to tax or penalties related thereto, shall be paid by Parent.

7.9 Takeover Laws. If any takeover Laws or any anti-takeover provision or restriction on ownership in the Governing Documents of Parent is or may become applicable to the transactions contemplated by this Agreement, Parent and the Parent Board shall grant such approvals and take all such actions as are necessary or advisable so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute, regulation or provision in Parent’s Governing Documents on the transactions contemplated by this Agreement.

7.10    Tax Reorganization Matters.

(a) Each of the Parties shall use its reasonable best efforts to cause the Merger to qualify, and shall not take or knowingly fail to take (and shall cause any Subsidiaries or Affiliates of such Party not to take or knowingly fail to take) any action that could reasonably be expected to prevent or impede the Merger from qualifying, as a “reorganization” within the meaning of Section 368(a) of the Code.

(b)    Each of the Parties shall treat, and shall not take any Tax reporting position inconsistent with the treatment of, the Merger as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(c)    Each of the Parties shall cooperate with one another to obtain the opinions of counsel referred to in Section 8.2(f) and Section 8.3(e). In connection therewith, (i) Company shall deliver to Jenner & Block LLP (“Parent Tax Counsel”) and Mayer Brown a duly executed certificate containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render the opinions described in Section 8.2(f) and Section 8.3(e) (the “Company Tax Certificate”) and (ii) Parent and Merger Sub shall deliver to Parent Tax Counsel and Mayer Brown a duly executed certificate containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render the opinions described in Section 8.2(f) and Section 8.3(e) (the “Parent Tax Certificate”), in each case, dated as of the Closing Date. The Parties shall provide such other information requested by each of Parent Tax Counsel and Mayer Brown for purposes of rendering the opinions described in Section 8.2(f) and Section 8.3(e), as applicable.

7.11 Stockholder Litigation . Prior to the earlier of the Effective Time and the termination of this Agreement, Parent shall control the defense of any litigation brought by Parent’s stockholders against any of Parent and/or its directors or officers relating to the Merger or a breach of this Agreement or any other agreements contemplated hereby; provided, however, that Parent shall give Company the right to review and comment on all material filings or responses to be made by the Parent Group in connection with any such litigation, and the right to consult on the settlement, release, waiver or compromise of any such litigation, and Parent shall in good faith take such comments into account, and no such settlement, release, waiver or compromise relating to the Merger shall be agreed to without Company’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). Parent shall promptly notify Company of any such litigation and shall keep Company informed on a reasonably current basis with respect to the status thereof.

7.12    Payoff Indebtedness. Company shall deliver to Parent and Merger Sub on the Closing Date a copy of an executed payoff letter in customary form (the “Payoff Letter”), and shall use reasonable best efforts to deliver to Parent and Merger Sub at least three (3) Business Days prior to the Effective Time a customary draft of such Payoff Letter, providing for the discharge and termination in full at the Effective Time of the Payoff Indebtedness and the release of Liens thereunder upon payment by Parent (on behalf of Company) of the amounts provided for therein. Company and Parent shall use reasonable best efforts, and shall provide all reasonable cooperation necessary to, facilitate the termination and repayment in full by Parent (on behalf of Company) of all obligations under the Payoff Indebtedness, and the release of any Liens and termination of all guarantees in connection therewith, at, and subject to the occurrence of, the Effective Time. Parent shall reimburse Company and its Affiliates for any reasonable and documented out-of-pocket expenses incurred by Company or any of its Affiliates in connection with this Section 7.12.

7.13 ITAR Matters. As promptly as practicable following the Effective Time (but in any event no later than five (5) Business Days following the Effective Time), Parent shall cause the Surviving Company to submit the ITAR Notice to the Directorate of Defense Trade Controls of the U.S. State Department.

ARTICLE VIII

CONDITIONS PRECEDENT TO THE CLOSING

8.1    Mutual Conditions. The obligations of the Parties at the Closing to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Parties, to the extent permitted by applicable Law and the terms of this Agreement) of the following conditions precedent on or before the Closing Date:

(a) Antitrust Approvals. All required waiting periods or necessary Permits, clearances, confirmations or filings with respect to (i) the HSR Act and (ii) such other Antitrust Laws as may be reasonably and mutually agreed upon by the Parties shall have expired, terminated, been provided or made.

(b)    No Prohibition. No Governmental Order shall have been adopted, promulgated or entered by any Governmental Authority that prohibits the consummation of the transactions contemplated by this Agreement.

(c)    Parent Stockholder Approvals. The Parent Stockholder Approvals shall have been obtained.

(d)    Gexpro. All conditions precedent set forth in the Gexpro Agreement shall have been satisfied (or waived to the extent permitted by applicable Law and the terms of the Gexpro Agreement) on or before the Closing Date (excluding any conditions that by their nature can only be satisfied at the closing of the transactions contemplated by the Gexpro Agreement, but subject to the satisfaction or waiver (to the extent permitted by applicable Law and the terms of the Gexpro Agreement) of such conditions at such closing), and the parties to the Gexpro Agreement shall be willing and able to consummate the transactions contemplated therein concurrently with the consummation of the Closing pursuant to this Agreement.

8.2    Parent and Merger Sub Conditions. The obligations of Parent and Merger Sub at the Closing to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by Parent, to the extent permitted by applicable Law and the terms of this Agreement) of the following conditions precedent on or before the Closing Date:

(a) Representations and Warranties.

(i)    Each of the representations and warranties of Company set forth in (A) Sections 3.1, 3.2 and 3.17 shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (B) Section 3.3 shall be true and correct in all respects (other than for inaccuracies that are, in the aggregate, de minimis) as of the date of this Agreement and as of the Closing Date as though made on and as of such date, (C) Section 3.6(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), and (D) ARTICLE III (other than those referenced in the foregoing clauses (A), (B) and (C)) shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Company Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), except, in the case of this clause (D), where the failure of such representations and warranties to be so true and correct does not constitute a Company Material Adverse Effect; and

(ii)    The representations and warranties of the Company Equityholder set forth in (A) Section 4.3 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and (B) ARTICLE IV (other than those referenced in the foregoing clause (A)) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct in all material respects only as of such specified date).

(b)    Compliance with Agreements and Covenants. Company and the Company Equityholder shall have performed and complied in all material respects with all of the covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing.

(c)    No Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect.

(d)    Company Closing Certificate. Parent shall have received a certificate from Company, dated the Closing Date, duly executed by an officer of Company certifying that the conditions set forth in Section 8.2(a)(i) and Section 8.2(b) with respect to Company and Section 8.3(c) have been satisfied.

(e)    Company Equityholder Closing Certificate. Parent shall have received a certificate from the Company Equityholder, dated the Closing Date, duly executed by an officer of the Company Equityholder certifying with respect to the Company Equityholder that the conditions set forth in Section 8.2(a)(ii) and Section 8.2(b) with respect to the Company Equityholder have been satisfied.

(f)    Tax Opinion. Parent shall have received a written opinion from Parent Tax Counsel, in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 8.2(f), Parent Tax Counsel shall be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in the Parent Tax Certificate and the Company Tax Certificate and such other information as Parent Tax Counsel deems relevant.

(g)    Registration Rights Agreement. Parent shall have received the Registration Rights Agreement, duly executed by the Company Equityholder.

(h)    Payoff Letter. Company shall have delivered the Payoff Letter, duly executed by the lenders (or agents therefor) with respect to the Payoff Indebtedness.

(i)    Company Release. Company shall have delivered the Company Release, duly executed by executed by Company.

(j)    Company Equityholder Release. Company Equityholder shall have delivered the Company Equityholder Release, duly executed by executed by Company Equityholder.

(k)    Novation of Related Party Agreements. Company Equityholder shall have delivered evidence, in form and substance reasonably satisfactory to Parent, of the complete transfer and novation to, and full assumption by, Company Equityholder or its designee (other than any member of the Company Group) of (i) the TestEquity Management Agreement and (ii) all other Related Party Agreements that obligate or could obligate any member of the Company Group to make any payment (contingent or otherwise) at any time to any Excluded Company Party (including, without limitation, the existing Company management agreement and any similar agreements), as contemplated by Section 6.11.

(l)    Debt Financing. Prior to, at or substantially simultaneously with the Effective Time, Parent shall have received the proceeds of the Debt Financing in an aggregate amount sufficient for the payment of the Payoff Indebtedness, Transaction Expenses and other fees and expenses in connection with the transactions contemplated by the Transaction Agreements (including the Payoff Indebtedness and Transaction Expenses (as such terms are defined in the Gexpro Agreement).

(m)    Reorganization. Company Equityholder shall have delivered evidence, in form and substance reasonably satisfactory to Parent, of the consummation of the Reorganization pursuant to Section 6.10.

8.3    Company and Company Equityholder Conditions. The obligations of Company and the Company Equityholder to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Company Equityholder and Company, to the extent permitted by applicable Law and the terms of this Agreement) of the following conditions precedent on or before the Closing Date:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in (i) Sections 5.1, 5.2 and 5.12 shall be true and correct in all material respects (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (ii) Section 5.3(a) and Section 5.3(b) shall be true and correct in all respects (other than for inaccuracies that are, in the aggregate, de minimis) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), (iii) Section 5.3(c) and Section 5.6(c) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date) and (iv) ARTICLE V (other than those referenced in the foregoing clauses (i), (ii) and (iii)) shall be true and correct in all respects (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except for any such representation or warranty that is made as of a specified date (including the date of this Agreement), in which case such representation or warranty shall be true and correct only as of such specified date), except, in the case of this clause (iv) where the failure of such representations and warranties to be so true and correct does not constitute a Parent Material Adverse Effect.

(b)    Compliance with Agreements and Covenants. Parent and Merger Sub shall have performed and complied in all material respects with all of their respective covenants, obligations and agreements contained in this Agreement to be performed and complied with by them on or prior to the Closing,.

(c)    No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have been any Parent Material Adverse Effect.

(d)    Parent Closing Certificate. The Company Equityholder shall have received a certificate from Parent, dated the Closing Date, duly executed by an officer of Parent certifying with respect to Parent that the conditions set forth in Section 8.3(a), Section 8.3(b) and Section 8.3(c) have been satisfied.

(e)    Tax Opinion. The Company shall have received a written opinion from Mayer Brown, in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 8.3(e), Mayer Brown shall be entitled to rely upon assumptions, representations, warranties and covenants, including those contained in the Company Tax Certificate and the Parent Tax Certificate and such other information as Mayer Brown deems relevant.

(f)    Registration Rights Agreement. The Company Equityholder shall have received the Registration Rights Agreement, duly executed by Parent.

8.4    Frustration of Closing Conditions. No Party may rely as a basis for not consummating the transactions contemplated by this Agreement on the failure of any condition set forth in this ARTICLE VIII to be satisfied if such failure was caused by such Party’s breach of this Agreement.

ARTICLE IX

TERMINATION

9.1    Termination. This Agreement may be terminated at any time on or prior to the Closing Date, as follows:

(a) with the mutual written consent of the Parties;

(b)    by either Company or Parent if the Effective Time shall not have occurred on or before September 30, 2022 (the “End Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Effective Time to occur on or before the End Date;

(c)    by Company, if Parent or Merger Sub shall have breached or failed to perform any of their respective covenants or other agreements contained in this Agreement, or if any of the representations or warranties of Parent or Merger Sub fails to be true or correct, which breach or failure (i) would give rise to the failure of a condition set forth in Section 8.3(a) or Section 8.3(b) being satisfied and (ii) is not reasonably capable of being cured by the End Date or has not been cured by Parent or Merger Sub, as applicable, within thirty (30) days after Parent receives written notice thereof from Company; provided, however, that Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(c) if either Company or the Company Equityholder is then in material breach of this Agreement such that any of the conditions set forth in Section 8.2(a) or Section 8.2(b) would not be satisfied;

(d)    by Parent, if Company or the Company Equityholder shall have breached or failed to perform any of their respective covenants or other agreements contained in this Agreement, or if any of the representations or warranties of Company or the Company Equityholder, as applicable, fails to be true or correct, which breach or failure (i) would give rise to the failure of a condition set forth in Section 8.2(a) or Section 8.2(b) being satisfied and (ii) is not reasonably capable of being cured by the End Date or has not been cured by Company or the Company Equityholder within thirty (30) days after Company and the Company Equityholder receive written notice thereof from Parent; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if either Parent or Merger Sub is then in material breach of this Agreement such that any of the conditions set forth in Section 8.3(a) or Section 8.3(b) would not be satisfied;

(e)    by either Company or Parent if any Governmental Authority shall have issued a Governmental Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Governmental Order or other action shall have become final and nonappealable;

(f)    by either Parent or Company, if any of the Parent Stockholder Approvals have not been obtained at the duly convened Stockholders Meeting (unless such Stockholders Meeting has been adjourned or postponed, in which case at the final adjournment or postponement thereof);

(g)    by Company, if a Parent Recommendation Change has occurred; or

(h)    automatically, without any action by any Party, immediately upon the termination of the Gexpro Agreement in accordance with its terms.

9.2    Termination Fee.

(a) If this Agreement is terminated (i) by Company pursuant to Section 9.1(g) or (ii) pursuant to Section 9.1(h) as a result of the termination of the Gexpro Agreement pursuant to Section 9.1(g) thereof, then Parent will pay Company an amount equal to four million dollars ($4,000,000) (the “Termination Fee”). In the event the Termination Fee is payable, such fee will be paid to Company by Parent in immediately available funds within two (2) Business Days after the date this Agreement is terminated.

(b)    Parent and Merger Sub acknowledge and agree that the agreements contained in this Section 9.2 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, Company and the Company Equityholder would not enter into this Agreement. If Parent fails to promptly pay the Termination Fee as may be required by Section 9.2(a) and Company commences an Action in order to obtain such payment and such Action results in the entry of a Governmental Order against Parent requiring such payment to be made, Parent shall pay to Company the Termination Fee and Company’s costs and expenses (including reasonable and documented attorneys’ fees) in connection with such Action, in each case plus interest at the prime rate of interest reported in The Wall Street Journal in effect on the date such payment was required to be made through the date of payment.

(c)    Notwithstanding anything to the contrary in this Agreement, and for the avoidance of doubt, in no event shall Parent be required to make (and in no event shall Company be entitled to receive) more than one payment of the Termination Fee in connection with this Agreement.

9.3    Effect of Termination. In the event of termination of this Agreement by either Company or Parent as provided in Section 9.1, this Agreement shall become void and have no further force or effect, without any Liability (other than as set forth in Section 9.2) on the part of Parent, Merger Sub, Company or the Company Equityholder; provided, however, that the provisions of Section 7.6, the last sentence of Section 7.12, Section 9.2, this Section 9.3 and ARTICLE XI (and any terms defined herein necessary to give effect to the foregoing) will survive any termination hereof; provided, further, that nothing in this Section 9.3 shall relieve any Party of any Liability for any intentional fraud or intentional and material breach by such Party of this Agreement prior to such termination; provided, further, that notwithstanding the immediately preceding proviso, none of the Parties or any of their respective Affiliates or Representatives shall have any Liability under this Agreement with respect to (a) any failure of the transactions contemplated by the Gexpro Agreement or any of the Gexpro Related Agreements to be consummated pursuant to the terms thereof or (b) any breach or failure to perform any covenant or other agreement set forth in, or breach of any representation or warranty under, the Gexpro Agreement or any of the Gexpro Related Agreements.

ARTICLE X

NON-SURVIVAL AND RELATED MATTERS

10.1    Non-Survival. Notwithstanding anything to the contrary in this Agreement, except in the case of intentional fraud, all of the representations and warranties contained in this Agreement (including the Disclosure Schedules and Exhibits attached hereto and the certificates delivered pursuant hereto) and each of the covenants and agreements contained in ARTICLE VI (other than the reimbursement and indemnification referenced in Section 6.9(a), which shall survive any termination of this Agreement) shall terminate automatically at and will not survive the Closing, and none of the Parties nor any of their respective Associated Persons, successors, permitted assigns or heirs, will have any liability whatsoever and may not bring any Action with respect to any such representations, warranties, covenants or agreements (it being understood and agreed that such Persons are intended to benefit from this Section 10.1, whether or not party to this Agreement).

10.2    Parent and Merger Sub Acknowledgements.

(a)    Parent and Merger Sub acknowledge and agree that in connection with their determination to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby, Parent, Merger Sub and their Representatives have received or been given access to all information, books and records, facilities and other assets of the Company Group as Parent has deemed necessary and have been afforded adequate opportunity to meet with, ask questions of and receive answers from the management of the Company Equityholder and the Company Group.

(b)    Parent and Merger Sub acknowledge and agree that Parent is consummating the transactions contemplated by this Agreement and its Related Agreements without any representation or warranty, express or implied, by any Person, except for the representations and warranties of Company expressly and specifically set forth in ARTICLE III and the Company Equityholder expressly and specifically set forth in ARTICLE IV, each as qualified by the Company Disclosure Schedule, which shall constitute the sole representations and warranties of Company and the Company Equityholder with respect to this Agreement, the Related Agreements and the transactions contemplated by this Agreement. Parent and Merger Sub acknowledge and agree that none of the Company Equityholder, Company or their respective Associated Persons has made nor are any of them making, any representation or warranty whatsoever, express or implied, as to the accuracy or completeness of any information regarding the Company Equityholder, any of the Company Group or their respective business or assets, except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in the Company Disclosure Schedule and Parent and Merger Sub further acknowledge and agree that (i) neither the Company Equityholder nor any of its Associated Persons will be subject to any liability to Parent or any other Person resulting from the distribution or use by Parent or any of its Associated Persons of any such information, including in any legal opinions, memoranda, summaries or any other information, document or material made available to Parent or any of its Associated Persons (whether in the Data Room or other sales memoranda, management presentations or otherwise provided) in expectation of the transactions contemplated by this Agreement and (ii) neither Parent nor any of its Associated Persons has relied and will not rely upon the reasonableness, accuracy or completeness of any such information or any other express or implied representation, warranty or statement of any nature made or provided by or on behalf of the Company Equityholder, Company or any of their respective Associated Persons. Parent hereby waives any right that any of Parent or its Associated Persons may have against the Company Equityholder, Company or any of their respective Associated Persons with respect to any inaccuracy relating to any such information or any omission of any potentially material information, and Parent and Merger Sub acknowledge and agree that none of the Company Equityholder, Company nor any of their respective Associated Persons will have any Liability to Parent, its Associated Persons or any other Person resulting from the use of any such information by Parent or any of its Associated Persons.

(c)    Parent and Merger Sub acknowledge and agree that (i) Parent, Merger Sub and their Representatives have conducted to their satisfaction an independent investigation and verification of the Company Group (including their respective businesses, operations, assets, liabilities, condition (financial or otherwise), equity interests, properties, forecasts, projected operations and prospects); (ii) Parent and Merger Sub are relying on their own investigation and analysis in entering into the transactions contemplated by this Agreement; (iii) Parent is knowledgeable about the industries and markets in which each of the Company Group operates, is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time; and (iv) Parent, Merger Sub or their Representatives have fully reviewed this Agreement and the Company Disclosure Schedules and have had access to the materials in the Data Room relating to the transactions contemplated by this Agreement.

(d)    In connection with Parent’s and Merger Sub’s investigation of the Company Group, Parent has received from or on behalf of the Company Equityholder or Company certain projections, forward-looking statements, forecasts and estimates, including projected statements of operating revenues and income from operations of the Company Group and certain business plan information of the Company Group. Parent and Merger Sub acknowledge and agree that (i) there are uncertainties inherent in attempting to make such projections, forward-looking statements, forecasts, estimates and plans, that Parent and Merger Sub are familiar with such uncertainties; (ii) Parent and Merger Sub are taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections, forward-looking statements, forecasts, estimates and plans (including the reasonableness of the assumptions underlying such projections, forward-looking statements, forecasts, estimates and plans); and (iii) Parent and Merger Sub shall have no claim against the Company Equityholder, Company and their respective Associated Persons or any other Person with respect thereto. Accordingly, Parent and Merger Sub acknowledge and agree that the Company Equityholder, Company and their respective Associated Persons make no representations or warranties whatsoever with respect to such projections, forward-looking statements, forecasts, estimates and plans, including the reasonableness of the assumptions underlying such projections, forward-looking statements, forecasts, estimates and plans.

10.3    Company and Company Equityholder Acknowledgements.

(a) Company and the Company Equityholder acknowledge and agree that in connection with their determination to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby, Company, the Company Equityholder and their Representatives have received or been given access to all information, books and records, facilities and other assets of Parent and its Subsidiaries as Company and the Company Equityholder have deemed necessary and have been afforded adequate opportunity to meet with, ask questions of and receive answers from the management of Parent and its Subsidiaries.

(b)    Company and the Company Equityholder acknowledge and agree that each of Company and the Company Equityholder are consummating the transactions contemplated by this Agreement and its Related Agreements without any representation or warranty, express or implied, by any Person, except for the representations and warranties of Parent and Merger Sub expressly and specifically set forth in ARTICLE V, each as qualified by the Parent Disclosure Schedule, which shall constitute the sole representations and warranties of Parent and Merger Sub with respect to this Agreement, the Related Agreements and the transactions contemplated by this Agreement. Company and the Company Equityholder acknowledge and agree that none of Parent, Merger Sub or their respective Associated Persons has made nor are any of them making, any representation or warranty whatsoever, express or implied, as to the accuracy or completeness of any information regarding Parent, Merger Sub, any of their Subsidiaries or their respective business or assets, except as expressly set forth in this Agreement or as and to the extent required by this Agreement to be set forth in the Parent Disclosure Schedule and Company and the Company Equityholder further acknowledge and agree that (i) neither Parent nor Merger Sub nor any of their Associated Persons will be subject to any liability to the Company Equityholder or any other Person resulting from the distribution or use by the Company Equityholder or any of its Associated Persons of any such information, including in any legal opinions, memoranda, summaries or any other information, document or material made available to the Company Equityholder or any of its Associated Persons (whether in any sales memoranda, management presentations or otherwise provided) in expectation of the transactions contemplated by this Agreement and (ii) neither the Company Equityholder nor any of its Associated Persons has relied and will not rely upon the reasonableness, accuracy or completeness of any such information or any other express or implied representation, warranty or statement of any nature made or provided by or on behalf of Parent, Merger Sub or any of their respective Associated Persons. The Company Equityholder hereby waives any right that any of the Company Equityholder or its Associated Persons may have against Parent, Merger Sub or any of their respective Associated Persons with respect to any inaccuracy relating to any such information or any omission of any potentially material information, and Company and the Company Equityholder acknowledge and agree that none of the Parent, Merger Sub nor any of their respective Associated Persons will have any Liability to the Company Equityholder, its Associated Persons or any other Person resulting from the use of any such information by the Company Equityholder or any of its Associated Persons.

(c)    Company and the Company Equityholder acknowledge and agree that (i) the Company Equityholder, Company and their Representatives have conducted to their satisfaction an independent investigation and verification of Parent and its Subsidiaries (including their respective businesses, operations, assets, liabilities, condition (financial or otherwise), equity interests, properties, forecasts, projected operations and prospects); (ii) Company and the Company Equityholder are relying on their own investigation and analysis in entering into the transactions contemplated by this Agreement; (iii) the Company Equityholder is knowledgeable about the industries and markets in which each of Parent and its Subsidiaries operates, is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time; and (iv) the Company Equityholder, Company or their Representatives have fully reviewed this Agreement and the Parent Disclosure Schedules and have had access to the materials relating to the transactions contemplated by this Agreement.

(d)    In connection with the Company Equityholder’s and Company’s investigation of Parent and its Subsidiaries, the Company Equityholder has received from or on behalf of Parent certain projections, forward-looking statements, forecasts and estimates, including projected statements of operating revenues and income from operations of Parent and its Subsidiaries and certain business plan information of Parent and its Subsidiaries. The Company Equityholder and Company acknowledge and agree that (i) there are uncertainties inherent in attempting to make such projections, forward-looking statements, forecasts, estimates and plans, that Company and the Company Equityholder are familiar with such uncertainties; (ii) Company and the Company Equityholder are taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections, forward-looking statements, forecasts, estimates and plans (including the reasonableness of the assumptions underlying such projections, forward-looking statements, forecasts, estimates and plans); and (iii) Company and the Company Equityholder shall have no claim against Parent, Merger Sub and their respective Associated Persons or any other Person with respect thereto. Accordingly, Company and the Company Equityholder acknowledge and agree that Parent, Merger Sub and their respective Associated Persons make no representations or warranties whatsoever with respect to such projections, forward-looking statements, forecasts, estimates and plans, including the reasonableness of the assumptions underlying such projections, forward-looking statements, forecasts, estimates and plans.

ARTICLE XI

MISCELLANEOUS

11.1    Amendment. Prior to the Effective Time, this Agreement may be amended, modified or supplemented but only in a writing signed all of the Parties. Following the Effective Time, this Agreement may be amended, modified or supplemented but only in a writing signed by Parent, the Surviving Company and the Company Equityholder. Notwithstanding any other provision of this Agreement to the contrary, no amendment, modification, supplement or waiver of Section 9.3, this Section 11.1, Section 11.5, Section 11.6 or Section 11.21 (and any provision of this Agreement to the extent an amendment, modification, supplement, waiver or termination of such provision would modify the substance of the foregoing sections) that materially adversely affects the rights of any Debt Financing Source under such Section shall be effective without the prior written consent of such Debt Financing Source (solely to the extent such consent is not unreasonably withheld, conditioned or denied).

11.2    Notices. Any notice, request, instruction or other document to be given hereunder by a Party shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by confirmed electronic mail transmission (with confirmation of receipt), or (c) on the next Business Day if sent by an overnight delivery service:

If to Company or the Company Equityholder, addressed as follows:	with a copy to (which shall not constitute notice):

LKCM TE Investors, LLC 301 Commerce Street, Suite 1600 Fort Worth, Texas 76102	Mayer Brown LLP 71 South Wacker Drive Chicago, IL 60606
Attention: Andy Zacharias; Jacob Smith Email: azacharias@lkcom.com;	Attention:	Andrew J. Noreuil Ryan H. Ferris
jsmith@lkcom.com	Email: anoreuil@mayerbrown.com rferris@mayerbrown.com

If to Parent or Merger Sub, or after the Closing, the Surviving Company, addressed as follows:	with a copy to (which shall not constitute notice):

c/o Lawson Products, Inc. 8770 West Bryn Mawr Avenue, Suite 900 Chicago, Illinois 60631	Jenner & Block LLP 353 North Clark Street Chicago, Illinois 60654
Attention: Rick Pufpaf Email: rick.pufpaf@lawproducts.com	Attention:	H. Kurt von Moltke, P.C. Brian R. Boch Jeremy A. Casper
Email: kvonmoltke@jenner.com bboch@jenner.com jcasper@jenner.com or to such other individual or address as a Party may designate for itself by notice given as herein provided.

11.3 Waivers. The failure of a Party at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty. Notwithstanding anything in this Agreement to the contrary (including this Section 11.3), the Parties agree that the condition set forth in Section 8.1(c) with respect to obtaining the Parent Unaffiliated Stockholder Approval and this sentence shall not be waivable by any of the Parties in any respect.

11.4    Disclosure Schedules. The Disclosure Schedules have been prepared to correspond to and qualify specific numbered paragraphs of sections as set forth therein; provided, however, that any disclosure in the Disclosure Schedules corresponding to and qualifying a specific numbered paragraph or section hereof shall be deemed to correspond to and qualify any other numbered paragraph or section relating to such Party to the extent the relevance of such disclosure to such other paragraph or section is reasonably apparent on the face of such disclosure. Certain information set forth in the Disclosure Schedules is included solely for informational purposes, is not an admission of liability with respect to the matters covered by the information, and may not be required to be disclosed pursuant to this Agreement. The specification of any Dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Disclosure Schedules is not intended to imply that such amounts (or higher or lower amounts) are or are not material, and no Party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Disclosure Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in the Disclosure Schedules is or is not material for purposes of this Agreement.

11.5    Successors and Assigns; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned (including by operation of law) by any Party without the prior written consent of the other Parties; provided, further, that each of Parent, Merger Sub and the Surviving Company may assign their respective rights under this Agreement to their lenders as collateral security for their obligations under any of their secured debt financing arrangements. Any purported assignment in contravention of this Section 11.5 shall be null and void.

11.6    Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and no provision of this Agreement shall be deemed to confer upon third parties, either express or implied, any remedy, claim, liability, reimbursement, cause of action or other right. Notwithstanding the foregoing, (a) the Company Equityholder and the Persons referred to in Section 7.7, Section 10.1 and Section 11.17 shall be third party beneficiaries of such Sections, (b) Parent and the Persons referred to in Section 10.1 shall be third party beneficiaries of such Sections, and (c) the Debt Financing Sources of the Debt Financing shall be third party beneficiaries of Section 11.1 and Section 11.21.

11.7    Further Assurances. Upon the reasonable request of Parent or the Company Equityholder, each Party will, on and after the Closing Date, execute and deliver to the other Parties such other documents, assignments and other instruments as may be reasonably required to effectuate completely the Merger, and to effect and evidence the provisions of this Agreement and the Related Agreements and the transactions contemplated by this Agreement.

11.8    Entire Understanding. The Exhibits and the Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof. This Agreement and the Related Agreements set forth the entire agreement and understanding of the Parties and supersede any and all prior agreements, arrangements and understandings among the Parties.

11.9    Applicable Law. This Agreement, and all claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any Laws of the State of Delaware that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

11.10    Jurisdiction of Disputes. In the event any Party to this Agreement commences any Action in connection with or relating to this Agreement, any Related Agreement or any matters described or contemplated herein or therein, the Parties to this Agreement hereby (a) agree that any Action shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate courts therefrom in the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); (b) agree that in the event of any such Action, such Parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section 11.10 and to service of process upon them in accordance with the rules and statutes governing service of process; (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such Action in any such court or that any such Action was brought in an inconvenient forum; (d) agree as an alternative method of service to service of process in any Action by mailing of copies thereof to such Party at its address set forth in Section 11.2 for communications to such Party; (e) agree that any service made as provided herein shall be effective and binding service in every respect; and (f) agree that nothing herein shall affect the rights of any Party to effect service of process in any other manner permitted by applicable Law.

11.11    Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement or the Related Agreements is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the Related Agreements, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (a) no Representative of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each Party understands and has considered the implications of this waiver, (c) each Party makes this waiver voluntarily, and (d) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 11.11.

11.12    Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that any breach of this Agreement would not be adequately compensated in all cases by monetary damages alone. The Company Equityholder and Company agree that Parent and Merger Sub shall have the right, in addition to any other rights and remedies existing in their favor, to enforce the rights and the obligations of the Company Equityholder and Company hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. Furthermore, Parent and Merger Sub agree that Company and the Company Equityholder shall have the right, in addition to any other rights and remedies existing in their favor, to enforce the rights and the obligations of Parent and Merger Sub hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. The right of specific performance and other equitable relief is an integral part of the transactions contemplated by this Agreement and without that right, none of Company, the Company Equityholder, Parent or Merger Sub would have entered into this Agreement. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.12 shall not be required to provide any bond or other security in connection with any such order or injunction. If, prior to the End Date, any Party brings any action, in each case in accordance with this Section 11.12, to enforce specifically the performance of the terms and provisions hereof by any other Party, the End Date shall automatically be extended (a) for the period during which such action is pending, plus ten (10) Business Days or (b) by such other time period established by the court presiding over such action, as the case may be. Notwithstanding any other provision of this Agreement to the contrary, in no event shall this Section 11.12 be used, alone or together with any other provision of this Agreement, to require any Party to remedy any breach of any representation or warranty of such Party made herein.

11.13    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

11.14    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

11.15    Counterparts. This Agreement may be executed in counterparts and such counterparts may be delivered in electronic format (including by fax and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures.

11.16    Retention of Advisors. The Parties acknowledge and agree that Mayer Brown has represented the Company Equityholder and Company in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the Related Agreements and the consummation of the transactions contemplated by this Agreement, and that the Company Equityholder, Company and their respective Associated Persons (each, a “Company Group Member”) have a reasonable expectation that Mayer Brown will represent them in connection with any claim or Action involving any Company Group Member, on the one hand, and Parent or any of its Associated Persons (each, a “Parent Group Member”), on the other hand, arising under this Agreement, the Related Agreements or the transactions contemplated by this Agreement. Parent hereby, on behalf of itself and the other Parent Group Members and their respective successors and assigns, hereby irrevocably (a) agrees to any such representation in any such matter and (b) waives any actual or potential conflict arising from any such representation in the event of: (i) any adversity between the interests of any Company Group Member, on the one hand, and Parent and the Company Group, on the other hand, in any such matter; and/or (ii) any communication between or among Mayer Brown and any of the Company Group and their respective Affiliates or employees, whether privileged or not, or any other information known to such counsel, by reason of such counsel’s representation of any of the Company Group prior to Closing.

11.17    Protected Communication.

(a)    The Parties to this Agreement agree that, immediately prior to the Closing, without the need for any further action (i) all right, title and interest of the Company Group in and to all Protected Communications shall thereupon transfer to and be vested solely in the Company Equityholder and its successors in interest and (ii) any and all protections from disclosure, including attorney-client privileges and work product protections, associated with or arising from any Protected Communications that would have been exercisable by any of the Company Group shall thereupon be vested exclusively in the Company Equityholder and its successors in interest and shall be exercised or waived solely as directed by the Company Equityholder or its successors in interest.

(b)    None of Parent, the Company Group or any Person acting on any of their behalf shall, without the prior written consent of the Company Equityholder or its successors in interest, assert or waive or attempt to assert or waive any such protection against disclosure, including the attorney-client privilege or work product protection, or to access, discover, obtain, use or disclose or attempt to access, discover, obtain, use or disclose any Protected Communications in any manner, including in connection with any dispute or legal proceeding relating to or in connection with this Agreement, the events and negotiations leading to this Agreement, or any of the transactions contemplated by this Agreement; provided, however, (i) the foregoing shall neither prohibit Parent from seeking proper discovery of such documents nor the Company Equityholder from asserting that such documents are not discoverable to the extent that applicable attorney-client privileges and work product protections have attached thereto and (ii) in the event a dispute arises between any Parent Group Members, on the one hand, and any other Person (other than the Company Group Members), on the other hand, such Parent Group Members shall not disclose any documents or information subject to protections from disclosure, including attorney-client privileges and work product protections, associated with or arising from any Protected Communications without the prior written consent of the Company Equityholder (provided, that if such Parent Group Members are required by judicial order or other legal process to make such disclosure, such Parent Group Members shall promptly notify the Company Equityholder in writing of such requirement (without making disclosure) and shall provide the Company Equityholder with such cooperation and assistance as shall be necessary to enable the Company Equityholder to prevent disclosure by reason of any protection against disclosure, including the attorney-client privileges and work product protections).

(c)    Without limiting the generality of the foregoing, (i) the Company Equityholder shall have the right to retain, or cause Mayer Brown to retain, any Protected Communications in possession of Mayer Brown at the Closing and (ii) Parent shall (and following the Closing shall cause the Company Group to) take actions necessary to ensure that any and all protections from disclosure, including, but not limited to, attorney-client privileges and work product protections, associated with or arising from any Protected Communications will survive the Closing, remain in effect and transfer to and be vested solely in the Company Equityholder and its successors in interest.

(d)    The Company Equityholder and its successors-in-interest shall have the right at any time prior to or following the Closing to remove, erase, delete, disable, copy or otherwise deal with any Protected Communications in whatever way they desire, and Parent and the Company Group shall provide full access to all Protected Communications in their possession or within their direct or indirect control and shall provide reasonable assistance at the expense of the Person requesting such assistance in order to give full force and effect to the rights of the Company Equityholder and their successors in interest hereunder.

(e)    This Section 11.17 is for the benefit of the Company Group Members and such Persons are intended third-party beneficiaries.

11.18    No Waiver of Privilege, Protection from Disclosure or Use. The Parties understand and agree that nothing in this Agreement, including the provisions of Section 7.4, Section 11.16 and Section 11.17 regarding the assertions of protection from disclosure and use, privilege and conflicts of interest, shall be deemed to be a waiver of any applicable attorney-client privilege or other protection from disclosure or use. Each of the Parties understands and agrees that it has undertaken commercially reasonable efforts to prevent the disclosure of Protected Communications. Notwithstanding those efforts, the Parties understand and agree that the consummation of the transactions contemplated by this Agreement could result in the inadvertent disclosure of information that may be confidential, eligible to be subject to a claim of privilege, or otherwise protected from disclosure. The Parties further understand and agree that any disclosure of information that may be confidential, subject to a claim of privilege, or otherwise protected from disclosure will not constitute a waiver of or otherwise prejudice any claim of confidentiality, privilege, or protection from disclosure, including with respect to information involving or concerning the same subject matter as the disclosed information. The Parties agree to use commercially reasonable efforts to return any inadvertently disclosed information to the disclosing Party promptly upon becoming aware of its existence. The Parties further agree that promptly after the return of any inadvertently disclosed information, the Party returning such information shall destroy any and all copies, summaries, descriptions and/or notes of such inadvertently disclosed information, including electronic versions thereof, and all portions of larger documents or communications that contain such copies, summaries, descriptions and/or notes.

11.19    Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute the Parties as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity, nor, except as expressly and specifically set forth in this Agreement in any manner create any principal-agent, fiduciary or other special relationship between the parties hereto. No Party shall have any duties (including fiduciary duties) towards any other Party except as specifically set forth herein.

11.20    No Right of Set-Off. Parent, for itself and its successors and permitted assigns, hereby unconditionally and irrevocably waives any rights of set-off, netting, offset, recoupment, or similar rights that Parent or any of its successors and permitted assigns has or may have with respect to any payment to be made by Parent pursuant to this Agreement or any other document or instrument delivered by Parent in connection herewith.

11.21    Debt Financing Sources.

(a)    Notwithstanding anything herein to the contrary, each of the Parties to this Agreement hereby agrees that it will not bring or support any action of any kind or description, whether at law or equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way relating to this Agreement, any of the Related Agreements, any of the Debt Financing Documents or the other documents contemplated hereby or thereby, or the transactions contemplated hereby or thereby, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or services related thereto, in any forum other than the United States District Court for the Southern District of New York or any New York state court sitting in the Borough of Manhattan in the City of New York, and that the provisions of Section 11.11 relating to the waiver of jury trial shall apply to, and the Laws of the State of New York, without regard to the conflict of laws rules thereof, shall govern, any such action. The Parties hereby agree that mailing of process or other papers in connection with any such action in the manner provided in Section 11.10, or in such other manner as may be permitted by Law shall be valid and sufficient service thereof and hereby waive any objections to service accomplished in the manner herein provided.

(b)    Notwithstanding anything to the contrary in this Agreement, the Debt Financing Sources shall not have any liability to the Company Equityholder or any of its Affiliates relating to or arising out of this Agreement or the Debt Financing or any related agreements or the transactions contemplated hereby or by the Related Agreements or the Debt Financing Documents, whether at law or equity, in contract or in tort or otherwise, and the Company Equityholder and its Affiliates shall not have any rights or claims, and shall not seek any loss or damage or any other recovery or judgment of any kind, including direct, indirect, consequential or punitive damages, against any Debt Financing Source under this Agreement or the Debt Financing or any related agreements, whether at law or equity, in contract or in tort or otherwise, and the Company Equityholder (on behalf of itself and its Associated Persons) hereby waives any rights or claims against any Debt Financing Source relating to or arising out of this Agreement, or the Debt Financing or any related agreements or the transactions contemplated hereby, or by the Related Agreements or the Debt Financing Documents, whether at law or equity, in contract, in tort or otherwise.

[Remainder of page left intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date first above written.

COMPANY:

TESTEQUITY ACQUISTION, LLC

By:	/s/ Jacob Smith
Name:	Jacob Smith
Title:	Vice President

COMPANY EQUITYHOLDER:

LKCM TE INVESTORS, LLC

By:	/s/ Jacob Smith
Name:	Jacob Smith
Title:	Vice President

[Signature page to Agreement and Plan of Merger]

PARENT:

LAWSON PRODUCTS, INC.

By:	/s/ Michael G. DeCata
Name:	Michael G. DeCata
Title:	President and Chief Executive Officer

MERGER SUB:

TIDE SUB, LLC

By:	/s/ Ronald J. Knutson
Name:	Ronald J. Knutson
Title:	President

[Signature page to Agreement and Plan of Merger]

Exhibit A

Company Release

See attached.

Exhibit A

RELEASE AGREEMENT

(Company as Releasor)

THIS RELEASE AGREEMENT (this “Release”) dated as of [•], 2022, by and between TestEquity Acquisition, LLC, Delaware limited liability company (“Company”), and LKCM TE Investors, LLC, a Delaware limited liability company (the “Company Equityholder”). The Company and the Company Equityholder are referred to collectively herein as the “Parties” and each individually as a “Party.” Certain capitalized terms used but not defined herein shall have the meaning in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Company Equityholder are parties to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated December 29, 2021 by and among the Company, Lawson Products, Inc., a Delaware corporation, Tide Sub, LLC, a Delaware limited liability company, and the Company Equityholder;

WHEREAS, pursuant to the Merger Agreement, the Company, on behalf of the Company Group), shall release the Company Equityholder of all liabilities and claims against the Company Equityholder and its Associated Persons (other than the Company Group and the Parent Group) arising prior to the Effective Time;

NOW THEREFORE, in consideration of the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

SECTION 1.    Release. As of the Closing, the Company, on behalf of itself and the Company Group and each of their respective Representatives, successors and permitted assigns (collectively, the “Releasors”), hereby knowingly and voluntarily, generally, fully, unconditionally, irrevocably, absolutely, finally and forever, to the fullest extent of the law, waives, releases, acquits, discharges and covenants not to sue, the Company Equityholder and its Associated Persons (other than the Company Group) from or on any and all Actions, allegations, assertions, complaints, controversies, charges, duties, grievances, Liabilities, promises, commitments, agreements, guarantees, endorsements, duties and Losses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) arising contemporaneously with or having occurred at any time prior to the Effective Time, whether known, unknown or capable of being known, or whether or not the facts are known or should have been known (all of the foregoing collectively referred to herein as a “Claim”); provided, however that nothing contained herein shall operate to release any obligations of the Company Equityholder arising under the Merger Agreement or any Related Agreement or any rights of any current or former director, manager or officer of the Company and its Subsidiaries to indemnification or reimbursement from the Company Equityholder and its Subsidiaries, whether pursuant to their respective certificate of formation, limited liability company agreement or other Governing Documents.

SECTION 2.    Severability. Any term or provision of this Release that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Release shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

SECTION 3.    Execution in Counterparts. This Release may be executed in counterparts and such counterparts may be delivered in electronic format (including by fax and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures.

SECTION 4.    Legal Representation of the Parties. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

SECTION 5.    No Amendment. This Release may not be amended, modified, altered or waived except by the written agreement of the Parties.

SECTION 6.    Governing Law. This Agreement shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any Laws of the State of Delaware that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

SECTION 7.    Successors and Assigns. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties; provided, however, that no Party or other beneficiary of this Agreement may assign its rights or obligations under this Agreement without the prior written consent of the other Party.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF the Parties have caused this Release to be executed and delivered as of the date first above written.

TESTEQUITY ACQUISITION, LLC
a Delaware limited liability company

By:
Name:
Title:

LKCM TE INVESTORS, LLC
a Delaware limited liability company

By:
Name:
Title:

Exhibit B

Company Equityholder Release

See attached.

Exhibit B

RELEASE AGREEMENT

(Company Equityholder as Releasor)

THIS RELEASE AGREEMENT (this “Release”) dated as of [•], 2022, by and between TestEquity Acquisition, LLC, Delaware limited liability company (“Company”), and LKCM TE Investors, LLC, a Delaware limited liability company (the “Company Equityholder”). The Company and the Company Equityholder are referred to collectively herein as the “Parties” and each individually as a “Party.” Certain capitalized terms used but not defined herein shall have the meaning in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Company Equityholder are parties to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated December 29, 2021 by and among the Company, Lawson Products, Inc., a Delaware corporation, Tide Sub, LLC, a Delaware limited liability company, and the Company Equityholder;

WHEREAS, pursuant to the Merger Agreement, the Company Equityholder, on behalf of itself and its Affiliates, other than the Company Group), shall release the Company and its Subsidiaries of all liabilities and claims against the Company and its Subsidiaries arising prior to the Effective Time;

NOW THEREFORE, in consideration of the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

SECTION 8.    Release. As of the Closing, the Company Equityholder, on behalf of itself and its Affiliates (other than the Company Group) and each of their respective Representatives, successors and permitted assigns (collectively, the “Releasors”), hereby knowingly and voluntarily, generally, fully, unconditionally, irrevocably, absolutely, finally and forever, to the fullest extent of the law, waives, releases, acquits, discharges and covenants not to sue, the Company and its Subsidiaries from or on any and all Actions, allegations, assertions, complaints, controversies, charges, duties, grievances, Liabilities, promises, commitments, agreements, guarantees, endorsements, duties and Losses (including attorneys’ fees and costs incurred) of any nature whatsoever (whether direct or indirect, known or unknown, disclosed or undisclosed, matured or unmatured, accrued or unaccrued, asserted or unasserted, absolute or contingent, determined or conditional, express or implied, fixed or variable and whether vicarious, derivative, joint, several or secondary) arising contemporaneously with or having occurred at any time prior to the Effective Time, whether known, unknown or capable of being known, or whether or not the facts are known or should have been known (all of the foregoing collectively referred to herein as a “Claim”); provided, however that nothing contained herein shall operate to release any obligations of the Company arising under the Merger Agreement or any Related Agreement or any rights of any current or former director, manager or officer of the Company and its Subsidiaries to indemnification or reimbursement from the Company and its Subsidiaries, whether pursuant to their respective certificate of formation, limited liability company agreement or other Governing Documents.

SECTION 9.    Severability. Any term or provision of this Release that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Release shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

SECTION 10.    Execution in Counterparts. This Release may be executed in counterparts and such counterparts may be delivered in electronic format (including by fax and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures.

SECTION 11.    Legal Representation of the Parties. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party. Any reference to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

SECTION 12.    No Amendment. This Release may not be amended, modified, altered or waived except by the written agreement of the Parties.

SECTION 13.    Governing Law. This Agreement shall be governed by, and enforced in accordance with, the Laws of the State of Delaware, without giving effect to any Laws of the State of Delaware that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

SECTION 14.    Successors and Assigns. This Agreement will apply to, be binding in all respects upon and inure to the benefit of the successors and permitted assigns of the Parties; provided, however, that no Party or other beneficiary of this Agreement may assign its rights or obligations under this Agreement without the prior written consent of the other Party.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF the Parties have caused this Release to be executed and delivered as of the date first above written.

TESTEQUITY ACQUISITION, LLC
a Delaware limited liability company

By:
Name:
Title:

LKCM TE INVESTORS, LLC
a Delaware limited liability company

By:
Name:
Title:

Exhibit C

Registration Rights Agreement

See attached.

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

by and among

LAWSON PRODUCTS, INC.,

301 HW OPUS INVESTORS, LLC

and

LKCM TE INVESTORS, LLC

Dated as of [•], 202[•]

i

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT, dated as of [•], 202[•] (this “Agreement”), among Lawson Products, Inc., a Delaware corporation (the “Company”), 301 HW Opus Investors, LLC, a Delaware limited liability company (“301 HW Opus Investors”), and LKCM TE Investors, LLC, a Delaware limited liability company (“LKCM TE Investors” and, together with 301 HW Opus Investors, the “Shareholders”). Certain terms used in this Agreement are defined in Section 1.1.

W I T N E S S E T H:

WHEREAS, pursuant to that certain Merger Agreement, dated as of December 29, 2021, by and among 301 Opus Holdings, Inc., a Delaware corporation (“Gexpro”), the Company, Gulf Sub, Inc., a Delaware corporation (“Gexpro Merger Sub”), and 301 HW Opus Investors (the “Gexpro Merger Agreement”), Gexpro, the Company, Gexpro Merger Sub and 301 HW Opus Investors agreed to, among other things, the merger of Gexpro Merger Sub with and into Gexpro, with Gexpro continuing as the surviving corporation and a wholly-owned Subsidiary of the Company and with the equity interests of Gexpro converted into the right to receive shares of Company Common Stock to be issued to 301 HW Opus Investors in accordance with, and subject to the terms and provisions of, the Gexpro Services Merger Agreement; and

WHEREAS, pursuant to that certain Merger Agreement, dated as of December 29, 2021, by and among TestEquity Acquisition, LLC, a Delaware limited liability company (“TestEquity”), the Company, Tide Sub, LLC, a Delaware limited liability company (“TestEquity Merger Sub”), and LKCM TE Investors (the “TestEquity Merger Agreement” and , together with the Gexpro Merger Agreement, the “Merger Agreements”), TestEquity, the Company, TestEquity Merger Sub and LKCM TE Investors agreed to, among other things, the merger of TestEquity Merger Sub with and into TestEquity, with TestEquity continuing as the surviving limited liability company and a wholly-owned Subsidiary of the Company and with the equity interests of TestEquity converted into the right to receive shares of Company Common Stock to be issued to LKCM TE Investors in accordance with, and subject to the terms and provisions of, the TestEquity Merger Agreement; and

WHEREAS, the Parties wish to enter into this Agreement in order to set forth their respective rights and obligations with respect to the registration of Company Common Stock owned by the Shareholders and certain other matters.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1    Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Affiliate” means, with respect to any specified Person, any other Person which, directly or indirectly, controls, is under common control with, or is controlled by, such specified Person, through one or more intermediaries or otherwise; provided, however, that such Person shall be deemed an Affiliate for only so long as such control exists; provided, further, that (a) the Company and its Subsidiaries shall not be considered Affiliates of the Shareholders or their respective Affiliates (other than the Company and its Subsidiaries) and (b) the Shareholders and their respective Affiliates (other than the Company and its Subsidiaries) shall not be considered Affiliates of the Company and its Subsidiaries. For purposes of this definition, the term “control” (including the terms “controlling”, “under common control with” and “controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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“beneficially own” means, with respect to Company Common Stock, having “beneficial ownership” of such stock for purposes of Rule 13d-3 or 13d-5 promulgated under the Exchange Act, without giving effect to the limiting phrase “within sixty days” set forth in Rule 13d-3(d)(1)(i). The terms “beneficial owner” and “beneficial ownership” shall have correlative meanings.

“Blackout Period” means (i) any regular quarterly period during which directors and executive officers of the Company are not permitted to trade under the insider trading policy or similar policy of the Company then in effect and (ii) in the event that the Company determines in good faith that a registration of securities would (x) reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company or any material transaction under consideration by the Company or (y) require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which would adversely affect the Company in any material respect, a period of the shorter of the ending of the condition creating a Blackout Period and up to ninety (90) days; provided, that a Blackout Period described in this clause (ii) may not occur more than once in any period of six (6) consecutive months.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or required by Law or other action of a Governmental Authority to close.

“Commission” means the Securities and Exchange Commission.

“Company Common Stock” means the common stock, par value $1.00 per share, of the Company.

“Demand Shareholders” means the Shareholders and their respective transferees that become parties to this Agreement pursuant to Section 3.6, in each case that continue to hold Registrable Securities.

“Equity Securities” means any and all (i) shares, interests, participations or other equivalents (however designated) of capital stock or other voting securities of a corporation, and any and all equivalent or analogous ownership (or profit) or voting interests in a Person (other than a corporation), (ii) securities convertible into or exchangeable for shares, interests, participations or other equivalents (however designated) of capital stock or voting securities of (or other

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ownership or profit or voting interests in) such Person, and (iii) any and all warrants, rights or options to purchase any of the foregoing, whether voting or nonvoting, and, in each case, whether or not such shares, interests, participations, equivalents, securities, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any U.S., state, local or foreign governmental, regulatory or administrative body, agency or authority, any court or judicial authority or arbitration tribunal, whether national, federal, state or local or otherwise, or any Person lawfully empowered by any of the foregoing to enforce or seek compliance with any applicable Law.

“Law” means any laws (including common law), statutes, orders, rules, regulations and ordinances of Governmental Authorities, and judgments, decisions, orders or decrees entered by any Governmental Authority.

“Losses” losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement.

“Parties” means the Shareholders and the Company.

“Person” means an individual, corporation, partnership, joint venture, trust, association, estate, joint stock company, limited liability company, Governmental Authority or any other organization of any kind.

“Registrable Amount” means an amount of Registrable Securities having an aggregate value of at least $5 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission, or such lesser amount of Registrable Securities as would result in the disposition of all of the Registrable Securities beneficially owned by the applicable Requesting Shareholder(s); provided, that such lesser amount shall have an aggregate value of at least $2 million (based on the anticipated offering price (as reasonably determined in good faith by the Company)), without regard to any underwriting discount or commission.

“Registrable Securities” means any and all (i) Company Common Stock beneficially owned by the Shareholders and their respective transferees that become parties to this Agreement pursuant to Section 3.6 and (ii) other Equity Securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clause (i) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular securities constituting Registrable Securities, such securities shall cease to be Registrable Securities when they (x) have been effectively registered or qualified for sale by a prospectus filed under the Securities Act and disposed of in accordance with the

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registration statement covering such securities, or (y) may be sold pursuant to Rule 144 under the Securities Act without regard to volume limitations or other restrictions on transfer thereunder. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected.

“Representative” means directors, officers, investors, limited partners, general partners, members, employees, agents, attorneys, consultants, contractors, accountants, financial advisors and other authorized representatives.

“Securities Act” means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any partnership, limited liability company, corporation or other business entity of which (a) if a corporation, a majority of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.

“Transfer” means (i) any direct or indirect offer, sale, lease, assignment, encumbrance, pledge, grant of security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), either voluntary or involuntary, or entry into any contract, option or other arrangement or understanding with respect to any offer, sale, lease, assignment, encumbrance, pledge, grant of security interest, hypothecation, disposition or other transfer (by operation of law or otherwise), of any capital stock or interest in any capital stock or (ii) in respect of any capital stock or interest in any capital stock, the entry into any swap or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of such capital stock or interest in capital stock, whether any such swap, agreement, transaction or series of transactions is to be settled by delivery of securities, in cash or otherwise.

“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

1.2    Other Terms. For purposes of this Agreement, the following terms have the meanings set forth in the sections indicated.

Term	Section
301 HW Opus Investors	Preamble
Agreement	Preamble
Company	Preamble

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Term	Section
Demand	2.1(a)
Demand Registration	2.1(a)
Demand Registration Statement	2.1(a)
Form S-3	2.1(a)
Free Writing Prospectus	2.6(a)(v)
Gexpro	Recitals
Gexpro Merger Agreement	Recitals
Gexpro Merger Sub	Recitals
Inspectors	2.6(a)(xi)
LKCM TE Investors	Preamble
Marketed Underwritten Shelf Offering	2.3(f)
Merger Agreements	Recitals
Other Demanding Sellers	2.2(b)
Other Proposed Sellers	2.2(b)
Participating Shareholders	2.3(d)
Piggyback Notice	2.2(a)
Piggyback Registration	2.2(a)
Piggyback Seller	2.2(a)
Records	2.6(a)(xi)
Requested Information	2.8(a)
Requesting Shareholders	2.1(a)
Selling Shareholders	2.6(a)(i)
Shareholders	Preamble
Shelf Notice	2.3(a)
Shelf Offering	2.3(f)
Shelf Registration Statement	2.3(a)

Take-Down Notice	2.3(f)
TestEquity	Recitals
TestEquity Merger Sub	Recitals

ARTICLE II

REGISTRATION

2.1    Demand Registrations.

(a)    Subject to the terms and conditions hereof, solely during any period that the Company is then ineligible under Law to register Registrable Securities on a registration statement on Form S-3 or any successor form thereto (“Form S-3”), or if the Company is so eligible but has failed to comply with its obligations under Section 2.3, any Demand Shareholders (“Requesting Shareholders”) shall be entitled to make no more than four (4) written requests of the Company (each, a “Demand”) for registration under the Securities Act of an amount of Registrable Securities then held by such Requesting Shareholders that equals or is greater than the Registrable Amount (a “Demand Registration” and such registration statement, a “Demand Registration Statement”). Thereupon, the Company shall, subject to the terms of this Agreement, file the registration statement no later than 30 days after receipt of a Demand and shall use its commercially reasonable efforts to effect the registration as promptly as practicable under the Securities Act of:

(i)    the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

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(ii)    all other Registrable Securities which the Company has been requested to register pursuant to Section 2.1(b), but subject to Section 2.1(g); and

(iii)    all shares of Company Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 2.1, but subject to Section 2.1(g); all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional shares of Company Common Stock, if any, to be so registered.

(b)    A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Shareholder(s). Within five (5) days after receipt of a Demand, the Company shall give written notice of such Demand to all other holders of Registrable Securities. The Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within five (5) days after the Company’s notice required by this paragraph has been given, provided that if such five (5) day period ends on a day that is not a Business Day, such period shall be deemed to end on the next succeeding Business Day. Each such written request shall comply with the requirements of a Demand as set forth in this Section 2.1(b).

(c)    A Demand Registration shall not be deemed to have been effected (i) unless the Demand Registration Statement with respect thereto has become effective and has remained effective for a period of at least one hundred five (105) days or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold or otherwise disposed of thereunder (provided, that such period shall be extended for a period of time equal to the period the holders of Registrable Securities refrain from selling any securities included in such registration statement at the request of the Company or the lead managing underwriter(s) pursuant to the provisions of this Agreement) or (ii) if, after it has become effective, such Demand Registration becomes subject, prior to one hundred five (105) days after effectiveness, to any stop order, injunction or other order or requirement of the Commission or other Governmental Authority, other than by reason of any act or omission by the applicable Selling Shareholders.

(d)    Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Company and reasonably acceptable to the Requesting Shareholders.

(e)    The Company shall not be obligated to (i) subject to Section 2.1(c), maintain the effectiveness of a registration statement under the Securities Act filed pursuant to a Demand Registration for a period longer than one hundred five (105) days or (ii) effect any Demand

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Registration (A) within ninety (90) days of a “firm commitment” Underwritten Offering in which all Demand Shareholders were offered “piggyback” rights pursuant to Section 2.2 (subject to Section 2.2(b)) and at least fifty percent (50%) of the number of Registrable Securities requested by such Demand Shareholders to be included in such Underwritten Offering were included, (B) within ninety (90) days of the completion of any other Demand Registration (including, for the avoidance of doubt, any Underwritten Offering pursuant to any Shelf Registration Statement), (C) within ninety (90) days of the completion of any other Underwritten Offering by the Company or any shorter period during which the Company has agreed not to effect a registration or public offering of securities (in each case only to the extent that the Company has undertaken contractually to the underwriters of such Underwritten Offering not to effect any registration or public offering of securities), or (D) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited or other required financial statements of the Company or any other Person required to be included or incorporated by reference in the Demand Registration Statement; provided, that the Company shall use its commercially reasonable efforts to obtain such financial statements as promptly as practicable.

(f)    The Company shall be entitled to (i) postpone (upon written notice to the Demand Shareholders) the filing or the effectiveness of a registration statement for any Demand Registration, (ii) cause any Demand Registration Statement to be withdrawn and its effectiveness terminated and (iii) suspend the use of the prospectus forming the part of any Demand Registration Statement, in each case in the event of a Blackout Period until the expiration of the applicable Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Demand Shareholders requesting registration a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an approximation of the anticipated delay. Upon notice by the Company to the Demand Shareholders of any such determination, each Demand Shareholder covenants that, subject to Law, it shall keep the fact of any such notice strictly confidential, and shall promptly halt any offer, sale, trading or other Transfer (but excluding for this purpose any pledge or grant of a security interest that is in effect at the time of delivery of such notice) of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Demand Registration Statement, each prospectus included therein, and any amendment or supplement thereto for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company).

(g)    If, in connection with a Demand Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) good faith opinion, the inclusion of all of the securities sought to be registered in connection with such Demand Registration would adversely affect the success thereof, then the Company shall include in such registration statement only such securities as the Company is advised by such lead managing underwriter(s) can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Demand Shareholders, which, in the opinion of the lead managing underwriter(s), can be sold without adversely affecting the success thereof, pro rata

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among such Demand Shareholders on the basis of the number of such Registrable Securities requested to be included by such Demand Shareholders; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other allocation method determined by the Company.

(h)    Any time that a Demand Registration involves an Underwritten Offering, the Requesting Shareholder(s) shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

2.2    Piggyback Registrations.

(a)    Subject to the terms and conditions hereof, whenever the Company proposes to register any Company Common Stock (or any other securities that are of the same class or series as any Registrable Securities that are not shares of Company Common Stock) under the Securities Act (other than a registration by the Company (i) on Form S-4 or any successor form thereto, (ii) on Form S-8 or any successor form thereto, (iii) pursuant to Section 2.3, or (iv) pursuant to Section 2.1) (a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give all Demand Shareholders prompt written notice thereof (but not less than ten (10) Business Days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify the number of shares of Company Common Stock (or other securities, as applicable) proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter(s) (if any) and a good faith estimate by the Company of the proposed minimum offering price of such shares of Company Common Stock (or other securities, as applicable), in each case to the extent then known. Subject to Section 2.2(b), the Company shall include in each such Piggyback Registration all Registrable Securities held by Demand Shareholders (a “Piggyback Seller”) with respect to which the Company has received written requests (which written requests shall specify the number of Registrable Securities requested to be disposed of by such Piggyback Seller) for inclusion therein within ten (10) days after such Piggyback Notice is received by such Piggyback Seller.

(b)    If, in connection with a Piggyback Registration that involves an Underwritten Offering, the lead managing underwriter(s) advise(s) the Company that, in its (their) good faith opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by (w) the Company, (x) the Piggyback Sellers, (y) other Persons who have sought to have shares of Company Common Stock registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), and (z) any other proposed sellers of shares of Company Common Stock (including pursuant to so-called “piggyback” or other incidental or participation registration rights) (such Persons being “Other Proposed Sellers”), as the case may be, would materially and adversely affect the success thereof, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company is so advised by such lead managing underwriter(s) can be sold without such an effect, as follows and in the following order of priority:

(i)    if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of shares of Company Common Stock (or other securities, as applicable) to be sold by the Company, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Company Common Stock sought to be registered by Other Demanding Sellers, pro rata on the basis of the number of shares of Company Common Stock proposed to be sold by such Other Demanding Sellers and (D) fourth, other shares of Company Common Stock proposed to be sold by any Other Proposed Sellers; or

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(ii)    if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of shares of Company Common Stock (or other securities, as applicable) sought to be registered by each Other Demanding Seller pro rata in proportion to the number of securities sought to be registered by all such Other Demanding Sellers, (B) second, Registrable Securities of Piggyback Sellers, pro rata on the basis of the number of Registrable Securities proposed to be sold by such Piggyback Sellers, (C) third, shares of Company Common Stock to be sold by the Company and (D) fourth, other shares of Company Common Stock proposed to be sold by any Other Proposed Sellers.

(c)    For clarity, in connection with any Underwritten Offering under this Section 2.2 for the Company’s account, the Company shall not be required to include the Registrable Securities of a Piggyback Seller in the Underwritten Offering unless such Piggyback Seller accepts the terms of the underwriting as agreed upon between the Company and the lead managing underwriter(s), which shall be selected by the Company.

(d)    If, at any time after giving written notice of its intention to register any shares of Company Common Stock (or other securities, as applicable) as set forth in this Section 2.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such shares of Company Common Stock (or other securities, as applicable), the Company may, at its election, give written notice of such determination to the Piggyback Sellers within five (5) Business Days thereof and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that, if permitted pursuant to Section 2.1, the Demand Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 2.1.

2.3    Shelf Registration Statement.

(a)    Subject to the terms and conditions hereof, and further subject to the availability of Form S-3 to the Company, any of the Demand Shareholders may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as reasonably practicable, and to use commercially reasonable efforts to cause to be declared effective by the Commission as soon as reasonably practicable after such filing date, one (1) or more registration statements on

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Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor rule) relating to the offer and sale, from time to time, of an amount of Registrable Securities then held by such Demand Shareholders that equals or is greater than the Registrable Amount (the “Shelf Registration Statement”). To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act or any successor rule), the Company shall file the Shelf Registration Statement in the form of an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) or any successor form thereto. If registering a number of Registrable Securities, the Company shall pay the registration fee for all Registrable Securities to be registered pursuant to an automatic shelf registration statement at the time of filing of the automatic shelf registration statement and shall not elect to pay any portion of the registration fee on a deferred basis. The Company may also amend an existing registration statement on Form S-3, including by post-effective amendment, in order to fulfill its obligations hereunder.

(b)    Within five (5) days after receipt of a Shelf Notice pursuant to Section 2.3(a), the Company will deliver written notice thereof to all other holders of Registrable Securities. Each other holder of Registrable Securities may elect to participate with respect to its Registrable Securities in the Shelf Registration Statement in accordance with the plan and method of distribution set forth, or to be set forth, in such Shelf Registration Statement by delivering to the Company a written request to so participate within five (5) days after the Company notifies such holders of its receipt of a Shelf Notice.

(c)    Subject to Section 2.3(d), the Company shall use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise cease to be Registrable Securities.

(d)    Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities who elected to participate in the Shelf Registration Statement (the “Participating Shareholders”), to require such Participating Shareholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement during any Blackout Period. In the event of a Blackout Period under clause (ii) of the definition thereof, the Company shall deliver to the Participating Shareholders a certificate signed by either the chief executive officer or the chief financial officer of the Company certifying that, in the good faith judgment of the Company, the conditions described in clause (ii) of the definition of Blackout Period are met. Such certificate shall contain an estimate of the anticipated delay. Upon notice by the Company to the Participating Shareholders of any such determination, each Participating Shareholder covenants that it shall, subject to Law, keep the fact of any such notice strictly confidential, and shall promptly halt any offer, sale, trading or other Transfer (but excluding for this purpose any pledge or grant of a security interest that is in effect at the time of delivery of such notice) of any Registrable Securities for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of the Shelf Registration Statement, each prospectus included therein, and any amendment or supplement thereto for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company).

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(e)    After the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company, to the extent necessary, shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    At any time that a Shelf Registration Statement is effective, if any Demand Shareholder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to sell all or part of its Registrable Securities included by it on the Shelf Registration Statement (a “Shelf Offering”), then the Company shall amend or supplement the Shelf Registration Statement and the prospectus included therein as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Shelf Offering (taking into account, solely in connection with a Marketed Underwritten Shelf Offering, the inclusion of Registrable Securities by any other holders pursuant to this Section 2.3). In connection with any Shelf Offering that is an Underwritten Offering and where the plan of distribution set forth in the applicable Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters (a “Marketed Underwritten Shelf Offering”):

(i)    such proposing Demand Shareholder(s) shall also deliver the Take-Down Notice to all other Demand Shareholders included on the Shelf Registration Statement and permit each such holder to include its Registrable Securities included on the Shelf Registration Statement in the Marketed Underwritten Shelf Offering if such holder notifies the proposing Demand Shareholder(s) and the Company within two (2) Business Days after delivery of the Take-Down Notice to such holder; and

(ii)    if the lead managing underwriter(s) advises the Company and the proposing Demand Shareholder(s) that, in its (their) opinion, the inclusion of all of the securities sought to be sold in connection with such Marketed Underwritten Shelf Offering would materially and adversely affect the success thereof, then there shall be included in such Marketed Underwritten Shelf Offering only such securities as the proposing Demand Shareholder(s) is advised by such lead managing underwriter(s) can be sold without such adverse effect, and such number of Registrable Securities shall be allocated in the same manner as described in Section 2.1(g). Except as otherwise expressly specified in this Section 2.3, any Marketed Underwritten Shelf Offering shall be subject to the same requirements, limitations and other provisions of this Article II as would be applicable to a Demand Registration.

(g)    Notwithstanding any other provision of this Agreement, if the requesting Demand Shareholder wishes to engage in a block sale (including a block sale off of a Shelf Registration Statement or an effective automatic shelf registration statement, or in connection with the registration of the Registrable Securities under an automatic shelf registration statement for

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purposes of effectuating a block sale), then notwithstanding the foregoing or any other provisions hereunder, no other Demand Shareholder shall be entitled to receive any notice of or have its Registrable Securities included in such block sale.

(h)    Any time that a Shelf Offering involves a Marketed Underwritten Shelf Offering, the Demand Shareholders participating in such Marketed Underwritten Shelf Offering shall select the investment banker(s) and manager(s) that will serve as managing underwriters (including which such managing underwriters will serve as lead or co-lead) and underwriters with respect to the offering of such Registrable Securities; provided, that such investment banker(s) and manager(s) shall be reasonably acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed).

2.4    Withdrawal Rights. Any holder of Registrable Securities that has notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement (subject to the other terms and conditions of this Agreement). No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each Demand Shareholder seeking to register Registrable Securities notice to such effect and, within five (5) days following the mailing of such notice, such Demand Shareholder still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five (5) day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. No Demand Registration withdrawn pursuant to this Section 2.4 shall count against the number of Demands which may have been made under Section 2.1(a) hereof.

2.5    Holdback Agreements.

(a)    The Demand Shareholders shall enter into customary agreements restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) to the extent required by the lead managing underwriter(s) with respect to an applicable Underwritten Offering in which the Demand Shareholders participate during the period commencing on the date of the request (which shall be no earlier than fourteen (14) days prior to the expected “pricing” of such Underwritten Offering) and continuing for not more than ninety (90) days after the date of the “final” prospectus (or “final” prospectus supplement if the Underwritten Offering is made pursuant to a Shelf Registration Statement), pursuant to which such Underwritten Offering shall be made. The Company shall not include Registrable Securities of any other Demand Shareholder in such an Underwritten Offering unless such other Demand

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Shareholder enters into a customary agreement restricting the sale or distribution of Equity Securities of the Company (including sales pursuant to Rule 144 under the Securities Act) if requested by the lead managing underwriter(s).

(b)    If any Demand Registration or Shelf Offering involves an Underwritten Offering, the Company will not effect any sale or distribution of shares of Company Common Stock (or securities convertible into or exchangeable or exercisable for shares of Company Common Stock) (other than a registration statement on Form S-4, Form S-8 or any successor forms thereto) for its own account within sixty (60) days (plus an extension period as may be proposed by the lead managing underwriter(s) for such Underwritten Offering to address FINRA regulations regarding the publication of research, or such shorter periods as the lead managing underwriter(s) may agree with the Company) after the effective date of such registration (or, in the case of a Shelf Offering, the date of the closing of such Shelf Offering) except as may otherwise be agreed between the Company and the lead managing underwriter(s) of such Underwritten Offering.

2.6    Registration Procedures.

(a)    If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, Section 2.2 or Section 2.3, the Company shall as expeditiously as reasonably practicable:

(i)    prepare and file with the Commission a registration statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Article II; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further, that before filing such registration statement or any amendments thereto, the Company will furnish to the Demand Shareholders which are including Registrable Securities in such registration (“Selling Shareholders”), their counsel and the lead managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the review and reasonable comment of such counsel, and other documents reasonably requested by such counsel, including any comment letter from the Commission, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such registration statement or prospectus or any amendments or supplements thereto with respect to which the holders of a majority of the Registrable Securities held by the Selling Shareholders, their counsel or the lead managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with Law;

(ii)    except in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements

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to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective pursuant to the terms of this Article II, and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(iii)    in the case of a Shelf Registration Statement, prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Shelf Registration Statement effective and to comply in all material respects with the provision of the Securities Act with respect to the disposition of the Registrable Securities subject thereto for a period ending on the date on which all the Registrable Securities held by the Demand Shareholders cease to be Registrable Securities;

(iv)    if requested by the lead managing underwriter(s), if any, or the holders of a majority of the then outstanding Registrable Securities being sold in connection with an Underwritten Offering, promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 2.6(a)(iv) that are not, in the opinion of counsel for the Company, in compliance with Law;

(v)    furnish to the Selling Shareholders and each underwriter, if any, of the securities being sold by such Selling Shareholders such number of conformed copies of such registration statement and of each amendment and supplement thereto, such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and each free writing prospectus (as defined in Rule 405 of the Securities Act or any successor rule) (a “Free Writing Prospectus”) utilized in connection therewith and any other prospectus filed under Rule 424 under the Securities Act or any successor rule, in conformity with the requirements of the Securities Act, and such other documents as such Selling Shareholders and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Shareholders;

(vi)    use commercially reasonable efforts to register or qualify or cooperate with the Selling Shareholders, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities covered by such registration statement under such other securities laws or “blue sky” laws of such jurisdictions as the Selling Shareholders and any underwriter of the securities being sold by such Selling Shareholders shall reasonably request, and to keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and take any other action which may be necessary or reasonably advisable to enable such Selling Shareholders and underwriters to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Shareholders, except that

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the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (vi) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vii)    use commercially reasonable efforts to cause such Registrable Securities (if such Registrable Securities are shares of Company Common Stock) to be listed on each securities exchange on which shares of Company Common Stock are then listed;

(viii)    use commercially reasonable efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

(ix)    enter into such agreements (including an underwriting agreement) in form, scope and substance as is customary in underwritten offerings of shares of Company Common Stock by the Company and use its commercially reasonable efforts to take all such other actions reasonably requested by the holders of a majority of the Registrable Securities being sold in connection therewith (including those reasonably requested by the lead managing underwriter(s), if any) to expedite or facilitate the disposition of such Registrable Securities, and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering (A) make such representations and warranties to the holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its Subsidiaries, and the registration statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (B) if any underwriting agreement has been entered into, the same shall contain customary indemnification provisions and procedures with respect to all parties to be indemnified pursuant to Section 2.9, except as otherwise agreed by the holders of a majority of the Registrable Securities being sold and (C) deliver such documents and certificates as reasonably requested by the holders of a majority of the Registrable Securities being sold, their counsel and the lead managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to sub-clause (A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder;

(x)    in connection with an Underwritten Offering, use commercially reasonable efforts to obtain for the underwriter(s) (A) opinions of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters and (B) “comfort” letters and updates thereof (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72 (as codified in AS 6101), an “agreed upon procedures” letter) signed by the

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independent public accountants who have certified the Company’s financial statements included in such registration statement, covering the matters customarily covered in “comfort” letters in connection with underwritten offerings;

(xi)    make available for inspection by the Selling Shareholders, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or Representative retained in connection with such offering by such Selling Shareholders or underwriter (collectively, the “Inspectors”), financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”), as shall be reasonably necessary, or as shall otherwise be reasonably requested, to enable them to exercise their due diligence responsibility, and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such Representative, underwriter, attorney, accountant or other agent in connection with such registration statement; provided, however, that the Company shall not be required to provide any information under this Section 2.6(a)(xi) if (A) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (B) either (1) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (2) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing; unless prior to furnishing any such information with respect to clause (1) or (2) such Selling Shareholder requesting such information enters into, and causes each of its Inspectors to enter into, a confidentiality agreement on terms and conditions reasonably acceptable to the Company; provided, further, that each Selling Shareholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction or by another Governmental Authority, and it is permitted to do so give notice to the Company and allow the Company, at its expense, to undertake appropriate action seeking to prevent disclosure of the Records deemed confidential;

(xii)    as promptly as practicable notify in writing the Selling Shareholders and the underwriters, if any, of the following events: (A) the filing of the registration statement, any amendment thereto, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement or any Free Writing Prospectus utilized in connection therewith, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective; (B) any request by the Commission or any other Governmental Authority for amendments or supplements to the registration statement or the prospectus or for additional information; (C) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; (D) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation or threat of any proceeding for such purpose; (E) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 2.6(a)(ix) cease to be true and correct in any material respect; and (F) upon the happening of any event that makes any statement

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made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and, at the request of any Selling Shareholder, promptly prepare and furnish to such Selling Shareholder a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiii)    use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (xiii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(xiv)    cooperate with the Selling Shareholders and the lead managing underwriter(s) to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable Law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the lead managing underwriter(s) or such Selling Shareholders may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xv)    cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xvi)    have appropriate officers of the Company prepare and make presentations at a reasonable number of “road shows” and before analysts, as the case may be, and other information meetings reasonably organized by the underwriters and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the Selling Shareholders and the underwriters in the offering, marketing or selling of the Registrable Securities; provided, however, that the scheduling of any such “road shows” and other meetings shall not unduly interfere with the normal operations of the business of the Company; and

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(xvii)    take all other actions reasonably requested by the Selling Shareholders or the lead managing underwriter(s) to effect the intent of this Agreement.

(b)    The Company may require each Selling Shareholder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Shareholder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing to complete or amend the information required by such registration statement.

(c)    Each Selling Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clauses (B), (C), (D), (E) and (F) of Section 2.6(a)(xii), such Selling Shareholder shall forthwith discontinue such Selling Shareholder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Shareholder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.6(a)(xii), or until it is advised in writing by the Company that the use of the applicable prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such prospectus; provided, however, that the Company shall extend the time periods under Section 2.1(c) with respect to the length of time that the effectiveness of a registration statement must be maintained by the amount of time the Selling Shareholder is required to discontinue disposition of such securities.

(d)    With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(i)    use commercially reasonable efforts to make and keep public information available as contemplated by Rule 144 under the Securities Act;

(ii)    use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act, at any time when the Company is subject to such reporting requirements; and

(iii)    furnish to any holder of Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company with the Commission as such holder may reasonably request in connection with the sale of Registrable Securities without registration (in each case to the extent not readily publicly available).

2.7    Registration Expenses. All fees and expenses incident to the Company’s performance of its obligations under this Article II, including (a) all registration and filing fees, including all fees and expenses of compliance with securities and “blue sky” laws (including the reasonable and documented fees and disbursements of counsel for the underwriters in connection with “blue sky” qualifications of the Registrable Securities pursuant to Section 2.6(a)(vi)) and all

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fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121, except in the event that Selling Shareholders select the underwriters) (b) all printing (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the Selling Shareholders) and copying expenses, (c) all messenger, telephone and delivery expenses, (d) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters and opinions), (e) expenses of the Company incurred in connection with any “road show”, other than any expense paid or payable by the underwriters and (f) reasonable and documented fees and disbursements of one counsel for all holders of Registrable Securities whose Registrable Securities are included in a registration statement, which counsel shall be selected by, in the case of a Demand Registration, the Requesting Shareholders, in the case of a Shelf Offering, the Demand Shareholder(s) requesting such offering, or in the case of any other registration, the holders of a majority of the Registrable Securities being sold in connection therewith, shall be borne solely by the Company whether or not any registration statement is filed or becomes effective. In connection with the Company’s performance of its obligations under this Article II, the Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties and the expense of any annual audit) and the expenses and fees for listing the securities to be registered on the primary securities exchange or over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Shareholder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Shareholder’s Registrable Securities pursuant to any registration statement.

2.8    Miscellaneous.

(a)    Not less than five (5) Business Days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each holder of Registrable Securities who has timely provided the requisite notice hereunder entitling such holder to register Registrable Securities in such registration statement of the information, documents and instruments from such holder that the Company or any underwriter reasonably requests in connection with such registration statement, including a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second Business Day before the expected filing date, the Requested Information from such holder, the Company may file the registration statement without including Registrable Securities of such holder. The failure to so include in any registration statement the Registrable Securities of a holder of Registrable Securities (with regard to that registration statement) shall not result in any liability on the part of the Company to such holder.

(b)    The Company shall not grant to any Person any demand, piggyback or shelf registration rights the terms of which are senior to or conflict with the rights granted to the Demand Shareholders hereunder without the prior written consent of Demand Shareholders beneficially owning a majority of the Registrable Securities.

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2.9    Registration Indemnification.

(a)    The Company agrees, without limitation as to time, to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Shareholder and its Affiliates and their respective officers, directors, members, stockholders, employees, managers and partners and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Shareholder or such other indemnified Person and the officers, directors, members, stockholders, employees, managers and partners of each such controlling Person from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (without limitation of the preceding portions of this Section 2.9(a)) will reimburse each such Selling Shareholder, each of its Affiliates, and each of their respective officers, directors, members, stockholders, employees, managers and partners and each such Person who controls each such Selling Shareholder and the officers, directors, members, stockholders, employees, managers, partners, accountants, attorneys and agents of each such controlling Person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, except insofar as the same are caused by any information furnished in writing to the Company by any Selling Shareholder expressly for use therein.

(b)    In connection with any registration statement in which a Selling Shareholder is participating, without limitation as to time, each such Selling Shareholder shall, severally and not jointly, indemnify the Company, its directors, officers and employees, and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company, from and against all Losses, as incurred, arising out of, caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of material fact contained in the registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (without limitation of the preceding portions of this Section 2.9(b)) will reimburse the Company, its directors, officers and employees and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, Loss, damage, liability or action, in each case solely to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for inclusion in such registration statement, prospectus or preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto. Notwithstanding the foregoing, no Selling Shareholder shall be liable under this Section 2.9(b) for amounts in excess of the gross proceeds (after deducting any underwriting discount or commission) received by such holder in the offering giving rise to such liability.

(c)    Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been actually and materially prejudiced by such failure to provide such notice on a timely basis.

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(d)    In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and acknowledging the obligations of the indemnifying party with respect to such proceeding, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that (A) there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (B) such action involves matters beyond the scope of matters that are subject to indemnification pursuant to this Section 2.9, or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or would reasonably be expected to be materially prejudiced by such delay, and in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining one separate legal counsel (for the avoidance of doubt, for all indemnified parties in connection therewith)). For the avoidance of doubt, notwithstanding any such assumption by an indemnifying party, the indemnified party shall have the right to employ separate counsel in any such matter and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party except as provided in the previous sentence. An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), unless such settlement (x) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party and (z) is settled solely for cash for which the indemnified party would be entitled to indemnification hereunder.

(e)    If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was

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asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Shareholder shall be required to make a contribution in excess of the amount received by such Selling Shareholder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

2.10    Free Writing Prospectuses. The Demand Shareholders shall not use any “free writing prospectus” (as defined in Rule 405 under the Securities Act or any successor rule) in connection with the sale of Registrable Securities pursuant to this Article II without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Shareholders may use any free writing prospectus prepared and distributed by the Company.

2.11    Termination of Registration Rights. The rights granted pursuant to this Article II shall terminate, as to any holder of Registrable Securities, on the earlier to occur of (a) the date on which all Registrable Securities held by such holder have been disposed of; or (b) the date on which all Registrable Securities held by such holder may be sold without registration in compliance with Rule 144 without regard to volume limitations or other restrictions on transfer thereunder. Notwithstanding the foregoing, the indemnification and contribution provided for under this Agreement shall survive the Transfer of the Registrable Securities and the termination of the rights granted pursuant to this Article II.

ARTICLE III

MISCELLANEOUS

3.1    Amendment. This Agreement may be amended, modified or supplemented but only in a writing signed by all of the Parties.

3.2    Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement shall be paid by the Party incurring such expense.

3.3    Notices. Any notice, request, instruction or other document to be given hereunder by a Party shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by confirmed electronic mail transmission (with confirmation of delivery), or (c) on the next Business Day if sent by an overnight delivery service:

(a) if	to the Company, to:

Lawson Products, Inc.

8770 W. Bryn Mawr Avenue, Suite 900

Chicago, IL 60631

Attn:    Rick Pufpaf

Email: rick.pufpaf@lawsonproducts.com

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with a copy (which shall not constitute notice) to:

Jenner & Block LLP

353 N. Clark Street

Chicago, IL 60654

Attn:    H. Kurt von Moltke, P.C.

    Brian R. Boch

    Jeremy A. Casper

E-mail:     kvonmoltke@jenner.com

        bboch@jenner.com

        jcasper@jenner.com

(b) if	to the Shareholders, to:

301 HW Opus Holdings, Inc.

301 Commerce Street, Suite 1600

Fort Worth, Texas 76102

Attention: Brad Wallace; Jacob Smith

Email:bwallace@lkcm.com; jsmith@lkcm.com

and

LKCM TE Investors, LLC

301 Commerce Street, Suite 1600

Fort Worth, Texas 76102

Attention: Andy Zacharias; Jacob Smith

Email: azacharias@lkcom.com;

jsmith@lkcom.com

with a copy (which shall not constitute notice) to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, IL 60606

Attn:    Andrew Noreuil

Email: anoreuil@mayerbrown.com

or to such other individual or address as a Party may designate for itself by notice given as herein provided.

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3.4    Waivers. The failure of a Party any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a Party of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more other instances shall be deemed to be a further or continuing waiver of any such breach in other instances or a waiver of any breach of any other term, covenant, representation or warranty.

3.5    Interpretations.

(a)    The table of contents and the headings of the Articles, Sections and subsections included in this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. Unless the context otherwise requires, references in this Agreement to: (i) Articles and Sections shall be deemed references to Articles and Sections of this Agreement; (ii) “paragraphs” or “clauses” shall be deemed references to separate paragraphs or clauses of the Section or subsection in which the reference occurs; (iii) any Law shall be deemed references to such Law as in effect at any given time and to any successor provisions; (iii) any Person shall be deemed references to such Person’s successors and permitted assigns, and in the case of any Governmental Authority, to any Person(s) succeeding to its functions and capacities; and (iv) any statute or other Law of the United States or other jurisdiction (whether federal, state or local) shall be deemed references to all rules and regulations promulgated thereunder. Underscored references to Articles and Sections shall refer to those portions of this Agreement.

(b)    The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. Unless the context otherwise clearly indicates, each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The words “including,” “includes” or “include” are to be read as listing non-exclusive examples of the matters referred to, whether or not words such as “without limitation” or “but not limited to” are used in each instance. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” that are used in this Agreement refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(c)    Where this Agreement states that a Party “shall,” “will” or “must” perform in some manner or otherwise act or omit to act, it means that such Party is legally obligated to do so in accordance with this Agreement.

3.6    Successors and Assigns. Each of the Shareholders may assign all or a portion of its rights hereunder to any Person to which such Shareholder transfers its ownership of all or any of its Registrable Securities. Such transferee shall execute a counterpart to this Agreement and become a party hereto and such transferee’s Registrable Securities shall be subject to the terms of this Agreement.

3.7    Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties hereto and no provision of this Agreement shall be deemed to confer upon third parties, either express or implied, any remedy, claim, liability, reimbursement, cause of action or other right. Notwithstanding the foregoing, the Persons referred to in Section 2.9 shall be third party beneficiaries of such Section.

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3.8    Entire Understanding. This Agreement, taken together with the Merger Agreements, sets forth the entire agreement and understanding of the Parties and supersedes any and all prior agreements, arrangements and understandings among the Parties with respect to the subject matter hereof.

3.9    Applicable Law. This Agreement, and all claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, shall be governed by, and enforced in accordance with, the Law of the State of Delaware, without giving effect to any Law of the State of Delaware that would cause the application of the Law of any jurisdiction other than the State of Delaware.

3.10    Jurisdiction of Disputes. In the event any Party to this Agreement commences any action in connection with or relating to this Agreement or any matters described or contemplated herein, the Parties to this Agreement hereby (a) agree that any action shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate courts therefrom in the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware); (b) agree that in the event of any such action, such Parties will consent and submit to personal jurisdiction in any such court described in clause (a) of this Section 3.10 and to service of process upon them in accordance with the rules and statutes governing service of process; (c) agree to waive to the full extent permitted by law any objection that they may now or hereafter have to the venue of any such action in any such court or that any such action was brought in an inconvenient forum; (d) agree as an alternative method of service to service of process in any action by mailing of copies thereof to such Party at its address set forth in Section 3.3 for communications to such Party; (e) agree that any service made as provided herein shall be effective and binding service in every respect; and (f) agree that nothing herein shall affect the rights of any Party to effect service of process in any other manner permitted by applicable Law.

3.11    Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement. Each Party certifies and acknowledges that (a) no Representative of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each Party understands and has considered the implications of this waiver, (c) each Party makes this waiver voluntarily, and (d) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 3.11.

3.12    Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that any breach of this Agreement would not be adequately compensated in all cases by monetary damages alone. Each of the Parties shall have the right, in addition to any other rights and remedies existing in their favor, to enforce its rights and the obligations of the other Parties hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief. The right of specific performance and other equitable relief is an integral part of the transactions

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contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason, and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 3.12 shall not be required to provide any bond or other security in connection with any such order or injunction.

3.13    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

3.14    Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, the language shall be construed as mutually chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

3.15    Counterparts. This Agreement may be executed in counterparts and such counterparts may be delivered in electronic format (including by fax and email). Such delivery of counterparts shall be conclusive evidence of the intent to be bound hereby and each such counterpart, including those delivered in electronic format, and copies produced therefrom shall have the same effect as an originally signed counterpart. To the extent applicable, the foregoing constitutes the election of the Parties to invoke any Law authorizing electronic signatures.

3.16    Relationship of the Parties. Nothing in this Agreement shall be deemed to constitute the Parties as joint venturers, alter egos, partners or participants in an unincorporated business or other separate entity.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

LAWSON PRODUCTS, INC.

By:
Name:
Title:

301 HW OPUS INVESTORS, LLC

By:
Name:
Title:

LKCM TE INVESTORS, LLC

By:
Name:
Title: